SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  |X|
Filed by a party other than the Registrant  |_|

Check the appropriate box:
|X|  Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Under ss.240.14a-12

                          MedSource Technologies, Inc.
--------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of Filing Fee (Check the appropriate box):
|_|  No fee required
|X|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.01 per share
          ----------------------------------------------------------------------

     (2)  Aggregate   number  of  securities  to  which   transaction   applies:
          28,990,776  shares of Common  Stock
          1,032,678 shares of Common Stock issuable upon the exercise of stock options and warrants
          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          The filing fee is determined based upon the sum of (i) the product of 28,990,776 shares of common stock outstanding and the merger consideration of $7.10 per share (equal to $205,834,510) and (b) the difference between the merger consideration of $7.10 per share and the exercise price per share of each of the outstanding vested options and warrants to purchase an aggregate of 1,032,678 shares of common stock in which the exercise price per share is less than $7.10 per share (equal to $2,816,636). The filing fee was determined by multiplying the aggregate merger consideration of $208,651,146 by .00012670.
          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $208,651,146
          ----------------------------------------------------------------------

     (5)  Total fee paid: $26,436.10
          ----------------------------------------------------------------------

|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the person filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or  Registration  Statement No.:
(3) Filing Party:
(4) Date Filed:

                        [LOGO OF MEDSOURCE TECHNOLOGIES]

                          110 CHESHIRE LANE, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55305

Dear Stockholder:

         You are cordially invited to attend a special meeting of stockholders of MedSource Technologies, Inc., ("MedSource") a Delaware corporation, to be held at 10:00 a.m. local time on _____________,
____________________________________, 2004 at ____________________.

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger, dated as of April 27, 2004, among MedSource Technologies, Inc., Medical Device Manufacturing, Inc., a Colorado corporation, and Pine Merger Corporation, a Delaware corporation created for the sole purpose of merging into MedSource, providing for the merger of Pine Merger Corporation with and into MedSource. Pursuant to the merger, MedSource will become a wholly owned subsidiary of Medical Device Manufacturing, Inc. In the merger, each share of our common stock, par value $0.01 per share, will be converted into the right to receive $7.10 in cash.

         The affirmative vote of the holders of a majority of our outstanding common stock is required to adopt the merger agreement and for the merger to proceed. The merger is expected to become effective no later than the first business day after the day the merger agreement is adopted by our stockholders. The obligations of the parties to complete the merger are also subject to the satisfaction or waiver of other conditions, which we expect will be satisfied.

         The enclosed proxy statement contains a description of the merger agreement and the merger. The proxy statement is qualified in its entirety by reference to the more detailed information in the merger agreement, which is attached as Appendix A to the proxy statement. You are urged to read the proxy statement and the merger agreement in their entirety.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER AGREEMENT AND THE MERGER ARE FAIR TO, ADVISABLE AND IN THE BEST INTEREST OF MEDSOURCE AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE DATE, SIGN, AND RETURN THE ENCLOSED PROXY FOR YOUR SHARES OF STOCK IN THE ENCLOSED PREPAID ENVELOPE. YOU SHOULD NOT RETURN YOUR STOCK CERTIFICATES WITH YOUR PROXY. DO NOT SEND IN YOUR YOUR STOCK CERTIFICATES UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL. Failure to vote will have the same effect as a vote against the merger agreement. Your cooperation in promptly returning your executed proxy will be appreciated. If you do attend the special meeting, you may vote in person, which will effectively revoke any proxy previously submitted.

                                       Sincerely,



                                       Richard J. Effress
                                       Chairman of the Board and Chief Executive
                                       Officer

______________, 2004

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          MEDSOURCE TECHNOLOGIES, INC.
                          110 CHESHIRE LANE, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55305

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ____________, 2004


To the Stockholders of MedSource Technologies, Inc.:

         NOTICE IS HEREBY GIVEN that a special meeting of stockholders of MedSource Technologies, Inc., a Delaware corporation, will be held at ___________________________ in ________________________ on __________,
_____________________, 2004 at 10:00 a.m. local time for the following purposes:

               1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of April 27, 2004, among MedSource
          Technologies, Inc., Medical Device Manufacturing, Inc., a Colorado corporation, and Pine Merger Corporation, a Delaware corporation, as it may be amended from time to time;

               2. To consider and vote on a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to adopt the Agreement and Plan of Merger at the time the special meeting is convened or to allow additional time for the satisfaction of conditions to the merger; and

               3. To transact any and all other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         The Agreement and Plan of Merger is more fully described in, and is attached as Appendix A to, the proxy statement accompanying this notice. Our board of directors recommends that you vote "For" adoption of the Agreement and Plan of Merger.

         Only holders of record of our common stock at the close of business on ___________, _______________, 2004, are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of stockholders entitled to vote at the special meeting will be available for examination during normal business hours at the offices of MedSource for 10 days prior to the date of the special meeting.

         You are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting in person, however, you are urged to mark, sign, date, and mail the enclosed form of proxy promptly so that your shares of stock may be represented and voted in accordance with your wishes at the special meeting. If you attend the special meeting, you may vote in person if you wish by completing a ballot at the special meeting, regardless of whether you have already signed and returned your proxy. Not voting your shares is the equivalent of voting against the merger.

                                         By Order of the Board of Directors



                                         William J. Kullback, Secretary

____________________, 2004
Minneapolis, Minnesota

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY PROMPTLY WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                          MEDSOURCE TECHNOLOGIES, INC.
                          110 CHESHIRE LANE, SUITE 100
                          MINNEAPOLIS, MINNESOTA 55305

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                  TO BE HELD ____________________________, 2004

--------------------------------------------------------------------------------

         MedSource Technologies, Inc. has entered into an Agreement and Plan of Merger dated as of April 27, 2004 with Medical Device Manufacturing, Inc. and Pine Merger Corporation. We refer to this agreement as the "merger agreement" and Medical Device Manufacturing, Inc. as "MDMI" in this proxy statement. Under the merger agreement, MDMI, which is a wholly owned subsidiary of UTI Corporation, a Maryland corporation, will acquire us through the merger of Pine Merger Corporation with and into us, which is referred to as the "merger" in this proxy statement. Your board of directors has determined that the merger is advisable and in the best interest of our stockholders and recommends that stockholders adopt the merger agreement. Before the merger can be completed, we must obtain the adoption by our stockholders of the merger agreement.

         The accompanying proxy is solicited by your board of directors to be voted at a special meeting of stockholders to be held on _____________, ________________________, 2004 at 10:00 a.m. local time, to vote upon a proposal to adopt the merger agreement. When proxies in the accompanying form are properly executed and received, the shares represented by the proxies will be voted at the special meeting in accordance with the directions noted on the proxy. If no direction is indicated, the shares will be voted for adoption of the merger agreement and, if deemed necessary by your board of directors, to adjourn the special meeting.

         Our management does not intend to present any business at the special meeting for a vote other than the matters set forth in the notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the special meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with their judgment on those matters.

         This proxy statement and accompanying proxy are being mailed to our stockholders on or about __________________, 2004.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING AND WISH THEIR SHARES TO BE VOTED ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NOT VOTING YOUR SHARES IS EQUIVALENT TO VOTING AGAINST THE MERGER. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION, OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----


SUMMARY TERM SHEET.............................................................3

   PARTIES TO THE MERGER AGREEMENT.............................................3
   THE MERGER..................................................................4
   WHAT YOU WILL RECEIVE IN THE MERGER.........................................4
   THE SPECIAL MEETING; VOTE REQUIRED..........................................4
   VOTING AGREEMENTS...........................................................4
   CONDITIONS TO COMPLETION OF THE MERGER......................................4
   NO SOLICITATION OF OTHER ACQUISITION PROPOSALS..............................5
   TERMINATION OF THE MERGER AGREEMENT.........................................5
   TERMINATION FEE AND EXPENSES................................................6
   RECOMMENDATION OF YOUR BOARD OF DIRECTORS...................................7
   MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.................7
   OPINION OF MORGAN STANLEY...................................................7
   INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER.............7
   SURRENDER AND PAYMENT FOR SHARES............................................8
   APPRAISAL RIGHTS............................................................8
   ACCOUNTING TREATMENT........................................................8
   CERTAIN EFFECTS OF THE MERGER...............................................9
   REGULATORY APPROVALS........................................................9

QUESTIONS AND ANSWERS ABOUT THE MERGER........................................10


THE PARTIES TO THE MERGER AGREEMENT...........................................13

   MEDSOURCE..................................................................13
   MEDICAL DEVICE MANUFACTURING, INC..........................................13
   MERGER SUB.................................................................14

THE SPECIAL MEETING...........................................................15

   GENERAL....................................................................15
   PURPOSE OF THE SPECIAL MEETING.............................................15
   VOTING RIGHTS OF STOCKHOLDERS..............................................15
   SOLICITATION AND REVOCATION OF PROXIES.....................................16
   QUORUM.....................................................................16
   SHARES OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS.......................17

THE MERGER (Proposal One).....................................................18

   GENERAL TERMS OF THE MERGER................................................18
   BACKGROUND OF THE MERGER...................................................18
   OPINION OF MORGAN STANLEY..................................................23
   REASONS FOR THE MERGER.....................................................29
   VOTING AGREEMENTS..........................................................32
   AMENDMENT OF MEDSOURCE'S RIGHTS AGREEMENT..................................32
   STRUCTURE OF THE MERGER....................................................32
   MERGER FINANCING...........................................................32
   ACCOUNTING TREATMENT.......................................................33
   CERTAIN EFFECTS OF THE MERGER..............................................33
   CONDUCT OF MEDSOURCE'S BUSINESS IF THE MERGER IS NOT CONSUMMATED...........33
   REGULATORY APPROVALS.......................................................33
   TREATMENT OF EMPLOYEE STOCK PURCHASE PLAN..................................34
   TREATMENT OF STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK..................34
   EFFECTIVE TIME OF THE MERGER...............................................35
   THE PAYING AGENT...........................................................35

   RECOMMENDATION OF THE BOARD................................................35

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER...............36

   INDEMNIFICATION OF OFFICERS AND DIRECTORS..................................36
   PAYMENTS FOR STOCK OPTIONS AND RESTRICTED STOCK............................36

THE MERGER AGREEMENT..........................................................39

   THE MERGER; MERGER CONSIDERATION...........................................39
   EFFECTIVE TIME.............................................................39
   CERTIFICATE OF INCORPORATION; BYLAWS.......................................39
   DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION........................39
   APPRAISAL RIGHTS...........................................................40
   SURRENDER AND PAYMENT FOR SHARES...........................................40
   NON-SOLICITATION OF ACQUISITION PROPOSALS..................................40
   CONDITIONS TO THE MERGER...................................................41
   TERMINATION OF THE MERGER AGREEMENT........................................43
   EFFECT OF TERMINATION AND TERMINATION FEES.................................43
   REPRESENTATIONS AND WARRANTIES.............................................45
   COVENANTS RELATING TO MEDSOURCE'S CONDUCT OF BUSINESS......................46
   ADDITIONAL AGREEMENTS OF THE PARTIES.......................................48
   AMENDMENT OR WAIVER........................................................50

APPRAISAL RIGHTS..............................................................51


MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER...................54


SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS...............56


ADJOURNMENT OF THE SPECIAL MEETING (Proposal Two).............................59


OTHER MATTERS AT THE SPECIAL MEETING..........................................59


CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................59


FUTURE STOCKHOLDER PROPOSALS..................................................59


Householding of Proxy Materials...............................................60


WHERE YOU CAN FIND ADDITIONAL INFORMATION.....................................61


                                   APPENDICES
                                   ----------

Agreement and Plan of Merger..........................................Appendix A

Fairness Opinion of Morgan Stanley & Co. Incorporated.................Appendix B

Delaware Statute Governing Appraisal Rights...........................Appendix C

Certificate of Incorporation of MedSource Technologies, Inc...........Appendix D

                               SUMMARY TERM SHEET

         This summary term sheet highlights selected information discussed elsewhere in this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you. See also "Where You Can Find Additional Information" on page 61. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary term sheet. In this proxy statement, unless the context otherwise suggests, we refer to MedSource Technologies, Inc. and its subsidiaries as "MedSource," "us," "we," or "our."

PARTIES TO THE MERGER AGREEMENT

         MEDSOURCE TECHNOLOGIES, INC. (SEE PAGE 13)

         We are an engineering and manufacturing services provider to the medical device industry. Our customers include many of the largest medical device companies in the world, such as Johnson & Johnson affiliates, Medtronic, Inc. and Boston Scientific Corporation, as well as other large and emerging medical device companies. We provide engineering services, including product design, development and technology transfer, and manufacturing services, including device assembly, packaging, and precision component plastic and metal processing. In addition, we provide supply chain management services, including the sourcing of components that we do not manufacture internally, such as electronic circuitry, from third party suppliers for the devices we assemble for our customers. As of September, 2002, we had manufacturing facilities located in various states as well as one located in Mexico with an aggregate of approximately 531,500 square feet and approximately 1,400 employees.

         Our executive offices are located at, and our mailing address is, 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, and our telephone number at that address is (952) 807-1234.

         MEDICAL DEVICE MANUFACTURING, INC. (SEE PAGE 13)

         Medical Device Manufacturing, Inc., a Colorado corporation, or MDMI, is a wholly-owned subsidiary of UTI Corporation, a Maryland corporation, or UTI. UTI, based in Collegeville, Pennsylvania, is a privately-held provider (through MDMI's subsidiaries) of integrated contract manufacturing services to medical device manufacturers worldwide in the cardiovascular, endoscopy and orthopedic markets. UTI helps speed new products to market and manage mature product lines, allowing companies to refocus internal resources more efficiently. UTI's design center provides clients with rapid prototyping and engineering support. In addition, UTI offers a comprehensive portfolio of applied technologies and manufacturing solutions, with particular expertise in state-of-the-art fabrication and plastic/metallic injection molding. A Class III/PMA-experienced manufacturer, UTI is equipped to manage projects from assembly to direct-to-inventory finished goods. UTI's customers include many of the world's leading medical device companies, such as Boston Scientific Corporation, Guidant Corporation, Johnson & Johnson, Medtronic, Inc., Smith & Nephew plc and Stryker Corporation. As of March, 2004, UTI had over 700,000 square feet of manufacturing and assembly capacity at 12 different locations in five countries and employed approximately 2,250 people. UTI's lead equity sponsor is KRG Capital Partners, LLC, a private equity firm based in Denver, Colorado.

         The executive offices of MDMI and UTI are located at, and their mailing addresses are, 200 West 7th Avenue, Collegeville, Pennsylvania 19426. Each of UTI and MDMI can be reached by telephone at that address at (610) 489-0300.

         PINE MERGER CORPORATION (SEE PAGE 14)

         Pine Merger Corporation, a Delaware corporation, which we refer to in this proxy statement as "Merger Sub," was formed on April 13, 2004 for the sole purpose of merging with and into MedSource. Merger Sub has no operations.

THE MERGER (SEE PAGES 18-50)

         Structure of the Merger. This proxy statement relates to the proposed acquisition of MedSource by MDMI pursuant to an Agreement and Plan of Merger, dated as of April 27, 2004, among MDMI, Merger Sub and us. We have attached a copy of the Agreement and Plan of Merger, as amended, as Appendix A to this proxy statement. When we refer to the "merger agreement" in this proxy statement, we are referring to the Agreement and Plan of Merger, unless we otherwise state.

         Under the terms of the merger agreement, Merger Sub will merge with and into MedSource, with MedSource surviving the merger as a wholly-owned subsidiary of MDMI.

         Merger Consideration. At the effective time of the merger, each share of MedSource's common stock (other than shares held by stockholders who exercise their appraisal rights under Delaware law or shares held of record by MDMI, Merger Sub or any subsidiary of MDMI or MedSource) will be converted into and become only the right to receive $7.10 in cash pursuant to the merger agreement. We refer to this per share amount as the "merger consideration."

WHAT YOU WILL RECEIVE IN THE MERGER (SEE PAGES 39-40)

         After the merger is completed, each person who is a stockholder of MedSource immediately prior to the effective time of the merger, who has not properly exercised appraisal rights, will receive the merger consideration in cash, less any required tax withholdings, for each share of common stock that the stockholder owns at the effective time of the merger. Payment will be made promptly after the merger is effected upon surrender of your stock certificates and delivery of certain customary documents.

THE SPECIAL MEETING; VOTE REQUIRED (SEE PAGES 15-17)

         Our special meeting will be held on __________, ______________, 2004 at ________________________, __________________________, in ____________,
____________ at 10:00 a.m. local time. At the special meeting, our stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement providing for the merger of Merger Sub into MedSource. The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock is required to adopt the merger agreement.

         Holders of record on ______________, 2004 will be entitled to cast one vote for each share of common stock held as of the close of business on that date. On that date, there were __________ shares of our common stock outstanding and entitled to vote at the special meeting.

VOTING AGREEMENTS (SEE PAGE 32)

         Our directors and executive officers, and entities affiliated with them which own stock in MedSource, have agreed to vote the shares of our common stock owned by them, constituting approximately 25% of the outstanding shares of our common stock as of the record date, in favor of the merger agreement and have delivered irrevocable proxies that permit UTI to vote their shares at the special meeting. The voting agreements will terminate if the merger agreement is terminated.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGES 41-42)

         The completion of the merger depends upon satisfaction or waiver of a number of conditions in favor of us, MDMI or both, including, among others:

         o the adoption of the merger agreement by the affirmative vote of the holders of a majority of all outstanding shares of our common stock;

         o     the   aggregate   number  of  shares  of  common  stock  held  by
               stockholders exercising their statutory appraisal rights does not equal or exceed 10% of the outstanding common shares;

         o the continued accuracy of each party's representations and warranties, but only to the extent than an inaccuracy would be a material adverse effect;

         o     there being no law or court order that prohibits the merger;

         o     the  obtaining  of all  necessary  consents or  approvals  by the
               parties   (including   under  the   Hart-Scott-Rodino   Antitrust
               Improvements Act of 1976);

         o the performance by each party in all material respects of its obligations under the merger agreement;

         o the absence of any action or proceeding that has a reasonable probability of success seeking to restrain the merger or obtain substantial damages in connection with it;

         o the absence of any event, change, development or circumstance since the date of the merger agreement which, individually or in the aggregate, would reasonably be expected to result in a material adverse effect on our financial condition, prospects, business or assets or that prevents or delays our ability to complete the merger; and

         o MDMI having obtained the proceeds of the financings substantially on the terms contemplated by its commitment letters, which are subject to the satisfaction of conditions customary in financing commitments delivered in connection with similar transactions.

         At this time, we do not believe there is any material uncertainty as to the fulfillment of the conditions to consummating the merger. However, we cannot be certain that future events will not cause such uncertainty, including a material adverse change in our business.

NO SOLICITATION OF OTHER ACQUISITION PROPOSALS (SEE PAGES 40-41)

         The merger agreement prevents us from soliciting any alternative acquisition proposal. The merger agreement also prevents us from engaging in negotiations for unsolicited alternative acquisition proposals, unless, among other things, our board of directors determines in good faith that the alternative proposal is an acquisition proposal that would be more favorable to our stockholders than the acquisition by MDMI, is likely to be completed in a timely manner and is made by a person or group of persons that has provided evidence of sufficient funds or financing.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGES 43-44)

         The merger agreement may be terminated at any time prior to the effective time, whether before or after the adoption of the proposed merger by our stockholders, by any of the following means:

         o by the mutual written consent of MDMI and us, as authorized by our board of directors and the board of directors of MDMI;

         o by us or MDMI if the merger is not completed by August 31, 2004, so long as that failure is not the fault of the party seeking to terminate, or in any event after October 31, 2004;

         o by us or MDMI if the other party has breached its representations or has failed to perform any covenant in a manner such that the related closing conditions cannot be satisfied;

         o by MDMI if we fail to comply with our covenants regarding this proxy statement, the holding of the special meeting or any alternative acquisition proposals;

         o by us or MDMI if our stockholders do not adopt the merger agreement by the required stockholder vote or there is any other legal impediment to completion of the merger;

         o by us, prior to the stockholder adoption of the merger agreement, if we receive an alternative acquisition proposal which, among other things, would, if consummated, be more favorable to our stockholders, enter into a definitive agreement for such superior proposal and have complied with the requirements of the merger agreement; or

         o by us or MDMI if the financing contemplated by the commitment letters delivered to MDMI becomes unavailable.

TERMINATION FEE AND EXPENSES (SEE PAGES 43-44)

         We must pay MDMI a termination fee of $8,522,000, less any of MDMI's out-of-pocket transaction expenses that we are required to pay and actually pay, if the merger agreement is terminated because of:

         o a change in or withdrawal of the recommendation of the merger by our board that is adverse to Merger Sub or action by our board of directors to approve or recommend to stockholders another acquisition proposal;

         o a breach by us of our covenants in the merger agreement relating to the preparation, filing and dissemination of this proxy statement and the holding of the special meeting to adopt the merger agreement or relating to the solicitation of competing acquisition proposals;

         o     a  failure  to  obtain  the  necessary  adoption  of  the  merger agreement by our stockholders or to complete the merger by October 31, 2004 or, other than due to a breach by the terminating party, by August 31, 2004 and, within 12 months of the termination of the merger agreement, we close a transaction contemplated by an acquisition proposal that was publicly announced prior to the termination;

         o prior to this special meeting, entry by us into an agreement with respect to another acquisition proposal, or

         o an uncured breach by us of a representation, warranty or covenant under the merger agreement, if we enter into a definitive agreement for an acquisition proposal within 12 months of the termination of the merger agreement.

         We must pay only MDMI's out-of-pocket transaction expenses of up to $3,000,000 if the merger agreement is terminated because:

         o     our stockholders fail to adopt the merger agreement;

         o of an uncured breach by us of a representation, warranty or covenant under the merger agreement; or

         o of a failure of the conditions to MDMI's obligations to close relating to obtaining of necessary consents or approvals to be obtained by MedSource or a material adverse change in MedSource.

         If we terminate the merger agreement as a result of the uncured breach of the representations, warranties or covenants of MDMI or Merger Sub under the merger agreement or a failure of MDMI to complete its financing due to an adverse change in MDMI's business, assets or operations, MDMI will be required to pay us up to $750,000 of our actual and reasonable out-of-pocket merger expenses.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS (SEE PAGE 35)

         Your board of directors has unanimously determined that the merger agreement and the merger are fair to, advisable and in the best interest of MedSource's stockholders. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (SEE PAGES 54-55)

         A stockholder receiving cash in exchange for shares of common stock will be treated as having sold the shares for cash in a taxable transaction for U.S. federal income tax purposes and gain or loss will be recognized on the exchange. The gain or loss will be a capital gain or loss if the holder of the shares held the shares as a capital asset at the effective time of the merger. For U.S. federal income tax purposes, generally you will recognize gain or loss as a result of the merger measured by the difference, if any, between the per share cash purchase price for each share of common stock and your adjusted tax basis in that share.

         Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

OPINION OF MORGAN STANLEY (SEE PAGES 23-29)

         In connection with our board's approval of the merger agreement, Morgan Stanley rendered its opinion to the board of directors that as of the date of its opinion, from a financial point of view, the consideration to be received pursuant to the merger agreement is fair to our stockholders. This opinion is attached as Appendix B to this proxy statement. We encourage you to read carefully the opinion, as well as the description of the analyses and assumptions underlying the opinion included elsewhere in this proxy statement. You should be aware that the Morgan Stanley opinion is addressed to our board of directors and does not constitute a recommendation to stockholders as to any matter related to the merger, including as to how to vote at the special meeting of stockholders.

INTERESTS  OF OUR  DIRECTORS  AND  EXECUTIVE  OFFICERS  IN THE MERGER (SEE PAGES
36-38)

         In considering the recommendation of our board of directors, you should be aware that because MedSource's officers and directors will receive material benefits as a result of the merger that are not available to other stockholders, they have interests in the merger that may be different from, or in addition to, your interests. These material benefits and interests of these officers and directors include the following:

         o Our executive officers are entitled to benefits under severance agreements and termination agreements pursuant to which they will receive severance and other benefits if their employment is terminated following the completion of the merger under specified circumstances.

         o Our executive officers and directors held, as of April 30, 2004, options to purchase an aggregate of 706,927 shares of MedSource's common stock all of which options are expected to be vested at the effective time. If the merger is completed, MedSource will pay our executive officers and directors an aggregate of $1,881,233 with respect to their vested options having an exercise price per share that is less than the merger consideration.

         o Our executive officers and directors held, as of April 26, 2004, unvested awards for an aggregate of 679,643 shares of restricted stock that will vest as a result of the merger. An aggregate of $4,825,467 in merger consideration will be paid to the holders of these awards if the merger is completed.

         o MDMI has agreed to maintain for six years all rights of current and former officers and directors of MedSource for indemnification, exculpation from liability and advancement of expenses as provided in MedSource's charter or bylaws or in any existing indemnification contracts. MDMI has also agreed to maintain in effect for six years following the effective time of the merger directors' and officers' liability insurance that is no less advantageous than MedSource's current policy.

Our board of directors was aware of these interests, as well as those other interests described on pages 36-38 and considered them, among other matters, when approving the merger agreement.

SURRENDER AND PAYMENT FOR SHARES (SEE PAGE 40)

         A letter of transmittal for use in exchanging the certificates representing your shares of common stock for the merger consideration to be paid pursuant to the merger will be sent to you promptly after the effective time of the merger. After receipt of the letter of transmittal, each holder of certificates formerly representing shares of our common stock should surrender such certificates together with the letter of transmittal in accordance with the instructions accompanying the letter of transmittal, and you will be mailed a check in the amount of $7.10 per share of our common stock you owned immediately prior to the merger (less any required tax withholding). YOU SHOULD NOT SEND YOUR CERTIFICATES WITH YOUR PROXY. DO NOT SEND IN YOUR CERTIFICATES UNTIL YOU HAVE RECEIVED A LETTER OF TRANSMITTAL.

APPRAISAL RIGHTS (SEE PAGES 51-53)

         You have the right under Delaware law to dissent from the merger and to receive payment in cash for the appraised fair value of your shares of common stock of MedSource instead of the merger consideration. You can assert this right only if you properly and timely comply with all of the requirements of
Section 262 of the Delaware General Corporation Law, which we refer to as "Section 262" in this proxy statement. If you elect to pursue your appraisal rights under Section 262, a Delaware court will determine the fair value of your shares. The appraised value of your shares of our common stock may be more than, less than or equal to the value of the merger consideration. If you desire to preserve and perfect your statutory appraisal rights, you must:

         o not vote in favor of the adoption of the merger agreement, nor consent thereto in writing;

         o make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting; and

         o follow the statutory procedures for perfecting appraisal rights under Section 262, which are described in the section titled "Appraisal Rights."

         Merely voting against the adoption of the merger agreement will not preserve your appraisal rights. Also, an executed proxy that is not marked "AGAINST" or "ABSTAIN" will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights. Section 262 is reprinted in its entirety and attached to this proxy statement as Appendix C. Failure to precisely comply with all procedures required by Section 262 may result in the loss of your appraisal rights. Dissenting stockholders will not have appraisal rights if the merger agreement is not adopted.

         MDMI and Merger Sub are not obligated to complete the merger if appraisal rights are properly demanded with respect to 10% or more of the shares of our common stock issued and outstanding on the record date, and the demands are not withdrawn as of the date the merger is to be completed.

ACCOUNTING TREATMENT (SEE PAGE 33)

         The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles.

CERTAIN EFFECTS OF THE MERGER (SEE PAGE 33)

         Upon completion of the merger:

         o MedSource as the surviving corporation will be a privately held corporation, wholly-owned by MDMI;

         o there will be no public market for shares of MedSource's common stock and the shares will cease to be traded on the Nasdaq National Market; and

         o registration of MedSource's common stock under the Securities Exchange Act of 1934 will be terminated.

REGULATORY APPROVALS (SEE PAGE 33)

         The merger is subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We will not be able to complete the merger until the 30-day waiting period for review by these agencies has expired or been terminated early by the agencies. We may be required to obtain other regulatory approvals from state and foreign authorities in order to complete the merger. While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger that would have a materially adverse effect on the combined company. You will, however, be entitled to vote on material changes to the merger agreement if our board of directors agrees to the changes in order to obtain a required regulatory approval.

A COPY OF THE MERGER AGREEMENT, AS AMENDED, IS INCLUDED IN THIS PROXY STATEMENT AS APPENDIX A. YOU ARE STRONGLY ENCOURAGED TO READ IT CAREFULLY AND IN ITS ENTIRETY.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

         QUESTIONS                                   ANSWERS
         ---------                                   -------

What will happen to MedSource      If the merger is completed,  we will become a
as a result of the merger:         wholly-owned  subsidiary  of  Medical  Device
                                   Manufacturing, Inc. MDMI is a wholly-owned subsidiary of UTI Corporation.

                                   UTI and MDMI serve the medical device and medical technology market with complete medical device contract manufacturing, fabrication of critical device components, sub assemblies and finished goods. In addition, UTI and MDMI provide engineering, design, prototyping and a variety of other product development services worldwide.

What will happen to my shares      If the  merger  is  approved,  each  share of
of MedSource's common stock        MedSource's  common  stock will be  converted
after the  merger?                 into and  become  only the  right to  receive
                                   $7.10  in  cash   pursuant   to  the   merger
                                   agreement  or to pursue  appraisal  rights if
                                   you have otherwise  complied with the statute
                                   governing appraisal rights. This cash payment
                                   would   be  made  to  all   stockholders   of
                                   MedSource  (other  than to  stockholders  who
                                   exercise   their   appraisal   rights   under
                                   Delaware law or shares held of record by MDMI, Pine Merger Corporation, MedSource or any subsidiary of MDMI or MedSource).


Where and when is the special      The  special   meeting  will  take  place  at
meeting?                           ______________________,
                                   ______________________,      _______________,
                                   ____________, 2004, at 10:00 a.m. local time.


Is the merger expected to be       Generally,  yes. The receipt of cash for your
taxable to me?                     shares of common stock pursuant to the merger
                                   will  be  a  taxable   transaction  for  U.S.
                                   federal income tax purposes. For U.S. federal
                                   income  tax  purposes,   generally  you  will
                                   recognize gain or loss as a result of the merger measured by the excess, if any, of the cash price per share paid in the merger over your adjusted tax basis in that share. YOU
                                   SHOULD  CONSULT  YOUR TAX  ADVISOR ON THE TAX
                                   CONSEQUENCES OF THE MERGER TO YOU.


How does MedSource's board of Our board of directors unanimously recommends directors recommend that I vote? that our stockholders vote "FOR" the proposal to adopt the merger agreement. You should read "The Merger - Reasons for the Merger" for a discussion of the factors that our board of directors considered in deciding to recommend adoption of the merger agreement.


What vote of our stockholders For us to complete the merger, stockholders is required to adopt the merger holding at least a majority of the shares of
agreement?                         our common stock  outstanding at the close of
                                   business on the record date must vote "FOR" the adoption of the merger agreement.





Am I entitled to appraisal rights? Yes. If you oppose the merger, you may assert appraisal rights under Section 262 of the Delaware General Corporation Law. If you
                                   dissent, in lieu of receiving the merger consideration, you will have the right to obtain payment of the appraised value of your shares if the merger is completed provided you submit a written notice of your intention to demand payment for your shares prior to the vote on the merger agreement and you further comply with the Delaware law procedures explained in the section titled "Appraisal Rights." The relevant provisions of the Delaware General Corporation Law are attached as Appendix C to this proxy statement.


How do I cast my vote?             If you are the  holder of record of shares of
                                   our common stock on the record date,  you can
                                   vote  by  completing,   signing,  dating  and
                                   returning the enclosed proxy card in the postage-paid envelope as described in the directions on the proxy card, or appearing and voting in person by ballot at the special meeting. If you return your proxy and do not indicate how you want to vote, we will count your proxy as a vote "FOR" the adoption of the merger agreement.

If my Company shares are held Your broker or bank will vote your Company in "street name" by my broker shares only if you provide instructions on
or bank,  will my broker or        how to vote. You should follow the directions
bank  vote my shares for me?       provided  by your  broker  or  bank.  Without
                                   instructions, your bank or broker will not vote your shares, which will have the same effect as a vote against the merger. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

What happens if I do not submit    Because the required vote of our stockholders
a proxy or vote in  person         is  based  upon  the  number  of  outstanding
at the special meeting?            shares of our common stock,  rather than upon
                                   the shares actually voted, the failure by the holder to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against the merger.

Can I change my vote after I       Yes.  You can  change  your  vote at any time
have returned my proxy?            before  your  proxy is  voted at the  special
                                   meeting by sending a written  notice  stating
                                   that you would like to revoke your proxy,  by
                                   completing and submitting a new proxy bearing
                                   a  later  date,   by  attending  the  special
                                   meeting  and  delivering  a signed  notice of
                                   revocation  or a  later-dated  duly  executed
                                   proxy, or by voting in person.  If you choose
                                   either  of the first  two  methods,  you must
                                   submit your notice of  revocation or your new
                                   proxy to us prior to the  special  meeting at
                                   MedSource  Technologies,  Inc.,  110 Cheshire
                                   Lane,  Suite  100,   Minneapolis,   Minnesota
                                   55350,   Attention:    Corporate   Secretary.
                                   Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause shares to be voted.

Should I send in my stock          No. After the merger is  completed,  you will
certificates now?                  receive a transmittal form with  instructions
                                   for the surrender of certificates formerly representing shares of our common stock.

What should I do if I receive      You may  receive  more than one set of voting
more than one set of voting        materials,  including multiple copies of this
materials?                         proxy  statement and multiple  proxy cards or
                                   voting instruction cards. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

When do you expect the merger      We are  working  to  complete  the  merger as
to be completed?                   quickly  as  possible  and expect to do so on
                                   the day that the  special  meeting is held if
                                   the  merger   agreement  is  adopted  by  our
                                   stockholders at the special meeting. However,
                                   we cannot  predict  the  exact  timing of the
                                   merger.  The  merger  agreement  states  that
                                   MedSource  and MDMI are not required to close
                                   the  merger  if  the   conditions   to  their
                                   respective
                                   obligations  to close are not  satisfied.  In
                                   addition,   any   non-breaching   party   may
                                   terminate the merger  agreement  after August
                                   31, 2004, and any party may terminate the merger agreement after October 31, 2004.

Why are you asking me to vote We only expect to vote on this proposal if to adjourn the special meeting? more time is needed to solicit proxies where there  are  insufficient  votes to adopt  the
                                   merger agreement when the meeting is convened
                                   or  to  allow  more  time  to   satisfy   the
                                   conditions to the merger.

Who can help answer my questions?  If you need  assistance  in  completing  your proxy card or have questions regarding the special meeting, please contact
                                   William J. Kullback at (952) 807-1234 or write to the following address:

                                   MedSource Technologies, Inc.
                                   110 Cheshire Lane, Suite 100
                                   Minneapolis, Minnesota  55305
                                   ATTN: William J. Kullback

                                   or, please contact Charles W. Garske at (212) 440-9916 or write to the following address:

                                   Georgeson Shareholder Communication Inc.
                                   17 State St. 28th Floor
                                   New York, NY 10004
                                   ATTN: Charles W. Garske

                       THE PARTIES TO THE MERGER AGREEMENT

MEDSOURCE

         We are an engineering and manufacturing services provider to the medical device industry. Our customers include many of the largest medical device companies in the world, such as Johnson & Johnson affiliates, Medtronic, Inc. and Boston Scientific Corporation as well as other large and emerging medical device companies. We provide engineering services, including product design, development and technology transfer, and manufacturing services, including device assembly, packaging, and precision component plastic and metal processing. In addition, we provide supply chain management services, including the sourcing of components that we do not manufacture internally, such as electronic circuitry, from third party suppliers for the devices we assemble for our customers. Through these products and services, we offer our customers an integrated outsourcing solution for their device development and manufacturing needs, delivering accelerated product development time and reduced costs, allowing them to focus on their core competencies such as research and sales and marketing. Examples of the medical devices and components we manufacture for our customers include minimally invasive surgical instruments, components for pacemakers and defibrillators, interventional catheters and guidewires, and orthopedic implants such as hips and knees.

         We began operations in March 1999 through the acquisition of seven companies with complementary capabilities and subsequently broadened our capabilities by completing six additional acquisitions through September, 2002. Since our launch, we have focused our efforts on integrating and growing our business and have made significant investments in our product design and development capabilities, sales and marketing teams, operations, quality systems and information technology infrastructure to support that growth. We have manufacturing facilities located in various states as well as one located in Mexico with an aggregate of approximately 531,500 square feet and approximately 1400 employees.

MEDICAL DEVICE MANUFACTURING, INC.

         Medical Device Manufacturing, Inc., a Colorado corporation, or MDMI, is a wholly-owned subsidiary of UTI Corporation, a Maryland corporation, or UTI. UTI is a privately-held provider (through MDMI's subsidiaries) of integrated contract manufacturing services to medical device manufacturers worldwide in the cardiovascular, endoscopy and orthopedic markets. UTI helps speed new products to market and manage mature product lines, allowing companies to refocus internal resources more efficiently. UTI's design center provides clients with rapid prototyping and engineering support. In addition, UTI offers a comprehensive portfolio of applied technologies and manufacturing solutions, with particular expertise in state-of-the-art fabrication and plastic/metallic injection molding. A Class III/PMA-experienced manufacturer, UTI is equipped to manage projects from assembly to direct-to-inventory finished goods. UTI's customers include many of the world's leading medical device companies, such as Boston Scientific Corporation, Guidant Corporation, Johnson & Johnson, Medtronic, Inc., Smith & Nephew plc and Stryker Corporation. As of March, 2004, UTI had over 700,000 square feet of manufacturing and assembly capacity at 12 different locations in five countries and employed approximately 2,250 people. UTI also services the connector and aerospace industries. UTI's engineers work closely with their customers in the design of their products. UTI's engineering services include design assistants, solid modeling, plastic and metallurgical analysis and recommendation, testing and material development. Production capabilities include precision metal tube and wire drawing and fabrication, machining and grinding, injection and insert molding, deep drawing, clean room assembly, and production, finishing, production, packaging, and sterilization management. UTI has an ISO registered Quality System.

         The executive offices of MDMI and UTI are located at, and their mailing addresses are, 200 West 7th Avenue, Collegeville, Pennsylvania 19426, and the main telephone number at that address is (610) 489-0300.

MERGER SUB

         Merger Sub is a Delaware corporation formed on April 13, 2004 for the sole purpose of engaging in the merger and related transactions. Merger Sub has no operations. In the merger, Merger Sub will be merged with and into MedSource, with MedSource as the surviving corporation and becoming a wholly owned subsidiary of MDMI.

                               THE SPECIAL MEETING

GENERAL

         This proxy statement is being furnished to holders of our common stock by our board of directors in connection with the special meeting of our stockholders to be held on _____________, ___________________, 2004, at
_______________________________________, in __________, __________ at 10:00 a.m.
local time.

PURPOSE OF THE SPECIAL MEETING

         At the special meeting, stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement. The merger agreement provides for the merger by which Merger Sub will be merged with and into MedSource. From and after the effective time of the merger, the separate corporate existence of Merger Sub will cease, and MedSource will continue as the surviving corporation and will be a wholly owned subsidiary of MDMI. As a result of the merger, each outstanding share of common stock of MedSource, other than shares held in treasury by MedSource or held by MDMI or any subsidiary of MedSource or MDMI or as to which dissenters' rights have been perfected, will be converted into the right to receive $7.10 in cash, less any applicable withholding taxes. See "The Merger Agreement--Surrender and Payment for Shares." Adoption of the merger agreement by our stockholders at the special meeting is among the conditions to the consummation of the merger under the terms of the merger agreement.

         YOUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         We will also ask our stockholders to vote to approve the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies or to allow additional time for the satisfaction of conditions to the merger. Your board unanimously recommends a vote "FOR" the adoption of the proposal to adjourn the meeting, if necessary.

VOTING RIGHTS OF STOCKHOLDERS

         Holders of record of our outstanding common stock at the close of business on _____________________ are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, there were _________________ shares of common stock outstanding, each of which is entitled to one vote on each matter properly submitted to a vote at the special meeting. The affirmative vote of the holders of at least a majority of our outstanding shares of common stock is required to adopt the merger agreement. The affirmative vote of the holders of at least a majority of the shares of common stock represented in person or by proxy at the meeting is required to approve the proposal to adjourn the special meeting. There are no other voting securities of MedSource.

         Stockholders may vote either in person at the special meeting or by proxy in accordance with the instructions contained on the proxy card. However, if your shares are held for you by a bank, broker or other so-called "nominee" holder:

         o you must instruct your bank, broker or other nominee to vote your shares by following the procedures specified by the nominee for voting; and

         o if you want to vote in person at the meeting, you must request a proxy in your name from your bank, broker or other nominee.

         All proxies will be voted in accordance with the directions of the stockholder executing the proxy and, to the extent no directions are given, will be voted "for" adoption of the merger agreement and "for" approval of the adjournment proposed. Abstentions may be specified on the proposals to adopt the merger agreement or to approve an adjournment. Abstentions will be considered present and entitled to vote at the special meeting but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a vote against the merger agreement because this proposal requires the approval of at least a majority of all of the outstanding shares of common stock. Abstentions and broker non-votes, if any, will not be counted as votes cast for or against the proposal to adjourn the special meeting.

         Our directors and executive officers, and entities affiliated with them which own stock in MedSource, have entered into voting agreements with UTI and Merger Sub in which they have agreed to vote an aggregate of approximately 25% of our outstanding common stock in favor of the merger agreement and they have given irrevocable proxies to UTI for that purpose. The voting agreements will terminate if the merger agreement is terminated.

SOLICITATION AND REVOCATION OF PROXIES

         Our board of directors is soliciting proxies from our stockholders under this proxy statement. All shares represented by properly executed proxies will be voted in accordance with the directions on the proxies, unless the proxies are revoked prior to the vote. A PROXY CONTAINING NO INSTRUCTIONS REGARDING THE MERGER AGREEMENT PROPOSAL WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT, AND A PROXY CONTAINING NO INSTRUCTIONS REGARDING AN ADJOURNMENT WILL BE VOTED FOR APPROVAL OF AN ADJOURNMENT. The board is not aware of other matters which are expected to properly come before the special meeting. If any other matters are properly presented for action at the special meeting, it is intended that the named proxies will vote in accordance with their judgment on these matters.

         MedSource will bear the cost of solicitation of proxies for the special meeting. In addition to the use of the mails, proxies may be solicited by telephone or in person by our directors, officers or employees, who will not be specially compensated for these services. MedSource has also hired Georgeson Shareholder Communications, Inc., New York, New York 10004, to solicit proxies and to distribute proxy materials for the special meeting. Georgeson also has agreed to provide proxy solicitation services with regard to banks, brokers, institutional investors and individual stockholders. MedSource has agreed to pay Georgeson a fee of up to $_________ plus reasonable out-of-pocket expenses for their services. Custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of common stock held of record by those persons, and we will reimburse them for their charges and expenses.

         A stockholder who executes and returns a proxy has the power to revoke it at any time before it is voted. The giving of a proxy does not affect a stockholder's right to attend and vote in person at the special meeting. A stockholder's presence at a meeting, however, will not in itself revoke the stockholder's proxy. If you have already submitted a proxy, you may still change your vote in or revoke your earlier voted proxy by:

         o completing and submitting a new proxy card prior to the voting at the special meeting; or

         o if you had instructed a bank, broker or other nominee holder to vote your shares and you want to change your vote, by following the procedures for changing your vote that are specified by the bank, broker or nominee holder.

In addition, a stockholder giving a proxy may revoke the proxy by delivering a written revocation to the Secretary of MedSource at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305. No revocation by written notice, however, will be effective unless and until the notice is received by the Secretary of MedSource prior to the voting on the matter.

QUORUM

         The presence, in person or by proxy, of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum of the stockholders. If there is no quorum, business cannot be conducted at the special meeting and the proposal to adopt the merger agreement cannot be voted on; however, in that event, MedSource may postpone the meeting to a later date, which may not be more than [45] days after the originally scheduled date of the special meeting, during which its board of directors may continue to solicit proxies in order to obtain the required quorum to proceed with the meeting. Abstentions and so-called "broker non-votes" will be counted for the purpose of establishing a quorum at the special meeting. Because a broker, bank or other nominee cannot vote without instructions, your failure to give instructions has the same effect as a vote against the merger.

SHARES OWNED BY OUR DIRECTORS AND EXECUTIVE OFFICERS

         At the close of business on the record date, our directors and executive officers beneficially owned and were entitled to vote shares of our common stock, excluding shares issuable upon conversion of options, which represented approximately 25% of the shares of our common stock outstanding on that date. Our directors and executive officers, and entities affiliated with them which own stock in MedSource, have agreed to vote the shares of our common stock owned by them in favor of the merger agreement and have delivered proxies that permit UTI to vote their shares at the special meeting.

                                   THE MERGER
                                 (PROPOSAL ONE)

GENERAL TERMS OF THE MERGER

         At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement entered into by MedSource, Merger Sub and MDMI on April 27, 2004, which provides for the merger. Pursuant to the merger:

         o Merger Sub will be merged into MedSource and the separate corporate existence of Merger Sub will cease, and MedSource will survive as a wholly-owned subsidiary of MDMI;

         o each outstanding share of our common stock will be converted automatically into the right to receive $7.10 in cash per share, without interest, less any applicable withholding taxes, except that

               o    shares  owned  by   MedSource,   any  of  its   wholly-owned
                    subsidiaries, MDMI, Merger Sub, or any other of MDMI's subsidiaries will be cancelled without payment; and

               o stockholders who properly assert and perfect their appraisal rights under Section 262 of the Delaware General Corporation Law will be entitled to receive payment of the appraised value of their shares in accordance with Section 262;

         o each vested option and warrant to purchase shares of our common stock will be converted automatically into the right to receive a cash amount equal to the product of:

               o the excess, if any, of $7.10 over the exercise prices per share of the option or warrant; multiplied by

               o the number of shares of our common stock issuable upon exercise of the option or warrant;

         o each unvested option and each option whose exercise price is equal to or more than $7.10 will be cancelled; and

         o each outstanding share of Merger Sub will be converted into one share of common stock of MedSource.

BACKGROUND OF THE MERGER

         MedSource was incorporated in Delaware in 1998 to identify business opportunities in the medical engineering and manufacturing services industry. During March 1999, we acquired seven unaffiliated businesses to begin our operations. Since our initial acquisitions, we acquired six additional businesses through December 31, 2003. We completed our initial public offering of our common stock on March 27, 2002.

         MedSource's management and the board of directors from time to time review MedSource's long-term strategies and objectives. As part of these reviews, MedSource has considered various strategic alternatives to pursuing MedSource's business plan as an independent entity, including mergers or acquisitions, distribution and licensing arrangements and various other strategic transactions. During the year ended June 30, 2003, we performed a comprehensive review of our manufacturing operations and support functions to consolidate facilities in an effort to achieve greater economies of sale. We identified opportunities to further restructure our operations. Since that time, we have been in the process of effecting this restructuring plan. We have incurred net losses for each of the three fiscal years ended June 30, 2003.

         On March 21, 2003, Richard J. Effress, MedSource's Chief Executive Officer met with a representative of Piper Jaffray & Co. to discuss various strategies which could be pursued to maximize stockholder value, including the possibilities of MedSource remaining independent or MedSource being acquired.
The closing stock price for MedSource common stock was $1.93 on that day. This topic was subsequently discussed with the MedSource Board of Directors at the April 23, 2003 meeting. The Board determined that the most appropriate way to get desired value for the stockholders was for the Company to continue conducting its business in the ordinary course for a period of nine to eighteen months. The closing stock price for MedSource common stock was $2.24 on that day.

         On or about September, 2003, Bruce L. Rogers, Managing Director of KRG Capital Partners, LLC and UTI's Chairman of the Board, called William Kidd, a MedSource director, and informed Mr. Kidd that, in the event MedSource contemplated a sale, UTI would be interested in discussing a possible purchase of MedSource. Mr. Kidd inquired as to whether a prospective purchase would be a cash purchase and Mr. Rogers confirmed that he believed that a cash purchase would be feasible. Mr. Kidd then told Mr. Rogers that MedSource was not actively seeking a purchaser. Approximately two hours later, MedSource's Chief Executive Officer, Richard J. Effress, called Mr. Rogers and stated that, should MedSource put itself up for sale, he believed that the likely purchase price would be at least $10 per share. Mr. Effress and Mr. Rogers then raised the possibility that they might continue their discussion at the Medical Design and Manufacturing Conference in late October, 2003.

         On  October  29,  2003,  at  the  Medical   Design  and   Manufacturing
Conference, a conference for the medical device design and manufacturing industry, in Minneapolis, Minnesota, MedSource's Chief Executive Officer, Richard J. Effress, UTI's President and Chief Executive Officer, Ron Sparks, UTI's Executive Vice President and Chief Financial Officer, Stewart Fisher, and Bruce Rogers had a meeting to discuss the potential benefits of a combination of MedSource and UTI. On November 4, 2004, MedSource received an offer letter from UTI indicating that UTI was interested in purchasing MedSource at a price range of $6.50 to $8.50 per share. On November 6, 2003, at a meeting of the MedSource board, management and the board discussed the price range at which UTI had indicated an interest to purchase MedSource. The board considered a number of factors in its discussions of the UTI letter including the board's belief that MedSource would meet its projections and the fact that UTI had not, as of that time, provided evidence of its ability to finance the transaction. At the conclusion of its discussions, the board determined that the price range contained in the UTI letter was unacceptable. After the meeting, Mr. Effress had a telephone conversation with Mr. Sparks to inform him of the board's determination.

         On December 5, 2003, in a telephone conversation, Mr. Sparks reiterated to Mr. Effress that UTI was interested in acquiring MedSource but there were some potential obstacles. Messrs. Sparks and Effress agreed to meet at the Medical Design and Manufacturing Conference in Los Angeles, California in January 2004. They also discussed various transaction structures, including an all cash purchase by UTI of MedSource with UTI's controlling shareholder either investing or not investing additional capital to maintain control, a possible merger of UTI into MedSource, with the surviving company being a public entity, and UTI conducting a potential initial public offering to raise additional capital. On December 10, 2003, Messrs. Effress and Sparks met at a meeting in Washington, D.C. for AdvaMed, a medical technology association, at which time, they confirmed their upcoming January meeting.

          On January 7, 2004, Messrs. Effress, Sparks, Fisher and MedSource's Chief Financial Officer, William J. Kullback, met in Anaheim, California. At that meeting, they discussed a potential sale of MedSource to UTI. On January 13, 2004, MedSource and UTI entered into a confidentiality agreement.

         On January 21, 2004, Mr. Effress called Mr. Sparks to inform him that MedSource's board of directors desired to explore alternatives including a potential transaction with UTI. Mr. Effress also told Mr. Sparks that MedSource was considering engaging an investment banker to advise MedSource in connection with a potential transaction. MedSource's board of directors made this decision during a January 20, 2004 meeting based on numerous factors including MedSource's outlook and competition and UTI's status as a legitimate buyer.

         Following the January 20, 2004 board meeting, Mr. Effress initiated discussions with a representative of Piper Jaffray & Co. regarding the possibility of that firm serving as MedSource's financial adviser to assist MedSource in exploring strategic alternatives. On January 22, 2004, a representative of Piper Jaffray had a meeting with a representative of Company A and inquired as to whether they had any strategic interest in MedSource. On

January 29, 2004, Mr. Effress had a conversation with a representative of Morgan Stanley & Co. Incorporated to discuss the possibility of the firm serving as MedSource's financial advisor with respect to a potential transaction. Company A was not interested in an acquisition of MedSource, but had an interest only in acquiring one of its manufacturing plants.

         In a telephone conversation on January 26, 2004, Mr. Sparks informed Mr. Effress that he would be discussing a potential transaction with MedSource with his key shareholders on Friday, January 30. On February 2, 2004, Mr. Sparks called Mr. Effress to indicate that UTI would like to move forward with a transaction with MedSource. UTI was meeting with financing sources in New York on Wednesday, February 4, with the anticipation that an offer by UTI would follow.

         In early February, an executive officer of MedSource suggested to Mr. Effress that he contact Company B (where such officer had met with a former manager of Company B and in the course of their discussion it became apparent that there was a potential interest in acquiring MedSource). On February 4, 2004, Mr. Effress called a representative of Company B concerning a potential transaction with MedSource. On February 10, 2004, Company B left a message for Mr. Effress indicating that it would like to meet with MedSource and would call following a board meeting of Company B in the next several days.

         On February 9, 2004, Mr. Sparks called Mr. Effress to indicate that possible financing arrangements were progressing and he would forward an offer letter within a week. Mr. Effress informed Mr. Sparks that MedSource had a meeting with its investment bankers and a few board members in the next day or so to consider either entering into exclusive negotiations with UTI or working on a private auction process with the investment banker for a potential buyer.

         On February 10, 2004, MedSource received a letter from UTI indicating that UTI was interested in purchasing MedSource at a preliminary price of $8.25 per share. UTI requested a time period for exclusivity in negotiations. On February 11, 2004, Mr. Sparks called Mr. Effress to inquire about receipt of the letter. Mr. Effress indicated that the letter merited the attention of MedSource's board of directors. When asked about UTI's financing plans, Mr. Effress was told that UTI was interviewing various large banking firms and private equity funds to provide the financing. On February 11, 2004, representatives of Piper Jaffray met with Messrs. Effress and Kullback, and two of MedSource's directors, T. Michael Long and William J. Kidd, to discuss possible strategic alternatives, the process and timing for a possible sale of MedSource and Piper Jaffray's potential role in and plans for the process. On February 11, 2004, Messrs. Effress, Kullback, Kidd and Long also met with representatives of Morgan Stanley to discuss the potential role of Morgan Stanley in the pursuit of strategic alternatives by MedSource. Representatives of Piper Jaffray and Mr. Effress had a follow up meeting on February 12, 2004 to discuss a proposed engagement letter by Piper Jaffray and the process related to MedSource's engagement of Piper Jaffray.

         On February 13, 2004, the board of directors of MedSource held a telephonic meeting at which Mr. Effress updated the board of directors with respect to management's discussions with UTI and the status of the investment bank selection process. The board of directors also authorized management and Piper Jaffray to approach four companies, including Company A and Company B, regarding a potential acquisition of MedSource. The board of directors determined that management should continue to pursue discussions with UTI. The board of directors also approved the engagement of Piper Jaffray as lead advisor and the engagement of Morgan Stanley for the purpose of providing a financial opinion in connection with a potential sale transaction. On February 13, 2004, MedSource engaged Piper Jaffray as its financial adviser to assist in the sale of MedSource.

         On February 17, 2004, representatives of Piper Jaffray had a telephone conversation with Mr. Sparks to discuss the requested exclusivity period, due diligence activities, financing available to UTI and the potential purchase price for the sale of MedSource. Based upon the direction of the MedSource board of directors, in a follow up telephone conversation on February 20, 2004 between the same parties, representatives of Piper Jaffray countered UTI's original proposal of $8.25 per share with a $9.00 per share price with no financing contingencies to the completion of the transaction. Confidentiality and exclusivity issues were also addressed. Piper Jaffray made contact with potential purchasers, Company B and Company C, to make them aware of the possible sale of MedSource.

         On February 18, 2004, Mr. Kullback called a representative of Company D and informed him that MedSource had engaged an investment banker and initiated a process for sale of MedSource, had an offer from a potential suitor, and if there was potential interest, Company D would need to act quickly. The representative inquired as to the consideration preferred by MedSource and indicated he would need to check internally and call back. On February 24, 2004, the representative of Company D called Mr. Kullback to tell him they were not interested in pursuing the opportunity with MedSource at that time.

         In a telephone conversation between representatives of Piper Jaffray and Mr. Sparks on February 23, 2004, Mr. Sparks indicated that UTI was willing to pay $8.50 per share in cash and would have backing from Credit Suisse First Boston for bridge financing and the DLJMB Buyers (as defined below), part of the family of funds of CSFB Private Equity, Inc., for equity financing. He indicated that UTI would require a 30-day exclusivity period to move forward, but would not seek a financing contingency for the closing of the transaction. Representatives of Piper Jaffray contacted Mr. Sparks, on February 25, 2004, to request that the latest offer by UTI be put in writing.

         During the timeframe of February 24 through February 26, 2004, Mr. Effress had various telephone calls and emails with a representative of Company B regarding a meeting to discuss a potential transaction between Company B and MedSource. On February 26, 2004, representatives of Piper Jaffray had a telephone conversation with a representative of Company B who expressed an interest on behalf of Company B in pursuing a transaction with MedSource. On the same date, MedSource received a revised offer letter from UTI, including a price of $8.50 per share and highly confident letters from Credit Suisse First Boston and the DLJ Merchant Banking III, Inc.

         Representatives of Piper Jaffray indicated to Mr. Sparks, in a telephone conversation on February 29, 2004, that MedSource had concerns over the financing for UTI's offer. In response, on March 1, 2004, UTI sent a letter to MedSource addressing the financing concerns.

         On March 2, 2004, MedSource's management met with and made a presentation to senior management of Company B in Minneapolis, Minnesota. Management discussed MedSource's operations and financial projections at the meeting. The due diligence review also included a tour of MedSource's Brooklyn Park facility. On March 3, 2004, Piper Jaffray received a call from Company C that it was not interested in pursuing a transaction with MedSource. On March 4, 2004, Company B sent a letter to Piper Jaffray indicating its intent not to proceed with any further discussions regarding a transaction with MedSource.

         In a telephone conversation on March 4, 2004, Messrs. Effress, Kullback, Sparks and Fisher, together with representatives of Piper Jaffray and KRG Capital Partners, LLC, discussed UTI's capital structure and UTI's required process for negotiating an acquisition of MedSource.

         On March 4, 2004, MedSource engaged Morgan Stanley to provide a financial opinion in connection with a sale of MedSource. On March 4, 2004, MedSource's board of directors had a telephonic meeting to discuss the potential sale of MedSource to UTI, the known terms of UTI's offer, and the possibility of entering into an exclusivity agreement with UTI, as well as the letter received from Company B. Also participating in the telephonic conference call were representatives of Piper Jaffray, MedSource's legal counsel, Jenkens & Gilchrist Parker Chapin LLP and members of MedSource's management. The board of directors authorized MedSource's management to enter into negotiations with UTI for the sale of MedSource pursuant to an appropriate exclusivity agreement.

         Between March 4 and March 9, 2004, representatives of MedSource and UTI negotiated an exclusivity agreement. Messrs. Effress, Kullback, Sparks, Fisher and representatives of Credit Suisse First Boston, the DLJMB Buyers and KRG Capital Partners, LLC were introduced to each other at a dinner held on March 8, 2004. On March 9, 2004, MedSource entered into an exclusivity agreement with UTI, which prohibited MedSource from soliciting or participating in discussions with third parties with respect to an alternative acquisition transaction through April 8, 2004.

         During the week of March 9, 2004, UTI commenced its due diligence regarding MedSource and its operations in Minneapolis. Representatives of UTI, KRG Capital Partners, LLC, Credit Suisse First Boston, the DLJMB Buyers, UTI's independent auditors, PricewaterhouseCoopers, and UTI's legal counsel, Hogan & Hartson LLP, participated in these due diligence activities. Various meetings and conference calls regarding accounting, finance, operations and legal issues occurred during that week that involved many of these parties and, in addition, representatives of Piper Jaffray, Jenkens & Gilchrist, and MedSource's independent auditors, Ernst &

Young. MedSource's management made presentations to UTI's representatives and a dataroom was made available for due diligence and plant visits were scheduled.

         On March 12, 2004, Messrs. Sparks and Effress discussed the preliminary results of UTI's due diligence activities. Mr. Sparks indicated that UTI wanted to change its offering price based on issues raised in the due diligence. On March 15, 2004, representatives of Piper Jaffray and Mr. Sparks discussed UTI's due diligence issues in detail. On March 16, 2004, UTI sent MedSource a revised offer letter with a new price of $7.00 per share in cash.

         On March 17, 2004, representatives of Piper Jaffray and Mr. Sparks discussed the letter received by MedSource from UTI on March 16, 2004. In a telephone conversation among MedSource's management, representatives of Piper Jaffray, and Messrs. Sparks and Fisher, UTI explained in detail the areas of concern raised by UTI's due diligence activities. These concerns related to the operations and prospects of MedSource, the fact that several of the plants owned by MedSource and its subsidiaries were less profitable than UTI had originally believed, as well as the integration challenges which could arise following a transaction. Further analysis by UTI of MedSource's expected third and fourth quarter financial resuts yielded forecasts below that of UTI's prior expectations.

         On March 18, 2004, MedSource's board of directors held a telephonic meeting to discuss the revised offer letter from UTI with a new price of $7.00 per share. Representatives of MedSource's management, Piper Jaffray and Jenkens & Gilchrist also participated in the meeting. Michael Long, a director of MedSource, recused himself from the meeting due to the possibility of the 1818 Fund, of which Mr. Long may be deemed a controlling person, exploring a different transaction with respect to its equity investment in MedSource. The board of directors authorized a counteroffer at $7.35 per share with authority to accept a transaction of $7 or more and asked Piper Jaffray to clarify certain other issues relating to the offer, including the possibility of UTI making a cash tender offer for MedSource's stock. On the same date, representatives of Piper Jaffray called Mr. Sparks to communicate the counteroffer of $7.35 per share. They also discussed timing of the transaction, the possibility of a cash tender offer and UTI's request that any closing be conditioned upon no material adverse change in MedSource and UTI. On the next day, Mr. Sparks contacted Piper Jaffray to counteroffer $7.10 per share and indicated that UTI would reject any further counteroffers higher than $7.10 per share. On the same date, UTI sent a revised offer letter to MedSource with a new price of $7.10 per share. After discussing these matters with MedSource's management, representatives of Piper Jaffray telephoned Mr. Sparks to relay MedSource's interest in continuing to move forward at $7.10 per share.

         During the two weeks commencing March 22, 2004, UTI continued its due diligence activities. More information was made available in the dataroom. Various due diligence meetings and conference calls took place between representatives of MedSource's management, Piper Jaffray, Jenkens & Gilchrist and Ernst & Young, and representatives of UTI, PricewaterhouseCoopers, Hogan & Hartson and various consultants for UTI. MedSource and UTI also amended the exclusivity agreement to extend the exclusivity period through April 12, 2004.

         In a telephone conversation, on March 22, 2004, among MedSource's management, representatives of Piper Jaffray and Messrs. Sparks, Fisher, and Rogers, MedSource communicated its strong preference for a cash tender offer. The tender offer suggestion was rejected by UTI on the telephone call.

         On March 26, 2004, Piper Jaffray was contacted by a representative of Company E inquiring about a rumor relating to a potential transaction involving MedSource. Piper Jaffray provided no information or comment to Company E but immediately informed MedSource.

         On March 27, 2004, representatives of UTI delivered an initial draft of the merger agreement to representatives of MedSource. Commencing on March 29, 2004, MedSource and UTI, and their respective counsel, and Piper Jaffray, discussed various aspects of the proposed transaction, and negotiated the terms of the merger agreement. Representatives of UTI delivered an initial draft of the voting agreement on April 1, 2004, which was requried to be executed by the stockholders party thereto as a condition to MDMI's and Merger Sub's willingness to enter into the merger agreement. Discussions and negotiations regarding the voting agreement occurred contemporaneously with discussions of the proposed merger agreement. Such discussions and negotiations continued through April 27, 2004.

         On April 12, 2004, MedSource and UTI amended the exclusivity agreement to extend the period of exclusivity through April 14, 2004, at which time the exclusivity agreement expired in accordance with its terms.

Between April 14 and April 22, 2004, MedSource and UTI continued to negotiate final documentation on an exclusive basis. On April 22, 2004, MedSource and UTI amended the exclusivity agreement to extend the period of exclusivity through April 27, 2004.

         On April 21, 2004, at a special meeting of the board of directors, the board of directors considered the terms of the transaction, the reasons therefor, and the opinion of Morgan Stanley to the effect that, as of that date and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be received by the stockholders of MedSource pursuant to the merger agreement was fair to such stockholders from a financial point of view and, subject to the finalization of certain undertakings, the board of directors unanimously: (i) determined that as of that date, the merger agreement and the transactions contemplated thereby and by the voting agreements are fair to, and in the best interests of, MedSource and the holders of its outstanding shares of Common Stock; (ii) approved the merger agreement, the merger, the voting agreements and the transactions contemplated thereby; (iii) declared that the merger agreement and the merger are advisable;
(iv) directed that the adoption of the merger agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company; and
(v) recommended that the stockholders of the Company adopt the merger agreement and approve the merger.

         On April 27, 2004, at a special meeting of the board of directors, the board of directors again considered the terms of the transaction (including the finalization of all open items), the reasons therefor, and the opinion of Morgan Stanley to the effect that, as of April 27, 2004 and based on and subject to the assumptions, limitations and qualifications set forth in the opinion, the consideration to be received by the stockholders of MedSource pursuant to the merger agreement was fair to such stockholders from a financial point of view, and unanimously reaffirmed and adopted each of the resolutions approved at the special meeting of the board of directors held on April 21, 2004.

         On April 27, 2004, MedSource, MDMI and Merger Sub executed the merger agreement, and MedSource's directors and executive officers and their affiliates executed the voting agreements in favor of UTI and Merger Sub.

         On April 28, 2004, MedSource and UTI issued a joint press release announcing the merger agreement.

OPINION OF MORGAN STANLEY

         Morgan Stanley & Co. Incorporated was engaged to provide a financial opinion letter or the Morgan Stanley Opinion, in connection with the merger. Morgan Stanley was selected by MedSource's board of directors to provide a fairness opinion based on Morgan Stanley's qualifications, expertise, reputation and knowledge of the business and affairs of MedSource.

         On the call with the MedSource board of directors on April 27, 2004, Morgan Stanley rendered its oral opinion that, as of such date and based upon and subject to various assumptions, qualifications and limitations, the consideration to be received by the holders of the MedSource common stock pursuant to the merger agreement was fair from a financial point of view to such holders other than MDMI and its affiliates. Morgan Stanley confirmed its opinion in writing by delivery to the Board of Directors of a written opinion dated April 27, 2004.

         THE FULL TEXT OF THE WRITTEN MORGAN STANLEY OPINION, DATED APRIL 27, 2004, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. THE MORGAN STANLEY OPINION IS DIRECTED TO THE MEDSOURCE BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS OF THE CONSIDERATION PURSUANT TO THE MERGER
AGREEMENT FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF THE MEDSOURCE COMMON STOCK OTHER THAN MDMI AND ITS AFFILIATES AS OF THE DATE OF SUCH OPINION AND DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER. THE MORGAN STANLEY OPINION IS NOT A RECOMMENDATION TO ANY MEDSOURCE STOCKHOLDER AS TO HOW ANY STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE PROPOSED TRANSACTION OR ANY OTHER MATTER AND SHOULD NOT BE RELIED UPON BY MEDSOURCE STOCKHOLDERS AS SUCH. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION ATTACHED AS APPENDIX B HERETO, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY.

In arriving at its opinion, Morgan Stanley, among other things:

         o reviewed certain publicly available financial statements and other business and financial information of MedSource;

         o     reviewed   certain  internal   financial   statements  and  other
               financial and operating data concerning MedSource prepared by the management of MedSource;

         o reviewed certain financial forecasts prepared by the management of MedSource;

         o discussed the ability of MedSource to achieve the financial forecasts prepared by the management of MedSource;

         o     discussed the past and current operations and financial condition
               and  the  prospects  of  MedSource  with  senior   executives  of
               MedSource;

         o reviewed the reported prices and trading activity for MedSource common stock;

         o compared the financial performance of MedSource and the prices and trading activity of MedSource common stock with that of certain other comparable publicly-traded companies and their securities;

         o reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

         o     participated    in    discussions    and    negotiations    among
               representatives   of  MedSource   and  its  financial  and  legal
               advisors;

         o reviewed the merger agreement, the financing commitment letters received by MDMI and certain related documents; and

         o performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

         In arriving at its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to Morgan Stanley by MedSource for the purposes of this opinion. With respect to the financial projections, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of MedSource. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of MedSource, nor had it been furnished with any such appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, April 26, 2004.

         The following is a brief summary of the material analyses performed by Morgan Stanley in connection with the Morgan Stanley Opinion. Certain of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

         Historical Common Stock Performance. Morgan Stanley's analysis of MedSource's common stock performance consisted of a review of closing prices and trading volumes since MedSource's initial public offering on March 27, 2002 through April 26, 2004. During that period, based on closing prices on the NASDAQ Stock Exchange, MedSource common stock achieved a high closing price per share of $15.00 on April 12, 17 and 18, 2002 and a low closing price per share of $1.55 on April 11, 2003. Additionally, Morgan Stanley noted that MedSource common stock closed at a price of $6.00 per share on April 26, 2004. Based on the closing stock price of MedSource common stock as of April 26, 2004, the implied consideration of $7.10 per share for the MedSource common stock represented an 18.3% premium.

         Stock Basis Analysis. Morgan Stanley's analysis of MedSource's stock basis consisted of a review of the distribution of trading volume in MedSource stock from its IPO to 2004 year to date. Based on this analysis, Morgan Stanley noted that MDMI's offer price of $7.10 was above the average trading price of the stock since the IPO.

         Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared selected publicly available financial information of three groups of comparable companies, representing companies that focus on medical technology end-markets, medical device component manufacturers and contract manufacturers, respectively. The following tables show the companies included in each of the three groups:


End-Market Medical Technology Companies
-------------------------------------------------------
     o   Biomet Inc.
     o   Guidant Corp.
     o   MedTronic Inc.
     o   St. Jude Medical Inc.
     o   Stryker Corp.
     o   Zimmer Holdings Inc.
     o   Boston Scientific Corp.

Medical Device Component Manufacturers
-------------------------------------------------------
     o   MedSource
     o   dj Orthopedics Inc.
     o   Orthofix International N.V.
     o   Integra LifeSciences Holdings Corp.
     o   CONMED Corp.
     o   Wilson Greatbatch Technologies Inc.
     o   Merit Medical Systems Inc.
     o   ArthroCare Corp.


Contract Manufacturers
-------------------------------------------------------
     o   Synovis Life Technologies Inc.
     o   Plexus Corp.
     o   Jabil Circuit Inc.
     o   Sanmina-SCI Corp.

         While noting that none of the comparable public companies listed above are identical to MedSource, Morgan Stanley compared the publicly available financial information of those companies to the financial performance of MedSource. Such information included the aggregate value divided by calendarized 2004 estimated EBITDA (the "2004E EBITDA multiple"), the calendarized 2004 estimated EBITDA margin ("2004E EBITDA margin"), the stock trading price divided by the calendarized 2004 estimated earnings per share (the "2004E P/E multiple"), the I/B/E/S projected long-term growth rate (the "long-term growth rate") and the historical stock price performance since March 27, 2002. The EBITDA multiple and EBITDA margin were derived from selected publicly available equity research reports for each company. The earnings per share estimates and projected long-term growth rate were taken from the I/B/E/S database, which calculates the median long-term growth rate from publicly available equity research reports.

         The following table presents, as of April 26, 2004, the 2004E EBITDA multiples, the 2004E EBITDA margins, the 2004E P/E multiples and the projected long-term growth rates for the comparable companies

                                                        2004E
Comparable Information Services Companies              EBITDA          2004E EBITDA        2004E P/E         Long-Term
                                                      Multiple            Margin           Multiple            Growth
------------------------------------------------    --------------    ---------------    --------------    ---------------
End-Market Medical Companies
o    Biomet Inc.                                        16.9x             36.4%              25.9x             15.0%
o    Guidant Corp.                                      17.0x             31.6%              28.0x             15.0%
o    MedTronic Inc.                                     16.4x             39.4%              24.0x             16.0%
o    St. Jude Medical Inc.                              22.6x             28.2%              34.7x             16.0%
o    Stryker Corp.                                      18.4x             26.2%              36.7x             20.0%
o    Zimmer Holdings Inc.                               24.8x             30.2%              38.2x             17.5%
o    Boston Scientific Corp.                            15.9x             41.0%              27.9x             20.0%
Medical Device Component Manufacturers
o    MedSource                                          7.3x              13.7%              24.2x             20.0%
o    dj Orthopedics Inc.                                12.8x             21.5%              23.0x             16.0%
o    Orthofix International N.V.                        12.3x             24.5%              19.1x             15.0%
o    Integra LifeSciences Holdings Corp.                16.1x             28.6%              29.8x             25.0%
o    CONMED Corp.                                       8.7x              23.3%              14.3x             11.0%
o    Wilson Greatbatch Technologies Inc.                13.6x             25.9%              30.1x             21.0%
o    Merit Medical Systems Inc.                         13.0x             23.5%              22.3x             19.0%
o    AthroCare Corp.                                    17.5x             17.4%              39.0x             10.0%
Contract Manufacturers
o    Synovis Life Technologies Inc.                     14.7x             17.4%              26.9x             30.0%
o    Plexus Corp.                                       13.2x              4.9%              34.0x             20.0%
o    Jabil Circuit Inc.                                 11.4x              7.8%              24.3x             21.3%
o    Sanmina-SCI Corp.                                  15.9x              3.4%              36.3x             20.0%

         Morgan Stanley noted that the MedSource trading multiples paid were below trading multiples of comparable public companies within the compared sectors. Morgan Stanley concluded that a discount to comparable company transactions is warranted due to high financial execution risk associated with MedSource.

         No company utilized in the comparable company comparison analysis is identical to MedSource. In evaluating the peer group, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MedSource. These other matters include the impact of competition on the business of MedSource and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of MedSource or in the industry or financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable company data.

         Analysis of Selected Precedent Transactions. Morgan Stanley reviewed a number of related transactions in the hospital supply and medical technology industries that consisted of the following:

Announcement
Date                     Target                                           Acquirer
---------------------    ---------------------------------------------    ---------------------------------------------
12/31/03                 o        Breg Inc.                                o        Orthofix
09/18/02                 o        Getz Brothers                            o        St. Jude
07/10/02                 o        Globe Tool                               o        Wilson Greatbatch
06/04/02                 o        Surgical Dynamics (Tyco)                 o        Stryker
03/28/02                 o        Smith & Nephew Rehabilitation            o        Ability One
03/22/02                 o        Spacelabs Medical                        o        Instrumentarium
02/14/02                 o        Oratec Interventions Inc.                o        Smith & Nephew PLC
12/06/01                 o        VidaMed Inc.                             o        Medtronic
07/16/01                 o        Kretztechnik AG                          o        GE Medical Systems
06/29/01                 o        Cardiac Pathways Corp.                   o        Boston Scientific Corp.
06/19/01                 o        Sierra-KD                                o        Wilson Greatbatch
02/28/01                 o        Quanam Medical Corp. (priv.)             o        Boston Scientific Corp.


                                       26

02/15/01                 o        Interventional Technologies (priv.)      o        Boston Scientific Corp.
01/26/01                 o        Heartport Inc.                           o        Johnson & Johnson
10/19/00                 o        PercuSurge Inc. (priv.)                  o        Medtronic
12/22/99                 o        Althin Medical AB                        o        Baxter International Inc.
11/08/99                 o        Innovasive Devices Inc.                  o        Johnson & Johnson
09/09/99                 o        Vascular Science Inc. (priv.)            o        St. Jude Medical Inc.
08/30/99                 o        CardioThoracic Systems Inc.              o        Guidant Corp.
05/02/99                 o        Smith & Nephew                           o        DonJoy Chase Capital Partners
02/05/99                 o        Tyco Intl. Ltd.--Angio-Seal Bus.         o        St. Jude Medical
12/23/98                 o        Ballard Medical                          o        Kimberly Clark
09/22/98                 o        Graphic Controls                         o        Tyco International
09/07/98                 o        Biochem International                    o        Smiths Industries
08/11/98                 o        InControl, Inc.                          o        Guidant Corp.
07/13/98                 o        Avecor Cardio                            o        Medtronic
10/06/97                 o        Endovascular Technologies Inc.           o        Guidant Corp.
09/04/97                 o        Tecnol Medical Products                  o        Kimberley-Clark
02/28/97                 o        Landanger-Camus                          o        DePuy
10/23/96                 o        Ventritex                                o        St. Jude Medical
10/23/96                 o        Telectronics (Pacific Dunlop)            o        St. Jude Medical
01/26/96                 o        Symbiosis Corp. (AHP)                    o        Boston Scientific
10/09/95                 o        EP Technologies                          o        Boston Scientific
08/30/95                 o        Heart Technology                         o        Boston Scientific
05/15/95                 o        Acufex                                   o        Smith & Nephew
04/25/95                 o        Cabot Medical Corp.                      o        Circon Corp.
10/31/94                 o        NAMIC U.S.A. Corporation                 o        Pfizer Inc.
6/28/94                  o        Pacesetter (Siemens A.G.)                o        St. Jude Medical, Inc.


         The information analyzed by Morgan Stanley for the precedent transactions included aggregate value to last-twelve-months revenues, aggregate value to last-twelve-months EBITDA and aggregate value to last-twelve-months EBIT based on company filings. The following table represents the mean and median of the aggregate value/last-twelve-months revenue, aggregate value/last-twelve-months EBITDA and aggregate value/last-twelve-months EBIT for the selected precedent transactions:



                                 Last Twelve Months     Last Twelve Months     Last Twelve Months
                                      Revenue                 EBITDA                  EBIT
                               ----------------------  ---------------------  ---------------------

Precedent Transactions
    Mean.....................           7.0x                   14.2x                  29.3x
    Median...................           2.7x                   12.5x                  16.9x



         Morgan Stanley noted that the multiple of CY2003 revenues paid for MedSource of 1.3x, the multiple of 20.1x CY2003 EBIT and the multiple of 10.9x CY2003 EBITDA were generally below that paid for other similar hospital supply and medical device transactions. However, no transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of MedSource common shares of $5.37 to $11.64. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions regarding industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of MedSource, such as the impact of competition on MedSource and the industry generally, industry growth and the absence of any material adverse change in the financial condition and prospects of MedSource or the industry or in the financial markets in general. Mathematical analysis such as determining the average or median is not in itself a meaningful method of using comparable transaction data.

         Discounted Cash Flow Analysis. Morgan Stanley performed discounted cash flow analysis on two sets of financial projections, one based on MedSource management's projections which are referred to as the Management Projections and the other on Morgan Stanley Equity Research which is referred to as the Equity Research Projections. Each set of projections reflects the best estimate of the current business available from the respective parties for fiscal years 2004 - 2008. The Management Projections consisted of the following:

Summary of Projections ($MM)
Fiscal Years                                  2003         2004         2005          2006         2007         2008
                                              ----         ----         ----          ----         ----         ----
Revenue                                     $177.3       $185.4       $210.2        $247.1       $296.9       $341.4
  Growth                                     11.6%         4.6%        13.4%         17.6%        20.2%        15.0%
Gross Margin                                 $45.3        $44.0        $58.1         $72.8        $92.8       $106.7
EBITDA                                        20.5         22.3         33.4          45.2         61.3         70.5
   EBITDA Margin (%)                         11.6%        12.0%        15.9%         18.3%        20.6%        20.6%
EBIT                                          11.5         12.7         23.2          34.7         50.6         58.2
   EBIT Margin (%)                            6.5%         6.8%        11.0%         14.1%        17.0%        17.0%


         The Management Projections were prepared on January 7, 2004, updated on March 10, 2004, and reflected management's views as of that time. MedSource has no duty to update, and has not updated, those projections. Morgan Stanley performed a discounted cash flow analysis of MedSource based on this forecast. Morgan Stanley discounted the unlevered free cash flows of MedSource at a range of discount rates of 8.0% to 10.0%, representing an estimated weighted average cost of capital range for MedSource, and terminal values based on a 6.0-7.5x exit EBITDA multiple to arrive at a range of present values for MedSource. The present values were then adjusted for MedSource's debt (net of cash) and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of MedSource common shares ranging from approximately $12.06 to $14.54 using the Management Projections.


         The Equity Research Projections consisted of the following:


Summary of Projections ($MM)
Fiscal Years                                  2003         2004         2005          2006         2007         2008
                                              ----         ----         ----          ----         ----         ----
Revenue                                     $177.3       $186.6       $206.2        $227.4       $253.4       $278.7
  Growth                                     11.6%         5.2%        10.5%         10.3%        11.4%        10.0%
Gross Margin                                 $45.3        $46.5        $52.9         $58.8        $67.1        $73.8
EBITDA                                        20.5         25.3         28.6          31.5         36.4         39.9
   EBITDA Margin (%)                         11.6%        13.6%        13.9%         13.9%        14.4%        14.3%
EBIT                                          11.5         14.7         17.3          19.6         23.8         26.2
   EBIT Margin (%)                            6.5%         7.9%         8.4%          8.6%         9.4%         9.4%

         The Equity Research Projections were prepared in March 2004 as part of a regular update by the Morgan Stanley analyst. The estimates were derived without access to non-public information, including an internal downward earnings revision by MedSource management in March 2004. Morgan Stanley has no duty to update, and has not updated, those projections. Morgan Stanley performed a discounted cash flow analysis of MedSource based on this forecast. Morgan Stanley discounted the unlevered free cash flows of MedSource at a range of discount rates of 8.0% to 10.0%, representing an estimated weighted average cost of capital range for MedSource, and terminal values based on a 6.0-7.5x exit EBITDA multiple to arrive at a range of present values for MedSource.

The present values were then adjusted for MedSource's debt (net of cash) and proceeds from the exercise of outstanding options to arrive at an implied equity value per share. Based on this analysis, Morgan Stanley calculated values representing an implied equity value per share of MedSource common shares ranging from approximately $6.68 to $8.09 using the Equity Research Projections.

----------------------------------

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all its analyses as a whole, would create an incomplete view of the process underlying Morgan Stanley's analysis and opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of MedSource.

         In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of MedSource. Any estimates contained in the analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than those suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of the fairness from a financial point of view of the consideration to be received by the holders of MedSource common stock pursuant to the merger agreement and were provided to the MedSource board of directors in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals of value or to reflect the prices at which MedSource might actually be sold. In addition, as described above, the Morgan Stanley Opinion was one of the many factors taken into consideration by the MedSource board of directors in making its determination to approve the merger. Consequently, the Morgan Stanley analyses as described above should not be viewed as determinative of the opinion of the MedSource board of directors with respect to the value of MedSource or of whether the MedSource board of directors would have been willing to agree to different consideration.

         Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. Morgan Stanley may continue to provide investment banking services to the combined entity in the future. In the ordinary course of its trading, brokerage, investment management and financing activities, Morgan Stanley and its affiliates may, at any time, have a long or short position in, and buy and sell the debt or equity securities and senior loans of MedSource for its account or the account of its customers. In March 2002, Morgan Stanley acted as sole bookrunner on the initial public offering of MedSource.

         Pursuant to the terms of an engagement letter, Morgan Stanley was retained to provide only a financial opinion letter in connection with the merger and, as a result, was not involved in structuring, planning or negotiating the merger. The board of directors of MedSource agreed to pay Morgan Stanley a customary fee and to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, the Board has also agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions.


REASONS FOR THE MERGER


         The terms of the merger agreement and the proposed merger are the result of arm's-length negotiations between representatives of MedSource and representatives of MDMI. In arriving at its decision to approve and recommend the merger agreement for adoption by MedSource's stockholders, our board of directors consulted with management, as well as its financial and legal advisors, and considered the following potentially positive factors:

         o the general economic and competitive conditions of the market in which MedSource operates;

         o     MedSource's   existing  and  historical   business,   results  of
               operations and financial condition;

         o an assessment of MedSource's projected cash flows, its ability to borrow money, and its needs for additional capital;

         o management's projections for MedSource, the risks inherent in these projections and a comparison of possible trading market multiples to the merger consideration being offered by MDMI;

         o the results of the efforts undertaken by MedSource and Piper Jaffray to solicit proposals to acquire MedSource;

         o a review of the financial condition of MDMI and its ability to perform the merger agreement;

         o the (i) signed counterpart(s) of the commitment letter of Credit Suisse First Boston ("CSFB"), dated as of April 27, 2004, to MDMI pursuant to which CSFB agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $404 million of debt financing in connection with the merger including up to $40 million of revolving credit and (ii) the signed commitment letter of each of DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, the "DLJMB Buyers") pursuant to which the DLJMB Buyers have agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in UTI in an amount equal to approximately $89.8 million.

         o the presentations and written opinion of Morgan Stanley, including the assumptions made, the matters considered, and the limitations on the reviews undertaken in determining that the merger consideration is fair to the stockholders of MedSource from a financial point of view;

         o the opinion of the board of directors, after the conclusion of negotiations with MDMI, that the cash price to be paid by MDMI pursuant to the merger agreement represented the highest consideration that MDMI was willing to pay, and the highest per share value reasonably attainable on the date of signing;

         o the board's judgment based in part on the advice of MedSource's financial advisor that it was inadvisable to forego the merger and pursue other alternatives because of the delays, uncertainties and contingencies, and business, economic and market risks involved;

         o the fact that the cash merger consideration of $7.10 per share represents a premium of approximately 19% over the closing price of MedSource's common stock on April 27, 2004 ($5.96 per share), the last trading day before the merger became publicly known;

         o the fact that the merger consideration is all cash, which provides certainty of value to MedSource's stockholders, compared to a transaction involving stock consideration or a mixture of stock and cash;

         o     the terms and conditions of the merger agreement, including:

               o the fact that the merger agreement included the completion of the committed funding as a condition to closing and our management's conclusion, based on consultation with Piper Jaffray, that UTI and MDMI had taken appropriate steps to secure the necessary financing to complete the merger, all of which improve the likelihood of a timely successful closing; and

               o our ability to furnish information to and conduct negotiations with third parties, and to terminate the merger agreement, if, among other things, our board of directors determines in good faith that an alternative proposal made by a third party is more favorable to our stockholders than the merger with Merger Sub as described under "The Merger Agreement - No Solicitation of Other Acquisition Proposals."

         o that approval and adoption of the merger agreement would require the affirmative vote of the holders of a majority of all outstanding shares of MedSource's common stock and that rights of appraisal will be available under the laws of the State of Delaware to MedSource's stockholders who dissent to the merger;

         o that there are relatively few regulatory approvals required to consummate the merger and the favorable prospects of receiving such approvals; and

         o that the merger agreement and the transactions contemplated thereby were the product of arms-length negotiations and that none of the members of MedSource's board of directors or senior management have agreements with UTI or MDMI to remain an executive, director or stockholder of MedSource, UTI or MDMI following the merger, although the board of directors also considered that certain executives would be entitled to severance payments if such executives did not remain employed by MedSource following the merger.

Our board of directors also considered potentially negative factors in its deliberations concerning the merger, including:

         o that we will no longer exist as an independent company and our stockholders will no longer participate in our growth;

         o that, under the terms of the merger agreement, due to the exclusivity provisions it contains, we will be unable to solicit other acquisition proposals, although under certain circumstances we will be entitled to entertain unsolicited offers;

         o that, under the terms of the merger agreement, we would be required to pay MDMI a termination fee of $8,522,000 if we were to terminate the merger agreement to accept a more favorable alternative proposal for a business combination or acquisition of MedSource, and that our obligation to pay the termination fee might discourage other parties from proposing a business combination with, or an acquisition of, MedSource (see "The Merger Agreement - Termination of the Merger Agreement");

         o that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

         o that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed even if approved by our stockholders (see "The Merger Agreement - Conditions to Completion of the Merger"); and

         o the possibility of disruption to the operations of MedSource following announcement of the merger, and the resulting effect on MedSource if the merger does not close.

         The preceding description is not intended to be exhaustive. However, MedSource believes that the description includes all the material factors that its board considered. The board of directors collectively reached the unanimous decision to approve the merger agreement in light of the factors described above and other factors that each member of the board of directors felt was appropriate. In view of the variety of factors and the quality and amount of information considered, the board of directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the board of directors may have given different weight to different factors.

         As described under the caption "Interests of Our Directors and Executive Officers in the Merger," our board was aware that certain of our directors and executive officers have interests in the merger that are, or may be, different from, or in addition to, the interests of MedSource's stockholders. The board was of the view that these interests, either alone or in connection with the factors discussed above, did not change its conclusion that it should authorize the merger and recommend it to stockholders.

VOTING AGREEMENTS

         In connection with the execution and delivery of the merger agreement, our directors and executive officers and entities affiliated with them that own stock in MedSource, have agreed, pursuant to separate voting agreements with UTI and Merger Sub, to vote all of their shares of common stock to adopt the merger agreement and to disapprove any other proposals to acquire MedSource or other extraordinary corporate transaction involving MedSource, and not to sell or transfer any of their shares, other than in the merger. Our directors and executive officers and their affiliates hold or have the right to vote a total of 7,090,390 shares of common stock subject to these voting agreements, which represent approximately 25% of the outstanding shares of our common stock. In the voting agreements, these directors and executive officers and their affiliates have given irrevocable proxies to UTI to vote their shares for the merger agreement. Any shares of common stock subsequently acquired by a director, executive officer or such affiliates will also become subject to the voting agreements. The voting agreements will terminate if the merger agreement is terminated.

AMENDMENT OF MEDSOURCE'S RIGHTS AGREEMENT

         Our board of directors previously adopted a stockholder rights plan under which it declared a dividend of one preferred share purchase right for each outstanding share of common stock of MedSource held by stockholders. The stockholder rights plan has the effect of making a tender offer or acquisition by a third party which is not agreed to or approved by our board of directors less attractive by making the acquisition more costly and difficult. The rights become exercisable only if a person or group acquires beneficial ownership of 15% or more of our common stock or commences a tender or exchange offer upon completion of which that person or group would beneficially own 15% or more of our common stock.

         MedSource and Wachovia Bank, National Association, the rights agent under the stockholder rights plan, have amended the rights agreement that governs the stockholder rights plan to exclude MDMI, Merger Sub, the merger and the merger agreement from the definitions of an "acquiring person" and "distribution date" under the rights plan, thereby preventing UTI's receipt of proxies under the voting agreements and transactions by them under the merger agreement from triggering the exercisability of the purchase rights. In accordance with this amendment, the purchase rights under the rights plan will terminate immediately prior to the effective time of the merger.

STRUCTURE OF THE MERGER

         The proposed acquisition of MedSource has been structured as a merger of Merger Sub with and into MedSource, with MedSource surviving as a wholly-owned subsidiary of MDMI. The transaction was structured as a cash merger to provide the stockholders of MedSource with a cash payment for all of the shares they hold and to provide a prompt and orderly transfer of ownership of MedSource with reduced transaction costs.

MERGER FINANCING

         MDMI has obtained a commitment letter from Credit Suisse First Boston with respect to credit facilities providing for up to $404 million of debt financing including up to $40 million of revolving credit, and UTI has received an equity commitment letter from the DLJMB Buyers for an approximately $89.8 million equity investment in UTI. The amounts available under these commitment letters are sufficient to fund the acquisition of MedSource and repay amounts outstanding under MedSource's existing credit facility. The commitments pursuant to these commitment letters are subject to a number of conditions, including, among other things, the absence of any material adverse change in MDMI's business or operations, the execution of definitive documentation and other conditions. The obtaining of financing pursuant to these commitment letters is a condition to the closing of the merger under the merger agreement.

         In connection with the closing of the merger, all amounts outstanding under MedSource's bank credit facility will be repaid by MDMI and the bank credit facility will be terminated. As of __________, 2004, approximately $____ million of borrowings (including letters of credit) were outstanding under MedSource's bank credit facility.

ACCOUNTING TREATMENT

         The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles. Consequently, the aggregate consideration paid by MDMI in connection with the merger will be allocated to the assets and liabilities of MedSource based upon their fair values, with the excess, if any, being treated as goodwill.

CERTAIN EFFECTS OF THE MERGER

         If MedSource consummates the merger with Merger Sub, MedSource's stockholders will no longer have any interest in, and will not be stockholders of, MedSource. They will no longer benefit from any of MedSource's future earnings or growth or from any increases in MedSource's value and will no longer bear the risk of any decreases in MedSource's value. Instead, at the effective time of the merger, the shares of MedSource (other than shares held by stockholders who exercise their appraisal rights under Delaware law or shares held of record by MDMI, Merger Sub or any wholly-owned subsidiary of MDMI or by MedSource) will be converted into and become only the right to receive the merger consideration. If MedSource consummates the merger, UTI's stockholders will indirectly hold through MDMI the entire equity interests in MedSource and will, therefore, be the sole beneficiaries of any of MedSource's future earnings or growth and any increases in MedSource's value. However, UTI and its stockholders will bear the risk of any decreases in MedSource's value.

         Following the consummation of the merger, MedSource's common stock will be delisted from the Nasdaq National Market and will become eligible for termination of its registration under the Securities Exchange Act of 1934. MedSource intends to terminate the registration of its common stock under the Securities Exchange Act of 1934 as soon as practicable following the consummation of the merger.

CONDUCT OF MEDSOURCE'S BUSINESS IF THE MERGER IS NOT CONSUMMATED

         If MedSource does not consummate the merger, our board of directors expects to seek to retain MedSource's current management team, although there can be no assurance it will be successful in doing so. There are no plans in such circumstances to operate MedSource's business in a manner substantially different than presently operated.

REGULATORY APPROVALS

         The merger is subject to review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. We will not be able to complete the merger until the 30-day waiting period for review by these agencies has expired or been terminated early by the agencies. We may be required to obtain other regulatory approvals from state and foreign authorities. While we expect to obtain all required regulatory approvals, we cannot assure you that these regulatory approvals will be obtained or that the granting of these regulatory approvals will not involve the imposition of conditions on the completion of the merger or require changes to the terms of the merger that would have a materially adverse effect on the combined company. You will, however, be entitled to vote on material changes to the merger agreement if our board of directors agrees to the changes in order to obtain a required regulatory approval.

TREATMENT OF EMPLOYEE STOCK PURCHASE PLAN

         MedSource's 2001 Employee Stock Purchase Plan provides participating employees the right to purchase shares of MedSource's common stock at a per share price equal to 85% of the fair market value of the common stock at the beginning or end of each offering period, whichever is lower. The merger agreement provides that the plan will be terminated at or prior to the effective time of the merger. Upon termination, all payroll deductions not used to purchase shares of MedSource's common stock will be refunded.

TREATMENT OF STOCK OPTIONS, WARRANTS AND RESTRICTED STOCK

         As of April 26, 2004, MedSource had outstanding warrants to purchase an aggregate of 19,665 shares of common stock. The holders of the warrants have agreed, or prior to the effective time of the merger will agree, with MedSource to cancel their warrants at or immediately prior to the effective time of the merger. In consideration of the cancellation, the holder of each cancelled warrant will be entitled to receive from MedSource a cash payment equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of the warrant, multiplied by (2) the aggregate number of shares of common stock then subject to the warrant. The payment of the cash consideration will be subject to all required tax withholdings.

         Under MedSource's 1999 Stock Plan, which we refer to in this proxy statement as the "Stock Plan," MedSource had granted, as of April 26, 2004, restricted stock awards for a total of 686,813 shares of MedSource's common stock to employees that had not yet vested. By their terms, the restricted stock awards will vest upon a change in control of MedSource. Consequently, the holders of restricted stock awards will receive the same merger consideration for their restricted stock as other stockholders who own unrestricted common stock will receive as a result of the merger.

         Under the Stock Plan, MedSource had outstanding, as of April 30, 2004, options to purchase a total of 1,753,775 shares of MedSource's common stock, of which options to purchase a total of 238,421 shares were fully exercisable ("vested options"), and options to purchase the remaining 1,515,354 shares had not yet become exercisable ("unvested options"). The Stock Plan provides that immediately prior to the effective time of the merger, (i) the unvested options held by certain employees will not vest, (ii) the unvested options held by certain other employees will vest up to 50% and (iii) the options held by the executive officers and directors of MedSource will vest in full. The holder of each vested option will be entitled to receive from MedSource a cash payment equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of the vested option, multiplied by (2) the aggregate number of shares of common stock then subject to the option. Holders of options that are not vested as of the effective time or options whose exercise price is equal to or more than the merger consideration will receive no payments with respect to those options, and all of those options will be automatically cancelled as a result of the merger and the terms of the Stock Plan.

         Under the ACT Medical, Inc. 1998 Omnibus Stock Plan, as amended and restated as of April 4, 2000, which MedSource assumed following the merger of ACT Medical, Inc. into ACT Acquisition Corp., a former subsidiary of MedSource, MedSource had outstanding, as of April 30, 2004, options to purchase a total of 97,545 shares of MedSource common stock. Holders of all such options which have an exercise price which is less than or equal to the merger consideration have agreed to exercise those options immediately prior to the effective time of the merger.

EFFECTIVE TIME OF THE MERGER

         The merger will become effective when a certificate of merger is duly filed with the Secretary of State of Delaware or at such later time as the parties agree to and specify in the certificate of merger. We expect that this filing will be made no later than the first business day after the vote by the stockholders of MedSource adopting the merger agreement and the satisfaction or waiver of all other conditions to the consummation of the merger described in the merger agreement. See "The Merger Agreement - Conditions to Completion of the Merger."

         The merger agreement also provides that:

         o at the effective time, the certificate of incorporation of MedSource as in effect immediately prior to the effective time shall be amended as so as to read in its entirety as set forth in Appendix D hereto, and so amended shall be the certificate of incorporation of the surviving corporation, until duly amended in accordance with applicable law and the terms thereof;

         o the bylaws of Merger Sub in effect immediately before the effective time of the merger will be the bylaws of the surviving corporation, until amended;

         o the directors of Merger Sub immediately before the effective time of the merger will be the directors of the surviving corporation; and

         o the officers of Merger Sub immediately before the effective time of the merger will be the officers of the surviving corporation.

THE PAYING AGENT

         [NAME OF BANK] or another comparable institution will act as the paying agent in connection with the merger.

RECOMMENDATION OF THE BOARD

         Our board of directors has determined that the merger is fair to, advisable and in the best interest of MedSource and our stockholders and recommends that stockholders adopt the merger agreement. Our board of directors has approved the merger agreement and the merger.

         YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

         INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

         When considering the recommendation of MedSource's Board, you should be aware that some of MedSource's officers and directors have interests in the merger that are different from, or in addition to, yours. MedSource's Board was aware of these interests and considered them, among other things, in adopting the merger agreement and the merger. These interests are described below.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         MDMI has agreed to maintain all rights of each person who was, as of the date of the merger agreement or at any time prior to such date, a director or officer of MedSource for indemnification, exculpation from liability and advancement of expenses, as provided in the charter and bylaws of MedSource or in any existing indemnification contract, with respect to acts and omissions occurring at or prior to the effective time of the merger. The indemnity generally covers all liabilities arising out of any such officer's or director's association with MedSource. The indemnity allows MedSource as the surviving corporation in the merger to assume the defense of any claim. MedSource will also be obligated to advance all reasonable out-of-pocket expenses of each indemnified party, as such expenses are incurred, to the fullest extent permitted by Delaware law.

         MDMI also agreed to cause to be maintained for six years from the effective time of the merger policies of directors' and officers' or fiduciary duty liability insurance providing coverage no less advantageous than the coverage provided under MedSource's directors' and officers' liability insurance policies existing prior to the merger. MDMI will not be required to pay annual premiums in excess of 150% of the annual premiums being paid currently for our existing insurance policies. Instead of those new policies, MedSource and MDMI may purchase "tail" insurance extensions to MedSource's existing policies covering MedSource's officers and directors for acts and omissions occurring prior to the effective time of the merger with a claims period of six years after the effective time of the merger.

PAYMENTS FOR STOCK OPTIONS AND RESTRICTED STOCK

         Our executive officers and directors owned stock options to purchase an aggregate of 706,927 shares of our common stock and 679,643 unvested shares of restricted stock, as of April 30, 2004. Our executive officers and directors owned no vested options and no warrants to purchase shares of our common stock, as of April 30, 2004. All of the unvested awards of restricted stock owned by our executive officers and directors will vest as a result of the merger. Immediately prior to the effective time of the merger, 100% of the options held by the executive officers and directors of MedSource will be deemed to be vested options. At or immediately prior to the effective time of the merger, all outstanding stock options held by executive officers and directors will be canceled. In consideration for the cancellation, the officer or director will have the right to receive a cash payment with respect to each vested option equal to the product of (1) the excess, if any, of the merger consideration over the per share exercise price of the vested option, multiplied by (2) the aggregate number of shares of common stock then subject to the vested option. Payment of this cash consideration will be subject to all required tax withholdings. The executive officers and directors will receive payment of the merger consideration for all of their restricted stock in the same fashion as payment of the merger consideration is made for other outstanding shares of MedSource's common stock.

         The following table lists the payments that MedSource will make upon completion of the merger to each of MedSource's executive officers and directors that are attributable to unvested options and unvested restricted stock and the estimated maximum tax reimbursement obligations payable to MedSource in respect of such options and unvested restricted stock.

                                 UNVESTED OPTIONS      UNVESTED RESTRICTED STOCK        ESTIMATED MAXIMUM
                                 ----------------      -------------------------          AMOUNT OF TAX
                                                                                         REIMBURSEMENTS
                                                                                         --------------

     Ross Manire                     $52,470                    $63,112                            $0
     Paul E. Fulchino               $107,250                    $41,869                            $0
     Joseph Ciffolillo               $52,470                    $63,112                            $0
     Carl S. Sloane                  $52,470                    $63,112                            $0
     John Galiardo                   $52,470                    $63,112                            $0
     William J. Kidd                  $2,783                    $63,112                            $0
     T. Michael Long                  $2,783                    $63,112                            $0
     Richard J. Effress             $596,250                 $1,449,678                      $616,795
     Daniel C. Croteau              $187,647                   $658,135                      $228,817
     Rolf Dahl                      $39,750                    $520,671                      $115,459
     William Ellerkamp              $248,946                     $5,893                       $33,304
     William J. Kullback            $132,500                   $585,750                      $180,150
     Ralph Polumbo                  $139,125                   $526,841                      $170,559
     R. Richard Snider              $142,438                   $656,999                      $200,607
     Dean Schauer                   $71,881                        $959                       $33,013

SEVERANCE AND TERMINATION AGREEMENTS

         MedSource has entered into employment severance agreements and termination agreements with each of its executive officers, except that William Ellerkamp does not have a termination agreement. The severance agreements provide that these officers will receive an amount equal to their base salary for one year following a termination by us without cause or following a termination by the officer for good reason. The amount payable by us would be reduced by any amounts the officer receives from any new employer during the year, but the officer would in any event receive an amount at least equal to his base salary for six months. The severance payments are conditioned upon the officer's agreement not to compete with us or solicit our employees or customers during that one year period.

         Under the termination agreements, if any executive officer is terminated without cause or leaves MedSource with good reason within one year following a change-in-control of MedSource, we would be required to pay the officer a lump sum equal to two times the highest annual cash compensation the officer received during the three prior years of employment and to provide the officer with health benefits for 24 months following termination. This payment is in lieu of any payment under the severance agreements described above. The definition of change-in-control would include the completion of the merger. All termination payments are subject to the withholding of any required taxes. Receipt of the lump sum payment would not be conditioned upon the officer's agreement not to compete or solicit our employees or customers. The termination agreements provide that "good reason" for an executive officer to terminate his employment upon a change in control include:

         o reduction of the executive's base salary, bonus computation or title;

         o reduction in the executive's responsibilities or a material adverse change in the executive's employment conditions, either of which is not remedied within 30 days after notice to MedSource;

         o     requiring  the executive to relocate without his written consent;
               and

         o depriving the executive of any material fringe benefit or failing to provide the executive with the same number of paid vacation days to which he is entitled under MedSource's vacation policy prior to the change-in-control, unless the action is applied to all executives as a whole and on a company-wide basis.

         In addition, under the termination agreements, we would be obligated to make tax reimbursement payments to any former executive officer if any amounts they receive are subject to an excise tax under Section 4999 of the Internal Revenue Code, which taxes some payments that are contingent on a change-of-control within the meaning of Section 280G of the Internal Revenue Code. The issues relating to the determination of the amount of tax for which MedSource will be liable for reimbursement are complex and subject to varied interpretations. MedSource is obligated to make a tax reimbursement payment to an executive officer in an amount which would put the officer in approximately the same financial position he would have been in if the excise tax did not apply to those payments.

         MDMI has not informed us as to which executive officers will be retained in their positions after the merger and which executive officers will be terminated as employees. The following chart provides information regarding the estimated lump sum termination payments that would be payable to each executive officer assuming the executive officer's employment were terminated immediately following the merger. The chart also sets forth for each executive officer the estimated maximum tax reimbursement obligations payable by MedSource in respect of such termination payments.

                                              ESTIMATED               ESTIMATED MAXIMUM AMOUNT
            EXECUTIVE OFFICERS            TERMINATION PAYMENT           OF TAX REIMBURSEMENTS
            ------------------            -------------------           ---------------------

         Richard J. Effress                 $758,530                         $385,650
         Daniel C. Croteau                  $550,442                         $269,095
         Rolf Dahl                          $419,706                         $183,549
         William Ellerkamp                  $0                               $0
         William J. Kullback                $460,254                         $215,481
         Ralph Polumbo                      $476,910                         $223,798
         R. Richard Snider                  $547,134                         $259,581
         Dean Schauer                       $316,002                         145,107


                              THE MERGER AGREEMENT

         The following is a brief summary of certain material provisions of the merger agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Appendix A and is incorporated herein by reference. Stockholders of MedSource are urged to read the merger agreement carefully.

THE MERGER; MERGER CONSIDERATION

         At the effective time of the merger, Merger Sub will be merged with and into MedSource, with MedSource as the surviving corporation in the merger. Following the merger, MedSource will be a wholly-owned subsidiary of MDMI.

         The merger agreement provides that, upon the effective time of the merger, each issued and outstanding share of common stock, other than shares held by stockholders of MedSource who dissent to the merger, will be automatically canceled and shall be converted into the right to receive $7.10 per share in cash, without interest, and less any required tax withholdings, upon surrender of the certificate representing the share. The merger agreement also provides that, upon the effective time, each issued and outstanding share of common stock held by MedSource, any wholly-owned subsidiary of MedSource, Merger Sub, MDMI or any subsidiary of MDMI will be automatically canceled, without payment of any consideration.

EFFECTIVE TIME

         The closing of the merger will occur as soon as practicable following the adoption of the merger agreement and the satisfaction or waiver of the other conditions contained in the merger agreement. The merger will be consummated, and the effective time will occur, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or at such later time that the parties agree upon and designate in the certificate of merger as the effective time. Following the effective time, the merger will have the effects provided in Section 251 of the Delaware General Corporation Law.

CERTIFICATE OF INCORPORATION; BYLAWS

         The certificate of incorporation of MedSource in effect immediately prior to the effective time, as amended as set forth in the merger agreement, will be the certificate of incorporation of the surviving corporation after the merger, until amended in accordance with the provisions of the certificate of incorporation or applicable law. The bylaws of MedSource in effect immediately prior to the effective time will be the bylaws of the surviving corporation, until amended in accordance with the provisions of the bylaws and the provisions of the certificate of incorporation and applicable law.

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

         Directors. The directors of Merger Sub immediately prior to the effective time will be the initial directors of the surviving corporation and will serve until their successors are duly elected or appointed and qualified.

         Officers. The officers of Merger Sub immediately prior to the effective time will be the initial officers of the surviving corporation and will serve until their respective successors are duly elected or appointed and qualified.

APPRAISAL RIGHTS

         Stockholders are entitled to dissent to the merger and to request appraisal of the fair value of their shares of common stock under Section 262 of the Delaware General Corporation Law. At the effective time, those stockholders who have properly and timely exercised their rights to appraisal and payment under Section 262 will cease to have any rights with respect to their shares of common stock, except the rights provided in Section 262. We are required to give notice to MDMI of any demands received by us for appraisals of shares of our common stock and to allow MDMI to participate in and direct all negotiations and proceedings with respect to stockholder appraisal demands.

SURRENDER AND PAYMENT FOR SHARES

         Prior to the effective time, MDMI will enter into an agreement with ___________ to act as paying agent under the merger agreement. MDMI will deposit sufficient cash to pay the full merger consideration with the paying agent. Promptly after the effective time, MedSource will cause the paying agent to mail to each stockholder of record a letter of transmittal and instructions so that the stockholders may deliver their executed letters of transmittal and to surrender their share certificates to the paying agent. Upon surrender to the paying agent of a certificate formerly representing shares of MedSource's common stock, together with the completed and duly executed letter of transmittal, and such other documents as may reasonably be required pursuant to the instructions accompanying the letter of transmittal, the holder of such certificate will be entitled to receive in exchange for the certificate, cash in an amount equal to the product of (a) the number of shares of Company common stock previously represented by the certificate and (b) the merger consideration. Any portion of the fund held by the paying agent, together with any interest or other income, that remains unclaimed by former stockholders of MedSource 270 days after the effective time will be delivered to MedSource. Our former stockholders who have not then previously surrendered their certificates must thereafter look to MedSource for payment of merger consideration pursuant to the merger agreement.

         Stockholders are urged to read and follow the instructions accompanying the letter of transmittal carefully. Information with respect to the exchange procedures, transfers of ownership, and lost, stolen or destroyed certificates will be contained in the letter of transmittal and related instruments.

NON-SOLICITATION OF ACQUISITION PROPOSALS

         We are subject to a non-solicitation covenant contained in the merger agreement. We have agreed not to, and to instruct our officers, directors, advisors, representatives and other agents not to:

         o continue any discussion or negotiations with any third party respecting an acquisition proposal;

         o solicit, initiate, encourage or facilitate any an actual or prospective acquisition proposal;

         o participate in discussions or negotiations with, or furnish any non-public information or access to our properties, books or records to, any person that has made an acquisition proposal, except as provided below; or

         o except as provided below, enter into any agreement or agreement in principle with respect to an acquisition proposal.

         The merger agreement defines "acquisition proposal" to mean any offer or proposal for, or any indication of interest in:

         o any transaction in which any third party would acquire beneficial ownership of more than 5% of the outstanding voting power of MedSource or any of its subsidiaries;

         o a merger, consolidation, share exchange, sale of substantially all assets, liquidation, dissolution or similar transaction involving MedSource or any of its subsidiaries; or

         o any transaction which would result in any third party acquiring 5% or more of the assets of MedSource and/or its subsidiaries, whether by purchase of assets, stock of a subsidiary or otherwise.

         We may, with respect to any unsolicited, written acquisition proposal, at any time prior to stockholder approval of the merger, furnish information and access to, and engage in discussions and negotiations with, any third party if:

         o we have not violated our non-solicitation obligations and are proceeding in good faith to obtain stockholder approval;

         o the third party has entered into a confidentiality and standstill agreement no less favorable to us than the confidentiality agreement and exclusivity agreement between us and MDMI;

         o a majority of our board of directors determines in good faith, after receipt of advice from outside legal counsel, that the failure to take such action would result in a failure of the board to comply with its fiduciary duties imposed by Delaware law;

         o our board of directors in good faith, after receipt of advice from outside legal counsel and a nationally recognized financial adviser, that the acquisition proposal is or is reasonably likely to constitute a superior proposal; and

         o no disclosure of non-public information is made to the third party until we have disclosed all the information to MDMI.

         The merger agreement defines "superior proposal" to mean any acquisition proposal, assuming all percentages in that definition are increased to 100% for this purpose, by a third party that a majority of our board of directors determines in good faith, after consultation with outside legal and financial advisors:

         o provides our stockholders per share consideration that exceeds the merger consideration;

         o is more favorable to our stockholders than the merger, taking into account all facts and circumstances, including the identity of the offeror and any modifications offered by MDMI or Merger Sub;

         o is made by a person or group which has provided reasonable evidence of sufficient funds or committed financing; and

         o     is reasonably likely to be consummated in a timely manner.

CONDITIONS TO THE MERGER

         Conditions to all Parties' Obligations to Complete the Merger

         The respective obligations of MedSource, MDMI and Merger Sub to complete the transactions contemplated by the merger agreement are subject to the satisfaction of the following conditions:

         o the merger agreement must be adopted by the required stockholder vote of MedSource;

         o any applicable waiting period or approval under certain pre-filing notification and related provisions of the antitrust laws required for completion of the merger have expired or been earlier terminated, or received, as appropriate; and

         o no governmental authority has issued any statute, rule, order, or other law, or taken any other action that restrains, enjoins or prohibits the consummation of the merger despite the parties' reasonable best efforts to have any such law or legal restraint vacated.

         Additional Conditions to MedSource's Obligations to Complete the Merger

         Our obligations to consummate the merger are also subject to the satisfaction, or waiver by us, of the following conditions at or prior to the effective time of the merger:

         o MDMI and Merger Sub have performed in all material respects all of their obligations under the merger agreement;

         o all of MDMI's and Merger Sub's representations and warranties qualified as to materiality must be true and correct in all respects, and all of their other representations and warranties must be true and correct in all material respects, and in any case as certified to that effect by the chief executive officer of each of MDMI and Merger Sub as of the effective time; and

         o MDMI shall have obtained specified consents and approvals, except where the failure of this condition is due to willful breach of our material covenants under the merger agreement.

         Additional Conditions to MDMI's and Merger Sub's Obligations to Complete the Merger

         The obligations of MDMI and Merger Sub to consummate the merger also are subject to the satisfaction, or waiver by MDMI and Merger Sub, of the following conditions:

         o we have performed in all material respects our obligations under the merger agreement;

         o all of our representations and warranties qualified as to Company material adverse effect must be true and correct in all respects, and all other representations and warranties not so qualified must be true and correct except where the inaccuracies would not reasonably be expected to result in a material adverse effect on MedSource, and in any case as certified to that effect by our chief executive officer and chief financial officer as of the effective time;

         o we must have obtained specified consents and approvals, except where the failure of this condition is due to willful breach by MDMI or Merger Sub of its material covenants under the merger agreement;

         o there is not pending any action or proceeding by any governmental authority or third person that has a reasonable probability of success seeking to restrain or prohibit the merger or to obtain material damages, or restrain, prohibit or impose material limitations on MDMI's exercise of its full rights of ownership and control over the business and operations of MedSource;

         o stockholders do not exercise their dissenter's appraisal rights under Delaware law for an aggregate of 10% or more of the outstanding shares of common stock;

         o since the date of the merger agreement, no event or circumstance has occurred that constitutes or reasonably would be expected to result in a material adverse effect on MedSource; and

         o MDMI and Merger Sub have obtained the proceeds of their financing substantially on the terms of the existing financing commitments.

TERMINATION OF THE MERGER AGREEMENT

         The parties to the merger agreement can mutually agree to terminate the merger agreement at any time, whether before or after receiving stockholder approval, without completing the merger. The merger agreement may also be terminated under the following circumstances:

         o Delay--by MDMI or MedSource, if the merger is not completed by August 31, 2004, except that the right to terminate is not available to any party whose breach has caused the merger not to occur, but in any event, either party may terminate after October 31, 2004;

         o Legal Impediments--by MDMI or MedSource if a statute, rule, order or other law makes illegal or prohibits the transactions contemplated by the merger agreement, or if any governmental entity issues an order or takes any other action permanently enjoining or otherwise prohibiting the merger, which order or other action is final and non-appealable;

         o Failure to Obtain Financing--by MDMI or MedSource if MDMI's financing becomes unavailable because of the termination of any of MDMI's commitment letters from its financing sources;

         o Failure to Obtain Stockholder Vote--by MDMI or MedSource if our stockholders fail to adopt the merger agreement at the special meeting;

         o Breach of Merger Agreement by MDMI or Merger Sub--by MedSource if MDMI or Merger Sub has (i) breached or failed to perform any of their representations or warranties in the merger agreement or any such representation or warranty has become untrue, or (ii) breached or failed to perform any of their respective covenants or agreements in the merger agreement, and in either case, if the result is that a condition to closing will not be satisfied, and the condition respecting the accuracy of their representations and warranties and performance of covenants and other agreements is incapable of satisfaction or is not capable of being cured or, if curable, is not cured within 10 days following written notice by MedSource to MDMI;

         o Breach of Merger Agreement by MedSource--by MDMI if (i) we have breached or failed to perform any of our representations or warranties in the merger agreement, or (ii) we have breached or failed to perform any of our covenants or agreements in the merger agreement, following written notice to MedSource by MDMI or Merger Sub, and in either case, if the result is that a condition to closing will not be satisfied, and the condition respecting the accuracy of their representations and warranties and performance of covenants and other agreements is incapable of satisfaction or is not capable of being cured or, if curable, is not cured within 10 days following written notice by MDMI to MedSource;

         o Alternative Proposal or Change in Board Recommendation--by MDMI if (i) we breach our covenants relating to third party acquisition proposals or (ii) our board of directors modifies or withdraws its recommendation of the merger or the merger agreement, recommends a third party or alternative acquisition proposal, fails to recommend rejection of an alternative or third party tender or exchange offer, recommends or advises against voting for the merger, fails to reaffirm its recommendation upon written request from MDMI, or approves a resolution or agrees to do any of the foregoing (a "Change in Recommendation"); or

         o Superior Proposal--by MedSource if, prior to obtaining stockholder approval, an unsolicited superior proposal is made and we have entered into a definitive agreement for the superior proposal, and we are not otherwise in breach of our obligations under the merger agreement, including with respect to third party acquisition proposals.

EFFECT OF TERMINATION AND TERMINATION FEES

         Upon any proper termination of the merger agreement, the merger agreement shall become void and the parties shall have no further obligation or liability thereunder, other than with respect to:

         o     any publicity regarding the proposed merger;

         o the parties' mutual access to records and other information and related confidentiality agreements;

         o     any  required   payment  of  termination  fees  or  out-of-pocket
               expenses by one party to another; and

         o certain provisions of the merger agreement governing amendment, assignment and interpretation thereof, and certain other general matters.

         If the termination of the merger agreement is as a result of a Change in Recommendation by our board of directors, or our acceptance of a superior proposal, we must pay MDMI a termination fee in the amount of $8,522,000. We also must pay MDMI the termination fee if:

         o     the conditions to closing in our favor have been satisfied;

         o the termination of the merger agreement is as a result of our stockholders failing to adopt the merger agreement or the failure to consummate the merger by August 31, 2004, other than due to a breach by the terminating party, or by October 31, 2004; and

         o within 12 months following the termination, we enter into a definitive merger agreement with respect to an acquisition proposal communicated to us or announced prior to the termination.

         We must also pay to MDMI the termination fee if the merger agreement is terminated by MDMI as a result of the uncured breach by us of our representations, warranties or covenants under the merger agreement and, within 12 months following the termination, we enter into a definitive agreement with respect to an acquisition proposal from a third party, excluding certain types of acquisition proposals.

         We will be required to pay to MDMI only the actual and reasonably documented out-of-pocket expenses, including reasonable attorneys' fees, of MDMI and its affiliates, not to exceed $3,000,000, incurred in connection with the proposed merger if MDMI terminates the merger agreement as a result of:

         o     our stockholders failing to adopt the merger agreement;

         o the uncured breach by us of our representations, warranties or covenants under the merger agreement;

         o our failure to obtain certain consents and approvals required for the consummation of the merger; or

         o the occurrence of any events or circumstances that constitute or reasonably would be expected to result in a material adverse effect on MedSource.

Any termination fee payable by us will be reduced by the amount of any expenses of MDMI that we are required to pay and actually have paid.

         If we terminate the merger agreement as a result of the uncured breach of the representations, warranties or covenants of MDMI or Merger Sub under the merger agreement or a failure of MDMI to complete its financing due to an adverse change in MDMI's business, assets or operations, MDMI will be required to pay us up to $750,000 of our actual and reasonable out-of-pocket expenses, including attorneys' fees, incurred in connection with the proposed merger.

REPRESENTATIONS AND WARRANTIES

         Each  of  MedSource,   the  Merger  Sub,  and  MDMI  has  made  certain
representations and warranties in the merger agreement. The merger agreement contains representations and warranties by us relating to, among other things:

         o organization, qualification and similar corporate matters for us and our subsidiaries;

         o our authority to enter into, execute and deliver the merger agreement and its enforceability, and the approval by our board of directors of the merger agreement, the merger and voting agreements with certain stockholders;

         o     compliance with applicable laws;

         o     our capital structure and our subsidiaries;

         o     the absence of violations, conflicts and consents;

         o     SEC filings and financial statements;

         o     the absence of certain adverse changes and other events;

         o the timeliness and accuracy of tax statements, and reserve information;

         o disclosures regarding employee benefit plans, the absence of changes in benefit plans and agreements, and ERISA compliance and excess parachute payments;

         o     brokers' fees and expenses;

         o     material licenses and permits;

         o     environmental compliance and disclosure matters;

         o     title to our properties and assets;

         o     labor and employment matters;

         o     intellectual property matters;

         o     material  contracts,   debt  instruments  and  other  contractual
               commitments, obligations and liabilities;

         o     undisclosed liabilities;

         o     material litigation matters;

         o     insurance matters;

         o     leases and other real estate;

         o     related party transactions;

         o     the opinion of our financial advisor;

         o     stockholder   rights   under   MedSource's   stockholder   rights
               agreement; and

         o     the stockholder vote required to adopt the merger agreement.

         The merger agreement contains representations and warranties by MDMI and Merger Sub relating to, among other things:

         o     organization, qualification and similar corporate matters;

         o their authority to enter into, execute and deliver the merger agreement and its enforceability and the approval of their respective boards of directors of the merger agreement;

         o     the absence of violations, conflicts and consents;

         o     their ownership of no common stock of MedSource;

         o     interim operations of Merger Sub; and

         o     brokers' fees and expenses.

         MDMI and Merger Sub also have represented that the commitment letters for their debt and equity financings are in full force and effect, as of the date of the merger agreement, and that the financings if consummated under the terms and conditions contained in the commitment letters will provide sufficient funds to make the required cash payments to our stockholders, to repay all of our debt and to pay all related fees and expenses. MDMI has provided to us a copy of these financing commitment letters.

         The foregoing representations and warranties are subject, in some cases, to specified exceptions and qualifications. The representations and warranties of each of the parties will expire upon completion of the merger.

COVENANTS RELATING TO MEDSOURCE'S CONDUCT OF BUSINESS

         We have agreed in the merger agreement that, from the date of the merger agreement until the effective time of the merger, we will conduct our operations in the ordinary course of business. In particular, we have agreed to use reasonable efforts to preserve intact our current business organization and goodwill, to maintain all existing material authorizations, licenses and permits, to keep available the services of our current officers and key employees, and to preserve our relationships with material customers and suppliers and related third parties. We also promised to notify MDMI of any breach of our representations or warranties and to prepare and file all documents and make any payments to maintain our proprietary rights.

         In addition, we have agreed that we will not do any of the following or agree in writing to take any of the following actions:

         o amend, or propose to amend, our certificate or incorporation or bylaws, except as required by the merger agreement;

         o grant, issue, sell, pledge, transfer, encumber, deliver or register any shares of our capital stock or other ownership interest therein, or accelerate any conversion, exchange or acquisition right for any such ownership interest, other than the issuance of common stock under the employee stock purchase program and upon the exercise of stock options outstanding on the date of the merger agreement;

         o effect any stock split, combination, conversion, reclassification or other change in its current capitalization;

         o directly or indirectly redeem, purchase or otherwise acquire any shares of our capital stock, other than by repurchasing restricted stock or upon cashless exercise of options in the ordinary course of business;

         o sell, lease or encumber any properties or assets, except for sales of inventory or obsolete equipment and other obsolete assets in the ordinary course of business;

         o merge or consolidate with, or acquire any interest in, any other third party company or business, other than with respect to a superior proposal; acquire any material assets, other than inventory, equipment and raw materials in the ordinary course of business;

         o incur or assume any indebtedness for borrowed money, issue any debt securities or rights to acquire debt securities, or assume, guarantee or otherwise become liable for obligations of third parties, in each case exceeding $250,000, except for working capital purposes in the ordinary course of business under existing credit facilities or currently budgeted capital expenditures;

         o make or forgive any loan, advance or capital contribution to, or other investment in, any person;

         o enter into any employment related agreements other than in the ordinary course of business, or enter into any such agreements with existing officers and directors; alter or amend any compensation or benefits due to employees, other than increases or new incentive awards in the ordinary course of business; increase compensation or grant new incentive awards to any director or officer except in the ordinary course of business; grant any severance or termination pay to any director or officer; pay any bonuses except those earned under certain specified awards; or provide for any payments as a result of the consummation of the merger; in each such case, except to the extent required by law or commitments in existence as of the date of the merger agreement;

         o except as required by law, adopt or amend in any material respect, or terminate, any benefit plan or arrangement;

         o make any material changes in any insurance coverages or permit any material insurance policies to lapse or be canceled or terminated;

         o except as required by changes in applicable law or generally accepted accounting principles, in each case with the concurrence of its independent public accountants, change any of our accounting methods, principles or practices or change our fiscal year;

         o     settle, compromise or pay any material claims or litigation;

         o except as required by law, make or change any material tax election or take any position or adopt any method with respect to any new tax return inconsistent with elections made, positions taken or methods used on prior returns; except as required by law, file any amended tax return that would result in a material change in tax liability, taxable income or loss; change any annual tax accounting period; or enter into any closing agreement on any material tax liability;

         o enter into any new line of business; or merge, consolidate, combine, liquidate, dissolve, recapitalize or reorganize, or adopt any plan for any such action;

         o enter into, modify, amend or terminate any material contract, other than in the ordinary course of business, or waive, release or assign any material rights, claims or benefits;

         o except as required by applicable law or generally accepted accounting principles, revalue in any material respect any of our assets, including inventory and receivables;

         o permit any registrations or applications for material owned, licensed or used intellectual property to lapse, or enter into any exclusive (or, other than in the ordinary course of business non-exclusive) licenses with respect to such intellectual property;

         o declare or set aside or pay any dividend or other distribution with respect to our capital stock;

         o amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire our capital stock, or any securities convertible into or exchangeable for our capital stock;

         o make any capital expenditures in excess of $250,000, other than as reflected in the business plan previously provided to MDMI;

         o redeem the preferred share purchase rights or amend or modify the stockholder rights agreement, or take or permit to occur any action that would allow any person other than MDMI and Merger Sub to acquire more than 15% of our common stock, with certain exceptions set forth in the merger agreement;

         o waive, modify or consent to any actions under any standstill, confidentiality or other similar agreement; and

         o knowingly or intentionally take any action reasonably likely to result in any of our representations and warranties under the merger agreement being untrue in any material respect.

ADDITIONAL AGREEMENTS OF THE PARTIES

         The merger agreement also includes the following additional agreements made by MedSource, MDMI and Merger Sub:

         o Proxy Statement--The parties have agreed to use their respective reasonable best efforts to take or cause to be taken all actions required to comply with all federal and state securities laws in connection with the merger, including cooperation in the preparation, filing and mailing to stockholders of this proxy statement, and any amendment or supplement hereto.

         o Stockholders Meeting; Board Recommendation--We have agreed to convene and hold a special meeting of our stockholders at the earliest practicable date after this proxy statement is cleared by the SEC, for the purpose of seeking the stockholders' adoption of the merger agreement and the merger. We have agreed that our board of directors will recommend approval of the merger agreement and that we will use our reasonable best efforts, including the solicitation of proxies, to solicit and obtain the stockholders' adoption of the merger agreement. Our board of directors may effect a Change in Recommendation if we receive a superior proposal and a majority of the board of directors determines in good faith, after receipt of advice from outside legal counsel, that a failure to take such action would result in a failure of our board to comply with its fiduciary duties imposed by Delaware law. (See "Non-Solicitation of Acquisition Proposals" on page 40).

         o Efforts to Consummate Merger--The parties have agreed to use their respective reasonable best efforts to do what is necessary to complete the merger, including cooperation with each other party in connection with the negotiation of MDMI's financing and the consummation of the merger. These efforts also include filing, execution or delivery of any document necessary to complete the merger, complying with all federal antitrust or anti-takeover laws, including any required pre-merger notification filing under the Hart-Scott-Rodino Act, making any other necessary regulatory filings and seeking any exemptions, and obtaining any other necessary consents, approvals or waivers from governmental authorities or third parties, including under our material contracts.



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

         o Publicity--The parties have agreed to consult with each other before issuing any press release or public statements about the merger agreement or the merger.

         o Transfer Taxes--MDMI and MedSource will cooperate in the preparation, execution and filing of all returns related to any transfer taxes or other similar taxes and fees that become payable in connection with the merger.

         o Insurance; Indemnity--All rights to indemnification, exculpation from liability and advancement of expenses existing as of the date of the merger agreement in favor of any directors, officers, employees and agents of MedSource with respect to acts and omissions occurring prior to the effective time as provided in MedSource's charter or bylaws or in any indemnification contracts shall survive for six years after the effective time. MDMI has also agreed that MedSource, and its successors and assigns, must either obtain "tail" insurance with respect to directors' and officers' liability with a claims period of six years from the effective time or maintain for six years from the effective time policies of directors' and officers' or fiduciary duty liability insurance, in either case providing terms no less advantageous to such indemnified parties than coverage provided under our existing policies with respect to acts or omissions occurring prior to the effective time. In no event, however, will MedSource be required to pay annual premiums in excess of 150% of the current annual premium for our existing insurance policies. See "Interests of Our Directors and Executive Officers in the Merger--Indemnification of Officers and Directors."

         o Financial Statements--We are required to provide MDMI monthly with consolidated financial statements, including balance sheets, statements of earnings, stockholder's equity and cash flows, of MedSource and its subsidiaries, for the then preceding calendar month, beginning in April 2004.

         o Events under Stockholder Rights Agreement--If any distribution date under the stockholder rights agreement is triggered prior to the effective time, the parties will adjust the per share merger consideration without increasing the aggregate merger consideration as the parties mutually agree in order to preserve the economic benefits of the merger that the parties reasonably expected as of the date of the merger agreement.

         o Access to Information--We must give MDMI and its representatives reasonable access to our offices, books, records, contracts, financial and operating information and other requested documents and data concerning our business, properties and personnel. In addition, we must instruct our officers, employees, accountants, counsel, financial advisors and other representatives to cooperate with reasonable requests of MDMI. We must promptly provide MDMI with copies of all reports or other documents filed or furnished pursuant to any federal or state securities laws, or received by us from the SEC or any state securities regulator. All information given to MDMI and its representatives pursuant to this access is subject to a confidentiality agreement executed by MedSource and MDMI.

         o Notification of Material Events--MDMI must give us prompt notice of any facts, events or notice to MDMI indicating that its financing to consummate the merger could not be available by August 31, 2004. Each party must give prompt notice to the other of:

               o any event or occurrence which would reasonably be expected to cause any party not to be in compliance with its representations, warranties and covenants under the merger agreement;

               o any notice from a third party that its consent is required for the consummation of the merger;

               o any material investigation, litigation or other proceeding pending or threatened against or affecting such party or the merger; and

               o any event or circumstance that could have a material adverse effect on the notifying party.

         o Financing Obligation--MDMI and Merger Sub have agreed to use their reasonable best efforts to cause the existing merger financing commitments they have obtained to be available at the effective time, including refraining from making any amendment to the financing commitments, entering into any transaction, or taking any other action that could materially impair, delay or prevent the financings from being available.

         o Merger Expenses--MDMI has agreed to pay all expenses related to the paying agent and the exchange of merger consideration for shares of common stock of MedSource. MDMI also has agreed to pay any transfer taxes or other similar taxes and fees that become payable in connection with the merger. All other fees and expenses incurred in connection with the merger and the merger agreement, except as otherwise agreed with respect to certain termination events, are to be paid by the party incurring the fees or expenses, regardless of whether the merger is completed.

AMENDMENT OR WAIVER

         The merger agreement may be amended in writing if signed by all of the parties, to the extent permitted by Section 251(d) of the Delaware General Corporation Law. Section 251(d) permits a merger agreement to provide for amendment by the parties' boards of directors at any time prior to the effective time, but any amendment made after stockholder adoption of the merger agreement may not alter or change:

         o the amount or kind of consideration to be received in exchange for shares;

         o any term of the certificate of incorporation of the surviving corporation to be effected by the merger; and

         o any of the terms and conditions of the merger agreement if the alteration or change would adversely affect the holders of any capital stock of the surviving corporation.

Any provision of the merger agreement may be waived, prior to the effective time, by a writing signed by the party against which the waiver is to be effective.

                                APPRAISAL RIGHTS

         Holders of shares of common stock of MedSource who do not vote in favor of the adoption of the merger agreement or consent thereto in writing, and who properly demand appraisal of their shares, will be entitled to appraisal rights in connection with the merger under Section 262.

         THE FOLLOWING DISCUSSION IS NOT A COMPLETE STATEMENT OF THE LAW PERTAINING TO APPRAISAL RIGHTS UNDER SECTION 262 AND DOES NOT PURPORT TO BE COMPLETE. YOU ARE URGED TO READ THE FULL TEXT OF SECTION 262 WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C. ALL REFERENCES IN SECTION 262 AND IN THIS SUMMARY TO A "STOCKHOLDER" ARE TO THE RECORD HOLDER OF THE SHARES OF COMMON STOCK OF MEDSOURCE BY OR AS TO WHOM APPRAISAL RIGHTS ARE ASSERTED. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES OF COMMON STOCK HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT APPRAISAL RIGHTS.

         Under Section 262, persons who hold shares of common stock and follow the procedures set forth in Section 262 will be entitled to have their shares of common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement by our stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the notice, and the applicable statutory provisions are attached to this proxy statement as Appendix C. Any holder of common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so, should review the following discussion and Appendix C carefully because failure to timely and properly comply with the specified procedures will result in the loss of appraisal rights.

         A holder of shares of common stock wishing to exercise the holder's appraisal rights must deliver to us, before the vote on the adoption of the merger agreement at the special meeting, a written demand for the appraisal of their shares and must not vote in favor of the adoption of the merger agreement. A holder of shares of common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement will not in and of itself constitute a written demand for appraisal satisfying the requirements of
Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform of the identity of the stockholder as well as the intention of the stockholder to demand an appraisal of the "fair value" of the shares held by the stockholder.

         Only a holder of record of shares of common stock is entitled to assert appraisal rights for the shares of common stock registered in that stockholder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the stockholder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the person intends thereby to demand appraisal of the holder's shares of common stock in connection with the merger. If the shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners. A record holder such as a broker who holds shares of common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of common stock held for other beneficial owners. In that case, however, the written demand should set forth the number of shares of common stock as to which appraisal is sought. Where no number of shares of common stock is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record owner. Stockholders who hold their shares of common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

         All written demands for appraisal pursuant to Section 262 should be sent or delivered to: MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, Attention Corporate Secretary.

         Within 10 days after the effective time of the merger, MedSource, which is the surviving corporation in the merger, must notify each holder of common stock who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement, nor consented thereto in writing, that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, MedSource or any holder of common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of common stock. MedSource is under no obligation to, and has no present intention to, file a petition. Accordingly, it is the obligation of the holders of common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262

         Within 120 days after the effective time of the merger, any holder of common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from MedSource a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by MedSource or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

         If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon MedSource, MedSource will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with
Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

         After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

         Holders of common stock considering seeking appraisal should be aware that the fair value of their shares of common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of common stock, and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. We do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights. We reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of common stock is less than the merger consideration. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy. The Court of Chancery also will determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock have been appraised, however, the costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised. The costs of mailing and publishing notices will be borne by the surviving corporation.

         Any holder of shares of common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares of common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of common stock (except dividends or other distributions payable to holders of record of common stock as of a record date prior to the effective time of the merger).

         If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, or effectively withdraws or loses, that stockholder's right to appraisal, the shares of common stock of such stockholder will be converted into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to MedSource a written withdrawal of the stockholder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of MedSource. Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any stockholder absent court approval.

         FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTION 262 FOR PERFECTING APPRAISAL RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS (IN WHICH EVENT THE HOLDER OF OUR COMMON STOCK WILL BE ENTITLED TO RECEIVE THE CONSIDERATION SPECIFIED IN THE MERGER AGREEMENT).

         MDMI and Merger Sub are not obligated to complete the merger if appraisal rights are properly demanded for 10% or more of the issued and outstanding shares of our common stock as of the record date for the special meeting, and those demands have not been withdrawn as of the date the merger is to be completed.

         IN VIEW OF THE COMPLEXITY OF THESE PROVISIONS OF SECTION 262, ANY STOCKHOLDER WHO IS CONSIDERING APPRAISAL RIGHTS SHOULD CONSULT A LEGAL ADVISOR.

           MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of federal income tax consequences of the merger relevant to beneficial holders of common stock of MedSource. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed regulations under the Code, rulings and pronouncements of the Internal Revenue Service, or the IRS, reports of congressional committees, judicial decisions and current administrative rulings and practice, all as in effect on the date of this proxy statement. Any of these authorities could be repealed, overruled or modified at any time. Any such changes could be retroactive and, accordingly, could modify the tax consequences discussed herein. No ruling from the IRS with respect to the matters discussed in this section has been requested, and there is no assurance that the IRS agrees with the conclusions set forth in this discussion. In addition, no tax opinion has been requested or received by MedSource with respect to the federal income tax consequences of the merger.

         This discussion is for general information purposes only and does not address all of the federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to certain types of stockholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, tax-exempt entities, pensions or other employment plans, real estate investment trusts, estates, trusts, regulated investment companies, shareholders holding common stock as part of a "straddle," "hedge," or conversion transaction or shareholders holding shares through partnerships or pass through entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address the federal income tax consequences to stockholders who acquired their shares of common stock through the exercise of employee stock options or otherwise as compensation or who, for United States income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust. Furthermore, this discussion does not address any tax consequences under state, local or foreign laws or the federal alternative minimum tax. This discussion assumes that the shares of common stock are held as a "capital asset" within the meaning of section 1221 of the Code.

         For federal income tax purposes, a holder of common stock who exchanges shares of common stock for cash pursuant to the merger, or who receives cash in exchange for such shares pursuant to the exercise of appraisal rights, will be treated as having sold such shares of common stock for cash in a taxable transaction. Gain or loss will be recognized in the exchange in an amount equal to the difference between the cash received and the holder's adjusted tax basis in the exchanged shares of common stock. Such gain or loss will be a capital gain or loss if the holder of the shares of common stock held such shares as a capital asset at the effective time of the merger, and may qualify as long-term capital gain or loss if the holder held the shares of common stock for a period greater than one year at the effective time of the merger. Otherwise, the gain or loss is short-term. Currently, for individual taxpayers long-term capital gains are generally taxed at a maximum 15% federal income tax rate for years prior to 2009. Short-term capital gains are generally taxed at the same rate as ordinary income. If a shareholder recognizes a capital loss, the deductibility of the capital loss is subject to limitations.

         A holder of common stock or other payee generally will be required to provide the paying agent with his, her or its correct taxpayer identification number, or TIN, certified under penalties of perjury, on the Form W-9 included as part of the letter of transmittal to be sent pursuant to the merger. The TIN of an individual is his or her social security number. A holder of common stock or other payee who does not provide the paying agent with a correct TIN may be subject to a fine imposed by the IRS. Furthermore, payments made to a holder of common stock or other payee may be subject to backup withholding if (1) MedSource stockholder or other payee fails to furnish a correct TIN, (2) the stockholder or other payee furnishes an incorrect TIN, (3) MedSource or the paying agent is notified by the IRS that such stockholder or other payee failed to report interest or dividends, or (4) under certain circumstances, the stockholder failed to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that the stockholder is not subject to backup withholding.

         If backup withholding applies, the paying agent is required to, and will, withhold a portion of any payment made to a holder of common stock or other payee. Backup withholding is not an additional tax but is credited against the federal income tax liability of the taxpayer subject to the withholding. If backup withholding results in an overpayment of a taxpayer's federal income taxes, the taxpayer may obtain a refund from the IRS provided that the required information is furnished to the IRS.

         Generally, a holder of common stock or other payee may avoid backup withholding by completing the Form W-9 included with the letter of transmittal to be sent to holders of common stock pursuant to the merger agreement and by certifying that the TIN included therein is correct and that the holder of common stock or other payee is not subject to backup withholding. Certain types of taxpayers (including corporations and certain foreign individuals) are not subject to these reporting or withholding requirements.

         THE FOREGOING FEDERAL INCOME TAX DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE MERGER, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

         The following table presents information regarding beneficial ownership of our common stock as of April 26, 2004 by:

         o each person who we know owns beneficially more than 5% of our common stock;

         o     each of our directors;

         o our chief executive officer and each of our four other most highly compensated executive officers; and

         o     all our executive officers and directors as a group.

         Unless otherwise indicated below, the address for each listed director and executive officer is MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305. We have determined beneficial ownership in accordance with the rules of the SEC and, as a result, include voting and investment power with respect to shares. To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares shown as beneficially owned. The percentage of ownership of common stock for each stockholder is based on 28,924,427 shares of our common stock outstanding as of April 26, 2004. The number of shares of our common stock outstanding used in calculating the percentage for each listed person includes the shares of our common stock underlying the options held by that person that are exercisable within 60 days following April 26, 2004.

         As a result of the voting agreements between UTI, Merger Sub and the officers and directors of MedSource and other stockholders of MedSource described elsewhere in this proxy statement, UTI may be deemed to beneficially own the shares subject to the voting agreements, which in the aggregate grant representatives of UTI a proxy to vote 7,090,390 shares, or approximately 25% of MedSource's common stock. The following table does not give effect to these voting agreements.



                                                                  NUMBER OF SHARES           PERCENTAGE OF SHARES
BENEFICIAL OWNER                                                 BENEFICIALLY OWNED           BENEFICIALLY OWNED
----------------                                                 ------------------           ------------------
Richard J. Effress(a).....................................                 858,585                    2.9%
Daniel C. Croteau(b)......................................                 180,269                      *
William G. Ellerkamp(c)...................................                 104,298                      *
Ralph M. Polumbo(d).......................................                 147,946                      *
R. Richard Snider(e)......................................                 236,474                      *
Joseph Ciffolillo(f)......................................                  65,672                      *
Paul E. Fulchino(g).......................................                  43,396                      *
John Galiardo(h)..........................................                  66,105                      *
William J. Kidd(i)........................................               2,214,121                    7.5%
T. Michael Long(j)........................................               3,437,110                    11.6%
Ross Manire(k)............................................                  99,350                      *
Carl S. Sloane(l).........................................                  51,806                      *
The 1818 Fund III, L.P.(m)................................               3,418,366                    11.5%
Carla G. Kidd(n)..........................................               2,214,121                    7.5%
State of Wisconsin Investment Board (o)...................               2,184,000                    7.3%
Funds Affiliated with Whitney & Co.(p)....................               2,084,689                    7.0%
Jennison Associates LLC(q)................................               1,457,500                    4.9%
All directors and executive officers as a group
  (15 persons)(r).........................................               7,797,317                    26.3%
----------------------------

* Represents less than 1% of our outstanding common stock.

(a) Includes (1) 2,514 shares of restricted stock and 225,000 shares issuable upon exercise of options that are expected to vest at the effective time; (2) 624,834 shares of our common stock (which include 201,666 shares of restricted stock) owned by a family limited partnership, the general partner of which is a limited liability company in which Mr. Effress's spouse holds a majority interest and Mr. Effress holds a minority interest, and the limited partners of which are Mr. Effress's spouse and the trust referred to in the following clause (3); and (3) 3,724 shares of our common stock owned by a trust established for the benefit of Mr. Effress's children. Mr. Effress disclaims beneficial ownership of all of the foregoing shares.
(b) Includes 92,695 shares of restricted stock and 70,810 shares issuable upon exercise of options that are expected to vest at the effective time.
(c) Includes 830 shares of restricted stock and 93,942 shares issuable upon exercise of options that are expected to vest at the effective time.
(d) Includes 74,203 shares of restricted stock and 52,500 shares issuable upon exercise of options that are expected to vest at the effective time.
(e) Includes (1) 92,535 shares of restricted stock and 53,750 shares issuable upon exercise of options that are expected to vest at the effective time; and (2) 66,380 shares of our common stock that are owned by a trust.
(f) Includes (1) 8,889 shares of restricted stock and 19,800 shares issuable upon exercise of options that are expected to vest at the effective time; and (2) 28,178 shares of our common stock beneficially owned by River Edge Partners, Inc.
(g) Includes 5,897 shares of restricted stock and 37,500 shares issuable upon exercise of options that are expected to vest at the effective time.
(h) Includes 8,889 shares of restricted stock and 19,800 shares issuable upon exercise of options that are expected to vest at the effective time. The address of the beneficial owner is 59 Crooked Lane, Princeton, New Jersey 08540.
(i) Includes (1) 725,593 shares of our common stock that are owned by Mr. Kidd's spouse; (2) 665,098 shares of our common stock owned by a trust for the benefit of Mr. Kidd's spouse and descendants; (3) 806,990 shares of our common stock owned by certain trusts established for the benefit of Mr. Kidd's children; and (4) 8,889 shares of restricted stock and 1,050 shares issuable upon exercise of options that are expected to vest at the effective time. Mr. Kidd disclaims beneficial ownership of the shares owned by his spouse and the foregoing trusts.
(j) Includes 8,889 shares of restricted stock and 1,050 shares issuable upon exercise of options that are expected to vest at the effective time. Mr. Long, a general partner of Brown Brothers Harriman & Co., which is the general partner of The 1818 Fund III, L.P., may be deemed to be the beneficial owner of shares held of record by The 1818 Fund III, L.P. (see footnote (m) below) due to his role as co-manager of The 1818 Fund III, L.P. Mr. Long disclaims beneficial ownership of the shares beneficially owned by The 1818 Fund III, L.P., except to the extent of his pecuniary interest therein. The address of each beneficial owner is 59 Wall Street, New York, New York 10005.
(k) Includes (1) 8,889 shares of restricted stock and 19,800 shares issuable upon exercise of options that are expected to vest at the effective time; and (2) 48,833 shares of our common stock beneficially owned by Manire Limited Partnership. Mr. Manire is a director and officer of Odyssey Corp., the general partner of Manire Limited Partnership.
(l) Includes 8,889 shares of restricted stock and 19,800 shares issuable upon exercise of options that are expected to vest at the effective time.
(m) Represents shares owned of record by The 1818 Fund III, L.P. Brown Brothers Harriman & Co. is the general partner of The 1818 Fund III. Mr. Long and Michael C. Tucker are partners of Brown Brothers Harriman & Co. and have the power to vote and dispose of these shares, but each disclaims beneficial ownership except to the extent of his pecuniary interest. The address of each beneficial owner is 59 Wall Street, New York, New York 10005.
(n) Includes (1) 15,390 shares of our common stock that are owned by Mrs. Kidd's spouse (including 8,889 shares of restricted stock and 1,050 shares issuable upon exercise of options that are expected to vest at the effective time); (2) 665,098 shares of our common stock owned by a trust for the benefit of Mrs. Kidd and her spouse's descendants; and
         (3) 806,990 shares of our common stock owned by certain trusts established for the benefit of Mrs. Kidd's children. Mrs. Kidd disclaims beneficial ownership of the shares owned by her spouse and by the foregoing trusts.
(o) The address of the beneficial owner is P.O. Box 7842, Madison, Wisconsin 57307. The listed information is based upon information contained in filings with the SEC.

(p) Represents 2,035,758 shares of our common stock owned by J.H. Whitney III, L.P. and 48,931 shares owned by Whitney Strategic Partners III, L.P. J.H. Whitney Equity Partners III, LLC is the general partner of J.H. Whitney III and Whitney Strategic Partners III and has voting and investment power over their shares. Each of these funds is affiliated with Whitney & Co., LLC. Peter M. Castleman, Michael R. Stone, William Laverack, Jr., Jeffrey R. Jay, Daniel J. O'Brien, James H. Fordyce and Joseph D. Carrabino, Jr. are managing members of J.H. Whitney Equity Partners III, LLC. Accordingly, they may be deemed to share beneficial ownership of the shares beneficially owned by J.H. Whitney III and Whitney Strategic Partners III, although they disclaim this beneficial ownership except to the extent of their pecuniary interest in J.H. Whitney III and Whitney Strategic Partners III. The address of each beneficial owner is 177 Broad Street, Stamford, Connecticut 06901. The listed information is based upon information contained in filings with the SEC.
(q) The address of the beneficial owner is 466 Lexington Avenue, New York, NY 10017. The listed information is based upon information contained in filings with the SEC.
(r) Includes (1) 679,643 shares of restricted stock; and (2) options to purchase 706,927 shares of our common stock.

                       ADJOURNMENT OF THE SPECIAL MEETING
                                 (PROPOSAL TWO)

         If the special meeting is convened and there are not sufficient votes to constitute a quorum or approve the adoption of the merger agreement at that time, or if we need additional time to satisfy all conditions to the merger, we may move to adjourn the meeting to a later date to solicit additional proxies or to satisfy any unsatisfied conditions. In order to allow proxies that we have received by the time of the special meeting to be voted for an adjournment, if necessary, MedSource has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of MedSource unanimously recommends that stockholders vote "FOR" the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned meeting is required to be given to stockholders, other than an announcement at the special meeting of the place, date and time to which the special meeting is adjourned, if the special meeting is adjourned for 30 days or less.

         Our board of directors unanimously recommends that you vote "FOR" approval of this proposal.

                      OTHER MATTERS AT THE SPECIAL MEETING

         If any other matters properly come before the special meeting, it is the intention of the proxy holders, identified in the proxy card, to vote in their discretion on such matters pursuant to the discretionary authority granted pursuant to the proxy card and permitted under applicable law. We do not have notice of any such matters at this time.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         The statements in this proxy statement that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the failure to complete the proposed merger in a timely manner, the inability to obtain the approval of MedSource's stockholders, to obtain regulatory approvals, to obtain the necessary financing or to satisfy other conditions to the merger, actions of governmental entities, costs related to the merger, and the risk of a material adverse effect on our business or prospects, as well as other risks detailed from time to time in the reports filed by us with the Securities and Exchange Commission. Should one or more of these risks, as well as others not known to us or not considered to be material at this time, materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

                          FUTURE STOCKHOLDER PROPOSALS

         If the merger is not completed for any reason, stockholder proposals intended to be included in our proxy statement and form of proxy to be used in connection with our 2004 annual meeting of stockholders, which we expect to be held on or about November 4, 2004, must be received by us by June 1, 2004. Any such proposals, as well as any questions relating thereto, should be directed to MedSource Technologies, Inc., 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, Attention: Corporate Secretary. The inclusion of any proposal will be subject to applicable rules of the SEC.

         In addition, our certificate of incorporation and bylaws, as presently in effect, require stockholders who intend to nominate directors or propose business at any annual meeting to provide timely notice of such intended action, as well as certain additional information, to us. To be timely, such notice and information must be received by our Corporate Secretary at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305 not less than 90 nor more than 120 days prior to date of the annual meeting. However, in the event less than 100 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, advance notice of nominations or business proposed by a stockholder to be timely must be received by us not later than the close of business on the tenth calendar day following the date on which such notice or public disclosure of the date of the annual meeting was mailed or such public disclosure was made. Copies of our bylaws are available upon request made to our Corporate Secretary.

         MedSource does not intend to hold a 2004 annual meeting if the merger agreement is adopted and the merger is completed.

                         HOUSEHOLDING OF PROXY MATERIALS

         Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of our proxy statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of the proxy statement to any stockholder upon written or oral request to our Marketing and Communications Manager at 110 Cheshire Lane, Suite 100, Minneapolis, Minnesota 55305, (952) 807-1234. Any stockholder who wishes to receive a separate copy of our annual report to stockholders or proxy statement in the future, or any stockholders who are receiving multiple copies and would like to receive only one copy per household, should contact the stockholder's bank, broker, or other nominee record holder, or the stockholder or stockholders may contact our Marketing and Communications Manager at the above address or phone number.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We are subject to the information reporting requirements of the Securities Exchange Act of 1934 and, in accordance with the Securities Exchange Act of 1934, file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the SEC's New York and Chicago regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information regarding issuers, including MedSource, who file electronically with the SEC. The address of that site is http://www.sec.gov. This information also can be accessed through MedSource's Internet website at http://www.medsourcetech.com. Our common stock trades on the Nasdaq National Market, under the symbol "MEDT."

         If you would like to request documents from us, please do so at least 10 business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.

         You should rely only on the information contained or incorporated by reference in this proxy statement when considering how to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

         THIS PROXY STATEMENT IS DATED ________________, 2004. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

                                          By order of the board of directors



Minneapolis, Minnesota
________________, 2004

                                   APPENDIX A
                                   ----------

                          AGREEMENT AND PLAN OF MERGER



--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                      among

                       MEDICAL DEVICE MANUFACTURING, INC.,

                             PINE MERGER CORPORATION

                                       and

                          MEDSOURCE TECHNOLOGIES, INC.

                           Dated as of April 27, 2004

--------------------------------------------------------------------------------

                                                                 EXECUTIION COPY


                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----

ARTICLE I
               THE MERGER......................................................1
        1.1    The Merger......................................................1
        1.2    The Closing.....................................................1
        1.3    Effective Time..................................................2
        1.4    Effects of the Merger...........................................2
ARTICLE II     CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING
               CORPORATION.....................................................2
        2.1    Certificate of Incorporation....................................2
        2.2    Bylaws..........................................................2
ARTICLE III    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.............2
        3.1    Directors.......................................................2
        3.2    Officers........................................................2
ARTICLE IV     EFFECT OF THE MERGER ON SECURITIES OF MERGER SUB AND THE
               COMPANY.........................................................2
        4.1    Effect of the Merger on Merger Sub Stock........................2
        4.2    Effect of the Merger on Company Securities......................3
        4.3    Exchange of Certificates Representing Shares of Common Stock....3
ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................5
        5.1    Existence; Good Standing; Corporate Authority...................5
        5.2    Authorization, Validity and Effect of Agreements................5
        5.3    Compliance with Laws............................................6
        5.4    Capitalization..................................................6
        5.5    Subsidiaries....................................................7
        5.6    No Violation....................................................8
        5.7    Company Reports.................................................9
        5.8    Absence of Certain Changes......................................9
        5.9    Taxes..........................................................10
        5.10   Employee Benefits..............................................11
        5.11   Brokers........................................................13
        5.12   Licenses and Permits...........................................13
        5.13   Environmental Compliance and Disclosure........................13
        5.14   Title to Assets................................................14
        5.15   Labor and Employment Matters...................................15
        5.16   Intellectual Property..........................................15
        5.17   Material Contracts.............................................17
        5.18   No Undisclosed Liabilities.....................................19
        5.19   Litigation.....................................................19
        5.20   Insurance......................................................19
        5.21   Real Estate....................................................20
        5.22   Affiliate Transactions.........................................20
        5.23   Fairness Opinion...............................................20
        5.24   Stockholder Rights Plan........................................20
        5.25   Vote Required..................................................20
ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB.....21
        6.1    Existence; Good Standing; Corporate Authority..................21
        6.2    Authorization, Validity and Effect of Agreements...............21

        6.3    No Violation...................................................21
        6.4    Financing......................................................22
        6.5    Purchaser-Owned Shares of Common Stock.........................22
        6.6    Interim Operations of Merger Sub...............................22
        6.7    Brokers........................................................22
ARTICLE VII    COVENANTS......................................................22
        7.1    Interim Operations.............................................22
        7.2    Stockholder Meeting; Proxy Statement...........................26
        7.3    Efforts and Assistance; HSR Act................................27
        7.4    Publicity......................................................28
        7.5    Further Action.................................................28
        7.6    Insurance; Indemnity...........................................28
        7.7    Financial Statements...........................................29
        7.8    Consequences if Rights Triggered...............................29
        7.9    Access to Information; Notification............................29
        7.10   Acquisition Proposals; Board Recommendation....................30
        7.11   Transfer Taxes.................................................31
        7.12   Financing Obligation...........................................32
        7.13   Stock Options; Warrants; Employee Stock Purchase Plan..........32
ARTICLE VIII   CONDITIONS.....................................................32
        8.1    Conditions to Each Party's Obligation to Effect the Merger.....32
        8.2    Conditions to Obligations of the Company.......................32
        8.3    Conditions to Obligations of Purchaser and Merger Sub..........33
ARTICLE IX     TERMINATION; AMENDMENT; WAIVER.................................34
        9.1    Termination....................................................34
        9.2    Effect of Termination..........................................35
ARTICLE X      GENERAL PROVISIONS.............................................36
        10.1   Nonsurvival of Representations and Warranties..................36
        10.2   Notices........................................................36
        10.3   Amendment......................................................37
        10.4   Extension; Waiver..............................................37
        10.5   Assignment; Binding Effect.....................................37
        10.6   Entire Agreement...............................................37
        10.7   Fees and Expenses..............................................37
        10.8   Governing Law..................................................37
        10.9   Waiver of Jury Trial...........................................37
        10.10  Headings.......................................................37
        10.11  Interpretation.................................................38
        10.12  Severability...................................................38
        10.13  Enforcement of Agreement.......................................38
        10.14  Counterparts...................................................38
        10.15  Obligation of Purchaser........................................38


        Exhibit A     Certificate of Incorporation of the Surviving Corporation

        Company Disclosure Letter

        Purchaser Disclosure Letter

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of April 27, 2004 (this "Agreement"), is made and entered into among Medical Device Manufacturing, Inc., a Colorado corporation ("Purchaser"), Pine Merger Corporation, a Delaware corporation ("Merger Sub"), and MedSource Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS

        WHEREAS, the respective boards of directors of Purchaser, Merger Sub and the Company each have determined by unanimous vote of all of the directors voting on the matter that it would be advisable and is in the best interests of their respective companies and stockholders for Purchaser to acquire the Company by means of the Merger (as hereinafter defined) on the terms and subject to the conditions set forth herein; and

        WHEREAS, it is the intention of the parties that Merger Sub merge with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary (as hereinafter defined) of Purchaser; and

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition to the willingness of Purchaser and Merger Sub to enter into this Agreement, Purchaser's parent, UTI Corporation, a Maryland corporation ("Parent"), Merger Sub and certain holders of the Common Stock (as hereinafter defined) are entering into a voting agreement (the "Voting Agreement"), pursuant to which, among other things, such stockholders have agreed to vote all of their shares of Common Stock in the Company in favor of adopting this Agreement; and

        WHEREAS, Purchaser has received the Financing Letters (as hereinafter defined) and provided copies of the Financing Letters to the Company; and

        WHEREAS, the board of directors of the Company (the "Board") has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the holders of its outstanding shares of common stock, par value $0.01 per share (the "Common Stock"), and has declared that the Merger is advisable, (ii) approved and declared advisable this Agreement and (iii) resolved to recommend (subject to the limitations contained herein) that the holders of Common Stock adopt this Agreement; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection herewith.

        NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. On and subject to the terms and conditions of this Agreement, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company in accordance with this Agreement and the applicable provisions of the Delaware General Corporation Law ("DGCL"), and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation").

        1.2 The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Hogan & Hartson L.L.P., 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, at 10:00 a.m., local time, as soon as practicable following the satisfaction (or waiver if permissible) of the conditions set forth in Article VIII, other than those conditions which by their nature are to be satisfied at the Closing but subject to fulfillment or waiver of those conditions. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

        1.3 Effective Time. If all the conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article IX, the parties hereto shall cause a certificate of merger meeting the requirements of Section 251 of the DGCL and any other appropriate documents to be properly executed and filed in accordance with Section 251 of the DGCL on the Closing Date (or on such other date as Purchaser and the Company may agree). The Merger shall become effective at the time of filing of the certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time that the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").

        1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the certificate of merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

                                   ARTICLE II

                     CERTIFICATE OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

        2.1 Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended as so as to read in its entirety as set forth in Exhibit A hereto, and so amended shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with applicable Law (as hereinafter defined) and the terms thereof.

        2.2 Bylaws. The bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable Law, the terms thereof and the Surviving Corporation's certificate of incorporation.

                                   ARTICLE III

               DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

        3.1 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

        3.2 Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed in accordance with applicable Law and the Surviving Corporation's certificate of incorporation and bylaws.

                                   ARTICLE IV

                       EFFECT OF THE MERGER ON SECURITIES
                          OF MERGER SUB AND THE COMPANY

        4.1 Effect of the Merger on Merger Sub Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any holder of common stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

        4.2    Effect of the Merger on Company Securities.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Common Stock, each share of Common Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company or any wholly owned Subsidiary of the Company or by Purchaser, Merger Sub or any wholly owned Subsidiary of Purchaser shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

        (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Common Stock, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Common Stock to be canceled pursuant to Section 4.2(a) and shares of Dissenting Common Stock (as hereinafter defined)) shall automatically be canceled and shall cease to exist and shall be converted automatically into the right to receive an amount equal to $7.10 in cash, without interest (the "Merger Consideration"), payable to the holder thereof upon surrender of the certificate formerly representing such share of Common Stock in the manner provided in
Section 4.3, and no other consideration shall be delivered or deliverable on or in exchange therefor.

        (c) Notwithstanding any provision of this Agreement to the contrary, shares of Common Stock (including restricted Common Stock) that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such shares of Common Stock who have not voted in favor of the adoption of this Agreement or consented thereto in writing and who have properly exercised appraisal rights with respect thereto in accordance with, and who have complied with, Section 262 of the DGCL (the "Dissenting Common Stock") will not be converted into the right to receive the Merger Consideration, and holders of such shares of Dissenting Common Stock will be entitled to receive payment of the appraised value of such shares of Common Stock in accordance with the provisions of such Section 262 unless and until such holders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively waives, withdraws or loses such right, such shares of Common Stock will thereupon be treated as if they had been converted into at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. At the Effective Time, any holder of shares of Dissenting Common Stock shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company will give Purchaser (i) notice of any demands received by the Company for appraisals of shares of Common Stock and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to such notices and demands. The Company shall not, except with the prior written consent of Purchaser, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands, or agree to do any of the foregoing.

        4.3    Exchange of Certificates Representing Shares of Common Stock.

        (a) Prior to the Effective Time, Purchaser shall appoint a commercial bank or trust company, which shall be reasonably satisfactory to the Company, to act as paying agent hereunder (the "Paying Agent") for the purpose of exchanging certificates representing Common Stock (each, a "Certificate") for the Merger Consideration in accordance with this Article IV. On or prior to the Effective Time, Purchaser shall, or shall cause the Surviving Corporation to, provide the Paying Agent with cash in amounts necessary to pay the aggregate Merger Consideration in respect of all the shares of Common Stock pursuant to Section 4.2(b) (other than shares of Dissenting Common Stock, if any). Such amounts shall hereinafter be referred to as the "Exchange Fund."

        (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record (other than the Company, any Subsidiary of the Company, Purchaser, Merger Sub or any Subsidiary of Purchaser) of shares of Common Stock (i) a letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and which letter shall be in such form and have such other provisions as are reasonable and customary in transactions such as the Merger and (ii) instructions for effecting the surrender of such Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate to the Paying Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall promptly receive in exchange therefor the amount of cash into which shares of Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 4.2, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon surrender of any Certificate. In the event of a transfer of ownership of Common Stock that is not registered in the transfer records of the Company, payment may be made with respect to such Common Stock to such a transferee if the Certificate representing such shares of Common Stock is presented to the Paying Agent, accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

        (c) At the Effective Time, all shares of Common Stock (other than shares of Common Stock to be canceled and retired in accordance with Section 4.2(a) and any shares of Dissenting Common Stock) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be canceled and shall cease to exist, and each holder of any such shares shall cease to have any rights with respect thereto or arising therefrom (including the right to vote), except the right to receive the Merger Consideration, without interest, upon surrender of the Certificate representing such shares in accordance with Section 4.3(b), and until so surrendered, each Certificate representing such shares shall represent for all purposes only the right to receive the Merger Consideration, without interest. The Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Section 4.3 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Common Stock theretofore represented by such Certificates.

        (d) At or after the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Common Stock other than transfers that occurred prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article IV.

        (e) Any portion of the Exchange Fund (including the proceeds of any interest and other income received by the Paying Agent in respect of all such funds) that remains unclaimed by the former stockholders of the Company 270 days after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this
Article IV shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration that may be payable in respect of each share of Common Stock such stockholder holds as determined pursuant to this Agreement, without any interest thereon.

        (f) None of Purchaser, the Company, the Surviving Corporation, the Paying Agent or any other Person shall be liable to any former holder of shares of Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

        (g) If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

        (h) Purchaser shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of the Merger Consideration for Certificates.

        (i) The Surviving Corporation and, to the extent permitted by applicable Law the Merger Sub, shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of applicable state, local or foreign tax Law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as set forth in the disclosure letter, dated the date hereof, delivered by the Company to Purchaser prior to the execution of this Agreement (the "Company Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Company Disclosure Letter relates, the Company hereby represents and warrants to Purchaser and Merger Sub as follows:

        5.1 Existence; Good Standing; Corporate Authority. Each of the Company and its Subsidiaries (a) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) is duly licensed or qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the character of the properties owned, licensed or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and its Subsidiaries has all requisite corporate, partnership or limited liability company power and authority to own, operate, license and lease its properties and carry on its business as now conducted and consummate the transactions contemplated by this Agreement, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has heretofore made available to Purchaser true and correct copies of the certificate of incorporation and bylaws or other governing documents of the Company and each of its Subsidiaries as currently in effect.

        "Company Material Adverse Effect" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, (i) constitutes or would be reasonably expected to result in a material adverse effect on the business, liabilities, property, assets, prospects, results of operation or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or delays the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been a Company Material Adverse Effect:
(a) any actions or omissions of any party hereto taken with the prior written consent of the other party in contemplation of the Merger; (b) the direct effects of compliance with this Agreement on the operating performance of the Company, including expenses incurred by the Company in consummating the Merger or relating to any litigation arising as a result of this Agreement or the Merger; (c) any decrease in the trading price of the Company's Common Stock (it being understood that any fact or development giving rise or contributing to such change in the trading price of the Company's Common Stock may be taken into account in determining whether there has been a Company Material Adverse Effect); (d) changes attributable to or resulting from changes in general economic conditions, except to the extent that the Company and its Subsidiaries taken as a whole are adversely affected in a disproportionate manner as compared to other industry participants; (e) changes affecting the industry in which the Company operates, except to the extent that the Company and its Subsidiaries taken as a whole are adversely affected in a disproportionate manner as compared to other industry participants; and (f) changes directly attributable to acts of terrorism or acts of the public enemy, except to the extent that the Company and its Subsidiaries taken as a whole are adversely affected in a disproportionate manner as compared to other industry participants.

        The corporate, partnership or limited liability company records and minute books of the Company and each of its Subsidiaries (true, correct and complete copies of which or, in the case of minutes that have not yet been finalized, drafts thereof, have heretofore been made available to Purchaser) reflect all actions taken and authorizations made at meetings of such companies' boards of directors, managers or other governing bodies, and any committees thereof, and at any stockholders', members' or other equity owners' meetings thereof.

        5.2 Authorization, Validity and Effect of Agreements. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock entitled to vote thereon (the "Stockholder Approval"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and, subject to the Stockholder Approval, the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Purchaser and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as each enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application.

        (b) On or prior to the date hereof, the Board, at a meeting duly called and held at which all directors of the Company were present, unanimously has adopted resolutions (i) that as of the date hereof this Agreement and the transactions contemplated hereby and by the Voting Agreement are fair to and in the best interests of the Company and its stockholders, (ii) approving this Agreement, the Merger, the Voting Agreement and the transactions contemplated hereby and thereby, (iii) declaring this Agreement and the Merger advisable,
(iv) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (v) recommending that the stockholders of the Company adopt this Agreement and approve the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any manner except as permitted by Section 7.10. Such approvals represent all the action necessary to render inapplicable to this Agreement, the Merger and the other transactions contemplated hereby the restrictions of Section 203 of the DGCL (the "Takeover Statute") to the extent, if any, the Takeover Statute would otherwise be applicable to this Agreement, the Merger or the other transactions contemplated hereby. To the knowledge of the Company, no other state anti-takeover Laws or regulations apply or purport to apply to this Agreement, the Merger or the transactions contemplated hereby. No anti-takeover provision in the Company's certificate of incorporation or bylaws (as currently in effect) has, or at the Effective Time will have, the effect of impairing, delaying, hindering or otherwise making less likely to occur the Merger or the other transactions contemplated by this Agreement.

        5.3 Compliance with Laws. (a) Neither the Company nor any of its Subsidiaries is in violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation, code, injunction, convention, directive, order, judgment, ruling or decree or other legal requirement (including any arbitral award or decision) (the "Laws") of any foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority or any court, arbitration, board or tribunal ("Governmental Entity") applicable to the Company or any of its Subsidiaries except for violations which have not had, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company is not being investigated with respect to, or, to the knowledge of the Company, threatened to be charged with or given notice of any violation of, any applicable Law, except for such of the foregoing as would not reasonably be expected to have a Company Material Adverse Effect.

        (b) Neither the Company nor any of its Subsidiaries has intentionally and, to the Company's knowledge, none of the directors, officers, agents or employees of the Company or any of its Subsidiaries has, (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended. Neither the Company nor any of its Subsidiaries has participated in any boycotts.

        5.4 Capitalization. (a) The authorized capital of the Company consists solely of 70,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which 6,000 shares have been designated as Series E Preferred, 4,000 shares have been designated as Series F Preferred and 70,000 shares have been designated as Series G Junior Participating Preferred stock. As of the close of business on April 26, 2004 (the "Measurement Date"), (i) 28,924,427 shares of Common Stock were issued and outstanding (including 686,813 restricted shares of Common Stock that will vest immediately prior to the Effective Time but excluding shares held by the Company in its treasury), (ii) warrants to purchase an aggregate of 19,665 shares of Common Stock were issued and outstanding, the holders of which have, or will have prior to the Effective Time, irrevocably agreed with the Company in writing to have their warrants treated in the Merger as contemplated under Section 7.13 hereof, (iii) no shares of Preferred Stock were outstanding, (iv) Options (as hereinafter defined) to purchase an aggregate of 1,851,320 shares of Common Stock were outstanding (of which, Options to purchase an aggregate of 999,450 shares of Common Stock with exercise prices per share less than the per share Merger Consideration were outstanding), (v) 169,341 shares of Common Stock were held by the Company in its treasury, and (vi) no shares of capital stock of the Company were held by the Company's Subsidiaries. As of the close of business on the Measurement Date, there were outstanding with respect to each outstanding share of Common Stock rights ("Rights") to purchase one thousandth of a share of Series G Junior Participating Preferred stock of the Company under the Rights Agreement dated August 12, 2003 between the Company and Wachovia Bank, National Association (the "Rights Agreement"). The Company and its Subsidiaries have no outstanding bonds, debentures, notes or other obligations entitling the holders thereof to vote (or that are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth in Section 5.4(a) of the Company Disclosure Letter, since December 31, 2003, the Company has not (A) issued any capital stock of the Company or securities directly or indirectly convertible into, or exchangeable or exercisable for, capital stock of the Company other than upon the exercise of Options, (B) granted any Options, or (C) split, combined, converted or reclassified any of its shares of capital stock. All issued and outstanding shares of Common Stock are, and all shares of Common Stock that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth above in this Section 5.4(a), there are no other shares of capital stock or voting securities of the Company, and no existing options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for any capital stock or equity interest in, the Company or any of its Subsidiaries.

        (b) There are no (i) outstanding agreements or other obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of the Company and, except as set forth in Section 5.4(b) of the Company Disclosure Letter, there are no performance awards outstanding under the Stock Option Plans (as hereinafter defined) or any other outstanding stock-related awards or (ii) voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of the Company's directors or executive officers is a party with respect to the voting of capital stock of the Company or any of its Subsidiaries (other than the Voting Agreement). Section 5.4(b) of the Company Disclosure Letter sets forth as of the date hereof a complete and accurate list of all outstanding Options to purchase shares of Common Stock granted pursuant to any Stock Option Plan (true and correct copies of which have been made available by the Company to Purchaser), which list sets forth the name of the holders thereof and, to the extent applicable, the exercise price or purchase price thereof, the number of shares of Common Stock subject thereto, the governing Stock Option Plan with respect thereto, the expiration date thereof and the vesting dates therefore (indicating therein which Options' vesting schedules will accelerate immediately prior to the Effective Time). Section 5.4(b) of the Company Disclosure Letter also sets forth as of the date hereof a complete and accurate list of all outstanding awards of restricted stock granted pursuant to any Stock Option Plan (true and correct copies of which have been made available by the Company to Purchaser), which list sets forth the name of the holders thereof and, to the extent applicable, the purchase price thereof, the number of shares of Common Stock subject thereto, the governing Stock Option Plan with respect thereto and the vesting dates therefore (indicating therein which restricted stock awards' vesting schedules will accelerate immediately prior to the Effective Time).

        5.5    Subsidiaries.

        (a) Section 5.5(a) of the Company Disclosure Letter lists each Subsidiary of the Company together with the jurisdiction of organization of each such Subsidiary. Except for the capital stock or other ownership interests of its Subsidiaries, and except as set forth in Section 5.5(a) of the Company Disclosure Letter, the Company does not own, directly or indirectly, (i) any shares of outstanding capital stock or other securities convertible into or exchangeable for capital stock of any other corporation or (ii) any equity or other participating interest in the revenues or profits of any corporation, partnership, limited liability company, joint venture or other entity, association or business enterprise and the Company is not subject to any obligation to make any investment (in the form of a loan, capital contribution or otherwise) in any corporation, partnership, limited liability company, joint venture or other entity , association or business enterprise.

        (b) The Company owns, directly or indirectly through a wholly owned Subsidiary, all the outstanding shares of capital stock (or other ownership interests) of each of the Company's Subsidiaries, as set forth in Section 5.5(b) of the Company Disclosure Letter. There are no other shares of capital stock or voting or other securities or ownership interests of any Subsidiary outstanding or reserved for issuance, and there are no outstanding options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments that obligate the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock of, or equity interests in or any security convertible into or exercisable or exchangeable for any capital stock or equity interest in, any of the Company's Subsidiaries.

        (c) Except as set forth in Section 5.5(c) of the Company Disclosure Letter, each of the outstanding shares of capital stock (or other ownership interests) of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and free of preemptive or similar rights, and is owned, directly or indirectly, by the Company or one of its wholly owned Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances ("Encumbrances") and all other limitations or restrictions, including on the right to vote, sell or otherwise dispose of the stock or other ownership interest.

        (d) There are no (i) outstanding agreements or other obligations of any of the Company's Subsidiaries to repurchase, redeem or otherwise acquire (or cause to be repurchased, redeemed or otherwise acquired) any shares of capital stock of such Subsidiaries and there are no performance awards outstanding under any stock option or other equity plans of any Subsidiary or any other outstanding stock-related awards of any Subsidiary or (ii) voting trusts or other agreements or understandings to which any of the Company's Subsidiaries or, to the knowledge of the Company, any of the Company's or the Company's Subsidiaries' directors or executive officers is a party with respect to the voting of capital stock of any of the Company's Subsidiaries.

        5.6 No Violation. Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby does or will: (a) violate, conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws (as currently in effect) of the Company or any of its Subsidiaries; (b) except as set forth in Section 5.6(b) of the Company Disclosure Letter, violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment, penalty or other obligations pursuant to any Contract (as hereinafter defined) or Lease (as hereinafter defined); (c) result in the creation or imposition of any Encumbrance (other than Permitted Encumbrances (as defined below)) upon any of the properties of the Company or its Subsidiaries, except for any such matters referenced in clauses (b) and (c) with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or with respect to any matters that would not reasonably be expected to have a Company Material Adverse Effect; (d) except as set forth in Section 5.6(b) of the Company Disclosure Letter, result in there being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any Material Contract (as hereinafter defined), except to the extent that such declaration would not reasonably be expected to have a Company Material Adverse Effect; (e) require any consent, approval, action, order, notification or authorization of, license, permit or waiver by or declaration, filing or registration (collectively, "Consents") with any Governmental Entity, including any such Consent under the Laws of any foreign jurisdiction, other than (i) the filing of a certificate of merger with the Secretary of State of the State of Delaware, (ii) the filings required under the Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act of 1933 (the "Securities Act"), (iii) the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any other applicable Law governing antitrust or competition matters, and any Consents required or permitted to be obtained pursuant to the Laws of any foreign jurisdiction relating to antitrust matters or competition ("Foreign Antitrust Laws") (collectively, "Other Antitrust Filings and Consents," and, together with the other filings described in clauses (ii) and (iii) above, "Regulatory Filings"), and (iv) those Consents the failure of which to obtain or make would not reasonably be expected to result in a Company Material Adverse Effect; or (f) violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective assets or properties, except for violations that would not reasonably be expected to have a Company Material Adverse Effect. Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the transactions contemplated hereby or thereby will require any Consent of any Third Parties or other Person except (i) under those Contracts and Leases set forth in Section 5.6 of the Company Disclosure Letter, (ii) for the Stockholder Approval, and (iii) under those Contracts that are not Material Contracts, the failure of which would not be reasonably expected to result in a Company Material Adverse Effect.

        5.7 Company Reports. The Company has filed or furnished (i) all reports, schedules, forms, statements, prospectuses and other documents required to be filed with, or furnished to, the Securities and Exchange Commission (the "SEC") by the Company since June 30, 2002 (all such documents, as amended or supplemented, are referred to collectively as, the "Company Reports") and (ii) all certifications and statements required by (x) Rule 13a-14 or 15d-14 under the Exchange Act, or (y) 18 U.S.C. ss.1350 (Section 906 of the Sarbanes-Oxley act of 2002) with respect to any applicable Company Report (collectively, the "SOX Certifications"). The Company has previously made available to the Purchaser all SOX Certifications and comment letters received by the Company from the staff of the SEC since January 16, 2002 and all responses to such comment letters by or on behalf of the Company. No Subsidiary currently is, and no Subsidiary has been, required to file or otherwise furnish any reports, schedules, forms, statements, prospectuses or other documents with or to the SEC. Since June 30, 2002, the Company has complied in all respects with its SEC filing obligations under the Exchange Act and the Securities Act. Each of the audited financial statements and related schedules and notes thereto and unaudited interim financial statements of the Company contained in the Company Reports (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("GAAP") (except in the case of interim unaudited financial statements) except as noted therein, and fairly present in all respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations, cash flows and changes in stockholders' equity for the periods then ended, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments (the effect of which will not, individually or in the aggregate, be adverse) and, such financial statements complied as to form as of their respective dates in all respects with applicable rules and regulations of the SEC. The financial statements referred to herein reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such financial statements. No financial statements of any Person not already included in such financial statements are required by GAAP to be included in the consolidated financial statements of the Company. As of their respective dates, each Company Report was prepared in accordance with and complied with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder, and the Company Reports (including all financial statements included therein and all exhibits and schedules thereto and all documents incorporated by reference therein) did not, as of the date of effectiveness in the case of a registration statement, the date of mailing in the case of a proxy or information statement and the date of filing in the case of other Company Reports, contain any untrue statement of a fact or omit to state a fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Company nor, to the Company's knowledge, any of its officers has received notice from the SEC or any other Governmental Entity questioning or challenging the accuracy, completeness, content, form or manner of filing or furnishing of the SOX Certifications.

        5.8 Absence of Certain Changes. Except as contemplated by this Agreement or as set forth in Section 5.8 of the Company Disclosure Letter, since December 31, 2003, the Company and its Subsidiaries have conducted their business in the ordinary course of such business consistent with past practices. Except as contemplated by this Agreement or as set forth in Section 5.8 of the Company Disclosure Letter, since December 31, 2003, there has not been (a) any event, change, effect, development or state of fact that would reasonably be expected to have or constitute a Company Material Adverse Effect; (b) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company; (c) any issuance by the Company of, or agreement or commitment of the Company to issue, any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock; (d) any repurchase, redemption or any other acquisition by the Company or its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or its Subsidiaries; (e) any change in accounting principles, practices or methods; (f) any entry into any employment agreement with, or any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of compensation payable or to become payable by the Company or any of its Subsidiaries to, their respective directors or officers, except for increases occurring in the ordinary course of business in accordance with their customary practices and employment agreements entered into in the ordinary course of business; (g) any increase in the rate or terms (including, without limitation, any acceleration of the right to receive payment) of any bonus, insurance, pension or other employee benefit plan or arrangement covering any such directors, officers or employees, except increases occurring in the ordinary course of business in accordance with the Company's customary practices or as required to comply with applicable law; (h) any revaluation by the Company or any of its Subsidiaries of any amount of their assets, taken as a whole, including, without limitation, write-downs of inventory, goodwill or intangible assets or write-offs of accounts receivable other than in the ordinary course of business consistent with past practices; and (i) any action taken of the type described in Section 7.1(b). The Company has provided Purchaser with a true, accurate and complete copy of its analysis of the value of its goodwill as of March 31, 2004, as determined in accordance with SFAS No. 142.

        5.9 Taxes. Except as set forth in Section 5.9 of the Company Disclosure Letter, (a) all U.S. Federal Tax returns and all other Tax returns, statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by the Company and each of its Subsidiaries have been timely filed in accordance in all respects with all applicable Laws; (b) the Company and each of its Subsidiaries have timely paid all Taxes due and payable and the Company Returns are true, correct and complete in all respects; (c) the Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Third Party (as hereinafter defined); (d) there is no action, suit, proceeding, audit or claim pending against the Company or any of its Subsidiaries in respect of any Taxes, nor has any such action, suit, proceeding, audit or claim been threatened in writing; (e) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or similar contract or assignment or any agreement that obligates either of them to make any payment computed by references to the Taxes, taxable income or taxable losses of any other Person; (f) there are no liens with respect to Taxes (other than Taxes not yet due and payable) on any of the assets or properties of the Company or any of its Subsidiaries; (g) neither the Company nor any of its Subsidiaries (1) is, or has been, a member of an affiliated, consolidated, combined or unitary group, other than one of which the Company was the common parent and (2) has any liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor, by contract or otherwise; (h) the Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any tax period after the Closing Date ("Post-Closing Tax Period") as a result of any (A) change in accounting method for any tax period beginning prior to and ending on or before the Closing Date ("Pre-Closing Tax Period") under Section 481 of the Code (or any analogous or comparable provision of U.S. state or local or non-U.S. Tax law), (B) written agreement with a Tax authority with regard to the Tax liability of the Company for any Pre-Closing Tax Period, (C) deferred intercompany gain described in U.S. Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Income Tax law) arising from any transaction that occurred prior to the Closing Date or prior to the Closing on the Closing Date, (D) installment sale or open transaction disposition made prior to the Closing Date or prior to the Closing on the Closing Date, or (E) prepaid amount received on or prior to the Closing Date; (i) no waivers of statutes of limitation with respect to any Company Returns have been given by the Company or any of its Subsidiaries; (j) all deficiencies asserted or assessments made as a result of any examinations of the Company or any of its Subsidiaries have been fully paid, or are fully reflected as a liability in the Company's 2003 Balance Sheet (as hereinafter defined), or are being contested and an adequate reserve therefor has been established and is fully reflected in the 2003 Balance Sheet; (k) none of the Company or any of its Subsidiaries has received written notice from any Governmental Entity in a jurisdiction in which such entity does not file a Tax return stating that such entity is or may be subject to taxation by that jurisdiction; (l) none of the assets of the Company or any of its Subsidiaries is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code; (m) neither the Company nor any predecessors of the Company by merger or consolidation has within the past three years been a party to a transaction intended to qualify under Section 355 of the Code or under so much of Section 356 of the Code as relates to Section 355 of the Code; (n) the Company has not been a United States real property holding corporation, within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (o) the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement (other than this Agreement) or other arrangement that could obligate it to make any payments that would not be deductible under
Section 280G of the Code; (p) except as disclosed in Section 5.9(p) of the Company Disclosure Letter, the Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations; (q) the Company is not a party to any joint venture, partnership or other written arrangement or contract which could be treated as a partnership or other written arrangement or contract which could be treated as a partnership for U.S. federal income tax purposes for any period for which the statute of limitations for any Tax on the income therefrom has not expired; and (r) the unpaid Taxes of the Company (A) did not, as of December 31, 2003, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes, established to reflect timing differences between book and Tax income) set forth on the face of the 2003 Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax returns. The term "Tax" or "Taxes" means all United States federal, state, local or foreign income, profits, estimated gross receipts, windfall profits, environmental (including taxes under Section 59A of the Code), severance, property, intangible property, occupation, production, sales, use, license, excise, emergency excise, franchise, escheat, capital gains, capital stock, employment, withholding, social security (or similar), disability, transfer, registration, stamp, payroll, goods and services, value added, alternative or add-on minimum tax, estimated, or any other tax, custom, duty or governmental fee, or other like assessment or charge of any kind whatsoever, together with any interest, penalties, fines, related liabilities or additions to taxes that may become payable in respect therefor imposed by any Governmental Entity, whether disputed or not.

        5.10   Employee Benefits.

        (a) Except as set forth in Section 5.10(a) of the Company Disclosure Letter, neither the Company nor any ERISA Affiliate (as defined below) maintains, administers, sponsors or otherwise has any liability with respect to
(i) any "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) any employment, severance or similar contract, plan, arrangement or policy or (iii) any other plan or arrangement (written or oral) whether or not subject to ERISA (including any funding mechanism therefore now in effect or required) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), which, without limiting any other limitation hereof, in each case specified in subsection (i), (ii), (iii), (iv) or (v) below, covers any employee or former employee or director of the Company or any of its Subsidiaries. The Company has delivered or made available to Purchaser (i) current, accurate and complete copies (or to the extent no such copy exists, an accurate description of the material features) of each Stock Option Plan, each Company Employee Plan (as defined below) and, if applicable, each related trust agreement and insurance contract, (ii) all amendments thereto, (iii) the three most recently prepared IRS Form 5500 Annual Return/Reports and attached schedules, (iv) if applicable, the most recent audited financial statements and (v) the current summary plan description and subsequent summaries of modifications for each Company Employee Plan, to the extent applicable. The plans required to be listed on Section 5.10(a) of the Company Disclosure Letter are referred to collectively herein as the "Company Employee Plans." An "ERISA Affiliate" means any Person which would be treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

        (b) No Company Employee Plan is a defined benefit plan (as defined in ERISA Section 3(35)) or a multiemployer plan (as defined in ERISA Section 3(37)). Neither the Company, any of its subsidiaries nor any ERISA Affiliates have ever sponsored or participated in a defined benefit plan or a multiemployer plan.

        (c) No Company Employee Plan is (i) an employee stock ownership plan (as defined in Code Section 4975(e)(7)) or otherwise invests in employer securities (as defined in Code Section 409(l)), (ii) a qualified foreign plan (as defined in Code Section 404A(e)), or (iii) a voluntary employees' beneficiary association (as defined in Code Section 501(c)(9)).

        (d) Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code and, to the knowledge of the Company, nothing has occurred which cannot be remedied through self-correction or otherwise by the expenditure of less than $35,000, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. The Company has furnished to Purchaser a copy of the most recent Internal Revenue Service determination letter, if any, with respect to each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code.

        (e) Except as set forth in Section 5.10(e) of the Company Disclosure Letter, each Company Employee Plan has been maintained in compliance in all respects with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including ERISA and the Code, which are applicable to such Company Employee Plan. To the knowledge of the Company, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any of its Subsidiaries, or any officer or director of the Company or any Subsidiaries, subject to any liability under Part 4 of Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof).

        (f) The Company has made all contributions and other payments required and due under the terms of each Company Employee Plan prior to the date hereof, and, except as set forth in Section 5.10(f) of the Company Disclosure Letter, there has been no amendment to or change in employee participation or coverage under any Company Employee Plan which would increase the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended June 30, 2003.

        (g) Except as set forth in Section 5.10(g) of the Company Disclosure Letter, no amount required to be paid or payable to or with respect to any employee or other service provider of the Company in connection with the transactions contemplated hereby (either solely as a result thereof or as a result of such transactions in conjunction with any other event) will be an excess parachute payment (as defined by Code Section 280G). Section 5.10(g) of the Company Disclosure Letter sets forth (i) the name of each such employee or other service provider, (ii) any payments that may be classified as parachute payments to each such employee or other service provider, and (iii) a good faith estimate of the amount of any tax gross-up payment to which each such employee or other service provider is entitled with respect to any portion of any excise tax under Code Section 4999 and other similar state laws.

        (h) Neither the Company nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Company Employee Plan which is a welfare plan as defined in Section 3(1) of ERISA, other than benefits mandated by Section 4980B of the Code or under applicable Law.

        (i) (x) To the knowledge of the Company, no Company Employee Plan is under audit or is the subject of an audit or investigation by the Internal Revenue Service, the Department of Labor or any other Governmental Entity, nor is any such audit or investigation pending and (y) with respect to any Company Employee Plan and except as would not result in a Company Material Adverse Effect, no actions, suits, termination proceedings or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened.

        (j) The Board has adopted resolutions that have the effect of (i) terminating the Company's 1999 Stock Plan and all Options outstanding thereunder immediately prior to the Effective Time and, where the Merger Consideration is greater than the exercise price of a vested Option thereunder, providing for the payment of the Option Consideration (as hereinafter defined) in respect of such vested Options to purchase shares of Common Stock; (ii) terminating the ACT Medical, Inc. 1998 Omnibus Stock Plan (the "ACT Plan") and all Options outstanding thereunder immediately prior to the Effective Time and, where the Merger Consideration is greater than the exercise price of a vested Option thereunder, providing for the payment of the Option Consideration in respect of such vested Options to purchase shares of Common Stock, and all of the holders of outstanding Options under the ACT Plan have, or will have prior to the Effective Time, irrevocably agreed with the Company in writing to such treatment of their ACT Plan Options; and (iii) terminating the Company's 2001 Employee Stock Purchase Plan immediately prior to the Effective Time, which termination resolutions with respect to the Company's 2001 Employee Stock Purchase Plan provide for the complete termination of the plan and a refund of all amounts credited to the bookkeeping accounts thereunder. Except for the Options referenced in this Section 5.10(j), there are no Options outstanding providing for a per share exercise price less than or in excess of the Merger Consideration.

        (k) The Board has adopted resolutions (i) merging effective as of one day prior to the Effective Time the Danforth Biomedical Inc. 401(k) Plan into the Company's 401(k) Retirement Plan, with the Company's plan surviving, and
(ii) terminating immediately thereafter and effective as of one day prior to the Effective Time the Company's 401(k) Retirement Plan; provided, however, that the Company (or the Surviving Corporation, as applicable) will not make distributions to participants of such plan until the Company (or the Surviving Corporation, as applicable) receives a favorable determination letter from the Internal Revenue Service with respect to such termination.

        (l) Except as set forth in Section 5.10(l) of the Company Disclosure Letter or as contemplated by this Agreement, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or creation of any rights of any officer, director or employee of the Company under any Company Employee Plan or under any agreement (including the acceleration of the vesting or exercisability of any Options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any plan or the acceleration or creation of any rights under any bonus, severance, parachute or change in control agreement).

        5.11 Brokers. The Company has not retained, authorized to act on behalf of the Company or any of its Subsidiaries or entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of Purchaser, Merger Sub or the Company or any of their respective affiliates to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that the Company has retained the Financial Advisor (as hereinafter defined) and Piper Jaffray & Co., the arrangements with which have been disclosed in writing to Purchaser prior to the date hereof, and all of which fees and expenses will be borne by the Company.

        5.12 Licenses and Permits. The Company and its Subsidiaries maintain in full force and effect and are in compliance with all licenses, permits, certificates, approvals, consents, easements, variances, exemptions and authorizations (collectively, "Permits") with and under all Laws and all Environmental Laws, and from all Governmental Entities, required to conduct their respective businesses as presently conducted, except for such of the foregoing the lack of which or failure to comply with which would not reasonably be expected to have a Company Material Adverse Effect, and no Permit is subject to any outstanding order, decree, judgment or stipulation that would be likely to affect such Permit, where the effect of the foregoing would have a Company Material Adverse Effect.

        5.13 Environmental Compliance and Disclosure. Except as set forth in
Section 5.13 of the Company Disclosure Letter under the appropriately captioned corresponding clause contained herein and except as would not reasonably be expected to have a Company Material Adverse Effect: (a) the Company and each Subsidiary have complied and are in compliance with, and the Owned Real Property and the Leased Real Property (each as hereinafter defined are collectively referred to in this Section 5.13 as the "Property") and all improvements thereon are in compliance with, all Environmental Laws (as hereinafter defined), (b) there are no facts, circumstances, Releases (as hereinafter defined) or conditions existing, initiated or occurring which have or will result in liability to the Company or any Subsidiary under Environmental Law, (c) there are no pending or, to the knowledge of the Company, threatened Environmental Claims (as hereinafter defined), and neither the Company nor any Subsidiary has received any written notice of any Environmental Claim from any Person, (d) (i) the Company and each Subsidiary maintains in full force and effect all Environmental Permits (as hereinafter defined) necessary to operate the business or assets of the Company or any Subsidiary as currently operated, a true and complete list of which is set forth in Section 5.13(d)(i) the Company Disclosure Letter, (ii) the Company and each Subsidiary has timely filed applications for all Environmental Permits, and (iii) none of such Environmental Permits require consent, notification, or other action to remain in full force and effect following the transactions contemplated hereby; (e) (i) the Owned Real Property and, to the Company's knowledge, the Leased Real Property do not contain underground improvements (e.g., tanks) used currently or in the past for the management of Hazardous Materials, and no portion of the Owned Real Property or, to the Company's knowledge, the Leased Real Property is or has been used as a dump or landfill or consists of or contains filled in land or wetlands, (ii) with respect to any real property formerly owned, operated, or leased by the Company or any Subsidiary, during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill and the Company has no knowledge of any such use at any time prior to its ownership or operation of or tenancy at such real property, and (iii) neither PCBs (as hereinafter defined), "toxic mold," nor asbestos-containing materials are present on or in the Owned Real Property or the improvements thereon or, to the Company's knowledge, the Leased Real Property or the improvements thereon; (f) the Company has furnished to Purchaser accurate and complete copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the Property, compliance with Environmental

Laws, or any other real property that the Company or any Subsidiary formerly owned, operated, or leased; and (g) (i) no Property, and no property to which Hazardous Materials (as hereinafter defined) originating on or from such properties or the businesses or assets of the Company or any Subsidiary has been sent for treatment or disposal, is listed or, to the Company's knowledge, proposed to be listed on the National Priorities List or CERCLIS or on any other governmental database or list of properties that may or do require Remediation (as hereinafter defined) under Environmental Laws and (ii) neither the Company nor any Subsidiary has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that it is or will be liable for Remediation of such location pursuant to Environmental Laws.

        In this Section 5.13: (a) "Claims" means all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by government authority, legal proceedings, orders, written notices of potential responsibility, losses, damages (including, without limitation, diminution in value), liabilities, sanctions, costs and expenses, including interest, penalties and attorneys' and experts' fees and disbursements; (b) "Environmental Claims" means all Claims pursuant to Environmental Laws, including those based on, arising out of or otherwise relating to (i) the Remediation, Release of, or exposure to, Hazardous Materials, (ii) the off-site Release, treatment, transportation, storage or disposal of Hazardous Materials originating from the Company's or a Subsidiary's assets or business, and (iii) any violations of Environmental Laws by the Company or any Subsidiary; (c) "Environmental Laws" means any Laws (including the Comprehensive Environmental Response, Compensation, and Liability Act) relating to the Remediation, generation, production, installation, use, storage, treatment, transportation, Release, threatened Release, or disposal of Hazardous Materials, or noise control, or the protection of human health, safety, natural resources, animal health or welfare, or the environment; (d) "Environmental Permits" means any permits, licenses, certificates and approvals required under any Environmental Law; (e) "Hazardous Materials" means any wastes, substances, radiation, or materials (whether solids, liquids or gases) (i) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic, or mutagenic, (ii) which are or become defined as "pollutants," "contaminants," "hazardous materials," "hazardous wastes," "hazardous substances," "toxic substances," "radioactive materials," "solid wastes," or other similar designations in, or otherwise subject to regulation under, any Environmental Laws, (iii) the presence of which on the Property causes a nuisance pursuant to Laws upon the Property or to adjacent properties, (iv) which contain, without limitation, polychlorinated biphenyls ("PCBs"), mold, methyl-tertiary butyl ether (MTBE), asbestos or asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, or petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof), or (v) which pose a hazard to human health, safety, natural resources, employees, or the environment; (f) "Release" means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems; and (g) "Remediation" means any legally required investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling and analysis, installation, reclamation, closure, or post-closure in connection with the threatened or actual Release of Hazardous Materials.

        5.14 Title to Assets. The Company and each of its Subsidiaries have good title to all of their real and personal properties and assets reflected on the Company's audited balance sheet (including in any related notes thereto) as of June 30, 2003 included in the Company's annual report on Form 10-K for the fiscal year then ended (the "2003 Balance Sheet") or acquired after June 30, 2003 (other than assets disposed of since June 30, 2003 in the ordinary course of business consistent with past practice), in each case free and clear of all title defects and Encumbrances, except for (a) Encumbrances that secure indebtedness that is properly reflected in the 2003 Balance Sheet; (b) liens for Taxes accrued but not yet payable; (c) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after June 30, 2003, provided that the obligations secured by such liens are not delinquent or material; and (d) such title defects or Encumbrances, if any, as would not reasonably be expected to have a Company Material Adverse Effect (collectively, "Permitted Encumbrances") and Encumbrances set forth in Section 5.21(a) of the Company Disclosure Letter. Except where the failure to own or have a valid leasehold interest would not reasonably be expected to have a Company Material Adverse Effect, the Company and each of its Subsidiaries either own, or have valid leasehold interests in, all properties and assets currently used by them in the conduct of their businesses.

        5.15 Labor and Employment Matters. (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement or other Contract or understanding with a labor union or labor organization or written work rules or written practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries that was certified by the National Labor Relations Board (the "NLRB"). Except for such of the following as would not reasonably be expected to result in a Company Material Adverse Effect, there is no (i) unfair labor practice, labor dispute (other than routine individual grievances) or labor arbitration proceeding pending before the NLRB or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries relating to their respective businesses, (ii) to the knowledge of the Company, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its Subsidiaries pursuant to NLRB rules and regulations or (iii) lockout, strike, slowdown, work stoppage or, to the knowledge of the Company, threat thereof by or with respect to any such employees.

        (b) Section 5.15 of the Company Disclosure Letter contains a true and complete list of each of the Company's written personnel policies or rules applicable to employees of the Company or any of its Subsidiaries as of the date hereof, true, correct and complete copies of which have heretofore been made available to Purchaser. Except as set forth in Section 5.15(b) of the Company Disclosure Letter, to the knowledge of the Company, (i) the Company and its Subsidiaries are, and have at all times been, in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, (ii) no charges with respect to or relating to the Company or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other corresponding state agency, except for such charges as would not reasonably be expected to result in a Company Material Adverse Effect, and the Company and its Subsidiaries are in compliance with all federal and state Laws and regulations prohibiting discrimination in the workplace including, without limitation, Laws and regulations that prohibit discrimination and/or harassment on account of race, national origin, religion, gender, disability, age, workers compensation status or otherwise, except where the failure to be in such compliance would not reasonably be expected to result in a Company Material Adverse Effect, (iii) no federal, state, local or foreign agency responsible for the enforcement of labor or employment Laws has notified the Company in writing that it intends to conduct an investigation with respect to or relating to the Company and its Subsidiaries and no such investigation is in progress, except where such investigations would not reasonably be expected to result in a Company Material Adverse Effect, and (iv) except as would not reasonably be expected to result in a Company Material Adverse Effect, there are no lawsuits, complaints, controversies or other proceedings pending or, to the knowledge of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any Law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

        (c) As of the date hereof and at all times within the last three years, the Company and its Subsidiaries have been in compliance with The Worker Adjustment and Retraining Notification Act and similar state and local Laws.

        5.16   Intellectual Property.

        (a) Section 5.16(a) of the Company Disclosure Letter lists all of the trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, trade dress, slogans, likenesses, logos and general intangibles of like nature (collectively, "Trademarks") of the Company or any of its Subsidiaries, and all registered copyrights and applications, unregistered copyrights and copyrightable works (including computer software), patents and patent applications (together with all reissues, continuations, continuations-in-part, revisions, extensions and reexaminations thereof), URLs and domain names, and all other technology, intellectual property, know-how and confidential information currently owned, used or available for use by, or material to the conduct of the business of, the Company or its Subsidiaries (collectively with the Trademarks, the "Proprietary Rights"). Section 5.16(a) of the Company Disclosure Letter also sets forth: (i) for each patent, the number, title and date of issuance for each country, or, if applicable, the application number, title and date of filing and subject matter for each country, (ii) for each Trademark which is registered or applied for, the application serial number or registration number, the class of goods or services covered and the date of filing or issuance for each country, (iii) for each registered copyright, the registration number and date of registration for each country, and (iv) all licenses relating to any of the Proprietary Rights. One or more of the Company or its Subsidiaries currently are listed in the records of the appropriate United States, state or other governmental agency as the sole owner of record for each owned application and registration listed on Section 5.16(a) of the Company Disclosure Letter, and each such application and registration is subsisting, in full force and effect in all respects, and has not been canceled, expired or abandoned. True and correct copies of all registrations of and applications to register Proprietary Rights, as well as all agreements pertaining to the use of or granting any right to use or practice any rights thereunder, have been provided to Purchaser or its Representatives (as hereinafter defined). The Company and each of its Subsidiaries are taking or have taken reasonable measures to maintain and protect the value, validity, confidentiality and proprietary nature of each item of Proprietary Rights that the Company or any of its Subsidiaries owns or uses. No trade secret or confidential know-how of the Company or its Subsidiaries as currently operated has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the Company's and its Subsidiaries' proprietary interests in and to such trade secrets and confidential know-how.

        (b) No current or former officer, director, employee or consultant of the Company or its Subsidiaries has any right, title or interest, directly or indirectly, in whole or in part, in or to any Proprietary Right, except as listed in Section 5.16(b) of the Company Disclosure Letter.

        (c) The Company and its Subsidiaries own or control or have a valid right to use, sell and license each of the Proprietary Rights free and clear of all Encumbrances (other than Permitted Encumbrances), and none of such Proprietary Rights will cease to be valid rights by reason of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby. The consummation of the transactions contemplated hereby will not require the consent of any governmental authority or other third party in respect of any Proprietary Right or other intellectual property right except for such consents set forth on Section 5.16(c) of the Company Disclosure Letter. The Company and its Subsidiaries have not received any notice of invalidity or infringement of, misappropriation or other conflict with, any rights of others with respect to any of the Proprietary Rights except as listed in Section 5.16(c) of the Company Disclosure Letter. To the Company's knowledge, no Person is infringing upon, misappropriating or interfering with any Proprietary Right in any way. Except as set forth on Section 5.16(c) of Company Disclosure Letter, to the Company's knowledge, the Company's or its Subsidiaries' use of any such Proprietary Rights does not as of the date hereof conflict with, infringe upon or otherwise violate the valid rights of any third party in or to any Proprietary Rights, and no action has been instituted against or notices received by the Company or any of its Subsidiaries that are presently outstanding, alleging that the Company's or any such Subsidiary's use of the Proprietary Rights infringes upon, misappropriates or otherwise violates any rights of a third party in or to such Proprietary Rights. There is no pending, existing, or to the knowledge of Company, threatened, opposition, interference, cancellation proceeding or other legal or governmental proceeding before any court or registration authority in any jurisdiction against any Proprietary Right. Except as set forth on Schedule 5.16(c) of the Company Disclosure Letter, there are no settlements, consents, judgments or orders, or other agreements which restrict the rights of the Company or its Subsidiaries to use any Proprietary Rights owned by the Company or its Subsidiaries.

        (d) Section 5.16(d) of the Company Disclosure Letter identifies each item of the Proprietary Rights that is owned by a Person other than the Company or its Subsidiaries, and all licenses or other agreements pursuant to which the Company and its Subsidiaries use such items or grant to any Person any right to use any Proprietary Right owned by the Company or its Subsidiaries. Except as set forth in Section 5.16(d) of the Company Disclosure Letter with respect to each such item:

               (i) the license or other agreement covering such item is legal, valid, binding and enforceable and in full force and effect, and shall remain legal, valid, binding and enforceable on identical terms following the consummation of the transactions contemplated hereby;

               (ii) each such license or other agreement, including licenses to all third-party software listed in Section 5.16 of the Company Disclosure Letter other than generally commercially available software, to which the Company or its Subsidiaries are party, is assignable by the Company or one of its Subsidiaries, and the Company and its Subsidiaries which are a party to such license or agreement may be subject to a change of control, in each case, without the consent or approval of, or any payment to, any party to any such license or other agreement, and the consummation of the transactions contemplated by this Agreement will not conflict with, result in a violation or breach of or constitute a default under (or would result in a violation, breach or default with the giving of notice or the passage of time or both) any such license or other agreement; and

               (iii) none of the Company and its Subsidiaries or, to the Company's knowledge, any other Person is in breach of or default under any such license or agreement, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration thereunder.

        5.17   Material Contracts.

        (a) Section 5.17 of the Company Disclosure Letter sets forth a complete and accurate list of the following agreements and other instruments to which the Company or any of its Subsidiaries is a party ("Contracts") (other than Leases set forth in Section 5.21(b) of the Company Disclosure Letter and Company Employee Plans set forth in Section 5.10(a) of the Company Disclosure Letter) (collectively, and together with the Leases set forth in Section 5.21(b) of the Company Disclosure Letter and Company Employee Plans set forth in Section 5.10(a) of the Company Disclosure Letter, the "Material Contracts" and each a "Material Contract"):

               (i) Contracts requiring annual expenditures by or liabilities of any party thereto in excess of $1.0 million that have a remaining term in excess of 90 days or are not cancelable (without penalty, cost or other liability) within 90 days;

               (ii) all collective bargaining agreements, independent contractor agreements with a term of greater than one year, director or officer indemnification agreements;

               (iii) all contracts and agreements relating to (a) any indebtedness, notes payable (including notes payable in connection with acquisitions), accrued interest payable or other obligations for borrowed money, whether current, short-term, or long-term, secured or unsecured, of the Company or any of its Subsidiaries, (b) any purchase money indebtedness or earn-out or similar obligation in respect of purchases of property or assets by the Company or any of its Subsidiaries, (c) any lease obligations of the Company or any of its Subsidiaries under leases which are capital leases in accordance with GAAP, (d) any financing of the Company or any of its Subsidiaries effected through "special purpose entities" or synthetic leases or project financing, (e) any obligations of the Company or any of its Subsidiaries in respect of banker's acceptances or letters of credit (other than stand-by letters of credit in support of ordinary course trade payables) or (f) any liability of the Company or any of its Subsidiaries with respect to interest rate swaps, collars, caps and similar hedging obligations (the liabilities and obligations referred to in (a) through (f) above, "Indebtedness") or any Encumbrances (other than Permitted Encumbrances) upon any properties or assets of the Company or any of its Subsidiaries as security for such Indebtedness;

               (iv) all contracts and agreements that (a) limit the ability of the Company and/or any Subsidiary or affiliate of, or successor to, the Company, or, to the knowledge of the Company, any executive officer of the Company (in his or her individual capacity), to compete in any line of business or with any Person or in any geographic area or during any period of time, (b) require the Company and/or any Subsidiary or affiliate of, or successor to, the Company to use any supplier or third party for all or substantially all or any of its requirements or needs,
        (c) limit or purport to limit the ability of the Company and/or any Subsidiary or affiliate of, or successor to, the Company to solicit any customers or clients of the other parties thereto, or (d) require the Company and/or any Subsidiary or affiliate of, or successor to, the Company to provide to the other parties thereto "most favored nations" pricing;

               (v) all contracts and agreements entered into by the Company or any of its Subsidiaries and any other party providing for the acquisition by the Company or such Subsidiary (including by merger, consolidation, acquisition of stock or assets or any other business combination) of any corporation, partnership, other business organization or division thereof or any amount of assets of such other party (the "Company Acquisition Agreements"); provided, however, that the Company Acquisition Agreements filed with the SEC as exhibits to the Company Reports need not be listed in Section 5.17(a) of the Company Disclosure Letter;

               (vi) all confidentiality, non-disclosure and/or standstill agreements entered into by the Company and/or any of its Subsidiaries (other than in the ordinary course of business) since June 30, 2001 except those which have expired by their terms;

               (vii) all other contracts, agreements, commitments, leases, licenses, instruments and/or obligations, whether or not made in the ordinary course of business, including all customer contracts;

               (viii) joint venture, alliance or partnership agreements or joint development or similar agreements with any Third Party under which the Company has or may in the future have an obligation to invest or pay in excess of $1.0 million pursuant to the terms of any such agreement;

               (ix) all licenses, sublicenses, consents, royalty and other agreements concerning Proprietary Rights or Related Rights of the Company or any of its Subsidiaries;

               (x) employment, severance or termination contracts with current or former officers or directors, including, without limitation, change-in-control agreements;

               (xi) Contracts with or for the benefit of any director of the Company or any Person other than a publicly traded entity in which any director has an equity interest or which is an employer of a director of the Company;

               (xii) Contracts with any Governmental Entity that have a remaining term in excess of one year or are not cancelable (without cost, penalty or other liability) within 180 days;

               (xiii) Contracts or commitments in which the Company or any of its Subsidiaries has granted exclusive marketing rights relating to any product or service, any group of products or services or any territory;

               (xiv) Contracts pending for the acquisition or sale, directly or indirectly (by merger or otherwise), of assets (whether tangible or intangible), other than sales of inventory and other marketable products in the ordinary course of business, in excess of $1.0 million in market or book value with respect to any contract or the capital stock of another Person, in each case in an amount in excess of $1.0 million; or

               (xv) as of the date hereof, any other Contract the performance of which could be reasonably expected to require annual expenditures in any calendar year by the Company or any of its Subsidiaries in excess of $250,000.

        (b) True and complete copies of the written Material Contracts and descriptions of verbal Material Contracts, if any, together with all amendments, waivers and other changes thereto, have been delivered or made available to Purchaser. As of the date hereof, each of the Material Contracts, other than the Leases identified in Section 5.21(b) of the Company Disclosure Letter as having expired, is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity. Except as would not reasonably be expected to result in a Company Material Adverse Effect, each of the Material Contracts is a valid and binding obligation of the Company and, to the knowledge of the Company, the other parties thereto, enforceable against the other parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, arrangement or similar Laws affecting creditors' rights generally and by general principles of equity.

        (c) Neither the Company nor any of its Subsidiaries is, or has received any written notice that any other party is, in breach, default or violation (each a "Default") (and no event has occurred or not occurred through the Company's inaction or, to the knowledge of the Company, through the action or inaction of any third parties, which with notice or the lapse of time or both would constitute a Default) of any term, condition or provision of any Material

Contract to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, except for Defaults that would not reasonably be expected to have a Company Material Adverse Effect.

        (d) Except as disclosed in Section 5.17(d) of the Company Disclosure Letter, since December 31, 2003 (i) no supplier or customer of the Company or any of its Subsidiaries has cancelled or otherwise terminated its relationship with the Company or any of its Subsidiaries, except for such cancellations and terminations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (ii) to the knowledge of the Company, no supplier or customer of the Company or any of its Subsidiaries has provided notice to the Company or any of its Subsidiaries of its intent either to terminate its relationship with the Company or any of its Subsidiaries or to cancel or amend any agreement with the Company or any of its Subsidiaries, except for such terminations and cancellations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, (iii) to the knowledge of the Company, none of the suppliers of the Company or any of its Subsidiaries is unable to continue to supply the products or services supplied to the Company or any of its Subsidiaries by such supplier, except for such inabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and (iv) the Company and its Subsidiaries have no direct or indirect ownership interest in any supplier or customer of the Company or any of its Subsidiaries.

        (e) Section 5.17(e) of the Company Disclosure Letter sets forth the maximum amounts, if any, that are still payable or potentially payable to any party other than the Company or any Subsidiary of the Company under any Company Acquisition Agreements pursuant to any post-closing purchase price adjustment (including under any "earn-out" or similar provision).

        5.18 No Undisclosed Liabilities. Except for liabilities reflected in the Company's financial statements (together with the related notes thereto) filed with the Company's annual report on Form 10-K for the year ended June 30, 2003, and quarterly reports on Form 10-Q filed after June 30, 2003, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2003, the Company and its Subsidiaries do not have any liabilities of any kind (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

        5.19 Litigation. All of the actions, suits, claims, investigations, arbitrations or proceedings pending or, to the knowledge of the Company, threatened, as of the date hereof, against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity are set forth in Section 5.19 of the Company Disclosure Letter. There is no action, suit, claim, investigation, arbitration or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties before any arbitrator or Governmental Entity that would be reasonably expected to result in a Company Material Adverse Effect, and to the knowledge of the Company, there is no basis for any such action, suit, claim, investigation, arbitration or proceeding. None of the Company, any of its Subsidiaries or, to the Company's knowledge, any officer, director or employee of the Company or any of its Subsidiaries has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other Governmental Entity from engaging in or continuing any conduct or practice in connection with the business or assets of the Company or any of its Subsidiaries nor, to the knowledge of the Company, is the Company, any of its Subsidiaries or any executive officer or director of the Company or any of its Subsidiaries under investigation by any Governmental Entity related to the conduct of the Company's or any of its Subsidiaries' business. To the knowledge of the Company, there is not in existence any order, judgment or decree of any court or other tribunal or other agency that is applicable to the Company or any of its Subsidiaries enjoining or requiring the Company or any of its Subsidiaries to take any action of any kind with respect to its business, properties or assets.

        5.20 Insurance. Section 5.20 of the Company Disclosure Letter contains a complete and accurate list of all insurance coverage, including claims made directors' and officers' insurance coverage (the "Insurance Policies"), of the Company and its Subsidiaries as of the date hereof, true and complete copies of which have been made available to Purchaser. With respect to each of such Insurance Policies, except as would not reasonably be expected to have a Company Material Adverse Effect: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect; (ii) neither the Company nor any Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy other than the Merger contemplated by this Agreement; (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; (iv) no notice of cancellation or termination of, or general disclaimer of liability under, any such policy has been received; and (v) the policy is sufficient for compliance with all Contracts to which the Company or its Subsidiaries are parties or otherwise bound. All claims under the Insurance Policies have been filed in a timely fashion. To the knowledge of the Company, since the Company's formation, there have been no historical gaps in insurance coverage of the Company or its Subsidiaries that presents a risk to coverage under the Insurance Policies.

        5.21   Real Estate.

        (a) Section 5.21(a) of the Company Disclosure Letter sets forth a true, correct and complete list of all real property owned by the Company as of the date hereof (collectively, the "Owned Real Property"). Except as set forth on
Section 5.21(a) of the Company Disclosure Letter, with respect to each such parcel of Owned Real Property, except for Permitted Encumbrances, (i) such parcel is free and clear of all Encumbrances, except where such Encumbrance would not reasonably be expected to adversely affect the Company's or its Subsidiaries' use of the property; (ii) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person (other than a Subsidiary) the right of use or occupancy of any portion of such parcel; and (iii) there are no outstanding rights of first refusal or options to purchase such parcel.

        (b) Section 5.21(b) of the Company Disclosure Letter sets forth a true, correct and complete list of all Leases (as defined below). Except as would not have a Company Material Adverse Effect and except as set forth in Section 5.21(b) of the Company Disclosure Letter: (i) all of the leases, licenses, tenancies, subleases and all other occupancy agreements under which the Company or any of its Subsidiaries is a tenant, subtenant, landlord or sublandlord ("Leases") (the leased and subleased space or parcel of real property thereunder being, collectively, the "Leased Real Property") are in full force and effect and (ii) neither the Company nor any of its Subsidiaries is in Default under the Leases, and to the knowledge of the Company no event has occurred which, with notice or lapse of time, would constitute a Default by the Company or any of its Subsidiaries under the Leases. Neither the Company nor any Subsidiary has assigned, mortgaged, deeded in trust or otherwise transferred or encumbered the Leases except as set forth in Section 5.21(b) of the Company Disclosure Letter.

        5.22 Affiliate Transactions. Except as set forth in Section 5.22 of the Company Disclosure Letter, and except for employment agreements with officers of the Company set forth in Section 5.17 of the Company Disclosure Letter, there are no Contracts with any (a) present or former officer or director of the Company or any of its Subsidiaries or any of their immediate family members (including their spouses), (b) record or beneficial owner of more than 5% of the Common Stock, or (c) any Person known by the Company's executive officers to be an affiliate of any such officer, director or beneficial owner.

        5.23 Fairness Opinion. The Board has received the opinion of Morgan Stanley & Co. Incorporated (the "Financial Advisor"), dated the date of this Agreement, and subject to the qualifications stated therein, to the effect that, as of such date, the Merger Consideration to be received by the holders of shares of Common Stock is fair, from a financial point of view, to such holders.

        5.24 Stockholder Rights Plan. The Company has amended the Rights Agreement to provide that (i) the Rights Agreement and the Rights will not be applicable to the Merger, (ii) the execution of this Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby shall not result in a "Distribution Date" under the Rights Agreement, and shall not result in Purchaser or Merger Sub or any of their respective affiliates being an "Acquiring Person" under the Rights Agreement, result in the occurrence of an event described in Section 13 of the Rights Agreement or otherwise result in the ability of any Person to exercise any rights under the Rights Agreement or enable or require the Rights to separate from the shares of Common Stock to which they are attached and (iii) the Rights Agreement will expire immediately prior to the Effective Time.

        5.25 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is the only vote of the holders of any class or series of the Company's capital stock necessary (under applicable Law or otherwise) to adopt this Agreement and to consummate the Merger and the other transactions contemplated hereby.

                                   ARTICLE VI

           REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

        Except as set forth in the corresponding sections of the disclosure letter, dated the date hereof, delivered by Purchaser and Merger Sub to the Company prior to the execution of this Agreement (the "Purchaser Disclosure Letter") with specific reference to the particular Section or subsection of this Agreement to which the limitation set forth in such Purchaser Disclosure Letter relates, Purchaser and Merger Sub hereby represent and warrant to the Company as follows:

        6.1 Existence; Good Standing; Corporate Authority. Each of Purchaser and Merger Sub (a) is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of each other state of the United States or the laws of any foreign jurisdiction, if applicable, in which the transaction of its business makes such qualification necessary; and (c) has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted, except with respect to (b) and (c) where the failure to be so qualified, to be in good standing or to have such power and authority would not, individually or in the aggregate, prevent or delay the ability of Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement (any such change, effect, event, occurrence, state of facts or development, a "Purchaser Material Adverse Effect").

        6.2 Authorization, Validity and Effect of Agreements. Each of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation by Purchaser and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by the respective boards of directors of Purchaser and Merger Sub, and immediately following the execution and delivery of this Agreement, Purchaser shall cause this Agreement to be adopted by the stockholders of Merger Sub, and no other corporate proceedings on the part of Purchaser or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and Merger Sub, and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligation of each of Purchaser and Merger Sub, enforceable in accordance with its terms.

        6.3 No Violation. Neither the execution and delivery by Purchaser and Merger Sub of this Agreement nor the consummation by Purchaser or Merger Sub of the transactions contemplated hereby does or will (a) violate, conflict with or result in any breach of any provision of the respective certificates of incorporation or bylaws of Purchaser or Merger Sub; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination, cancellation or amendment or in a right of termination, cancellation or amendment of, accelerate the performance required by or benefit obtainable under, result in the triggering of any payment or other obligations pursuant to any material contract or lease of Purchaser or Merger Sub, or result in the creation or imposition of any Encumbrance upon any of the properties of Purchaser or Merger Sub; (c) result in there being declared void, voidable or without further binding effect, any contract to which Purchaser or Merger Sub is a party, or by which Purchaser or Merger Sub or any of their respective properties is bound, except for any such breach, default or right with respect to which requisite waivers or consents have been, or prior to the Effective Time will be, obtained or any of the foregoing matters that would not have a Purchaser Material Adverse Effect; (d) other than the Regulatory Filings, require any Consent of any Governmental Entity, the lack of which would reasonably be expected to have a Purchaser Material Adverse Effect; or (e) violate any Laws applicable to Purchaser or the Merger Sub or any of their respective assets or properties, except for violations that would not have a Purchaser Material Adverse Effect. Neither the execution and delivery of this Agreement by Purchaser or Merger Sub, nor the consummation by Purchaser or Merger Sub of the transactions contemplated hereby will require any consent of any other Person except as set forth in the Purchaser Disclosure Letter.

        6.4 Financing. Purchaser has delivered to the Company true, correct and complete copies of (i) signed counterpart(s) of the commitment letter of Credit Suisse First Boston ("CSFB"), dated as of the date hereof, pursuant to which such Person has agreed, subject to the terms and conditions set forth therein, to provide up to an aggregate of $404 million of debt financing in connection with the transactions contemplated hereby including up to $40 million of revolving credit (the "Bank Commitment Letter") and (ii) the signed commitment letter of each of DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJ MB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (collectively, "DLJ") pursuant to which DLJ has agreed, subject to the terms and conditions set forth therein, to make or cause to be made an equity investment in Purchaser of an amount (the "Equity Commitment") equal to approximately $89.8 million (collectively, the "Financing Letters"). The Financing Letters are in full force and effect as of the date hereof. The funds in the amounts set forth in the Financing Letters will be, when and if drawn, sufficient to enable Purchaser and Merger Sub to pay the full Merger Consideration, to make all other necessary payments by it in connection with the Merger (including the repayment of certain outstanding indebtedness of the Surviving Corporation) and to pay all of the related fees and expenses, in each case as contemplated by the Financing Letters. The financing referred to in the Financing Letters is herein referred to as the "Financing." Purchaser does not know of any facts that would reasonably be expected to, individually or in the aggregate, materially impair or delay or prevent the consummation of the Financing. As of the date hereof, the Persons providing the Financing have not advised Purchaser or Merger Sub of any reason why the Financing will not be consummated in accordance with the terms of the Financing Letters.

        6.5 Purchaser-Owned Shares of Common Stock. As of the date of this Agreement, Purchaser, Merger Sub and their respective affiliates beneficially own no shares of Common Stock (other than pursuant to or as a result of the Voting Agreement).

        6.6 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

        6.7 Brokers. Neither Purchaser nor Merger Sub has entered into any contract, arrangement or understanding with any Person or firm that may result in the obligation of the Company or any of its Affiliates to pay or become liable for any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                                    COVENANTS

        7.1    Interim Operations.

        (a) Except as contemplated by this Agreement or as set forth in Section 7.1(a) of the Company Disclosure Letter, from and after the date of this Agreement to the Effective Time, unless Purchaser has consented in writing thereto, the Company shall, and shall cause each of its Subsidiaries to:

               (i) conduct their respective businesses and operations only in its usual, regular and ordinary course of business consistent with past practice;

               (ii) use reasonable efforts to (A) preserve intact their business organizations and goodwill, (B) maintain in effect all existing material qualifications, licenses, permits, approvals and other authorizations referred to in Section 5.1 and Section 5.12, (C) keep available the services of the officers and key employees of the Company and each Subsidiary, and (D) preserve existing relationships with material customers and suppliers and those Persons having business relationships with them;

               (iii) promptly upon the discovery thereof notify Purchaser of the existence of any breach of any representation or warranty contained herein (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect or materiality, any breach of such representation or warranty in any material respect) or the occurrence of any event that would cause any representation or warranty contained herein no longer to be true and correct (or, in the case of any representation or warranty that makes no reference to Company Material Adverse Effect or materiality, to no longer be true and correct in any material respect);

               (iv) promptly deliver to Purchaser copies of any report, statement or schedule filed with or furnished to the SEC subsequent to the date of this Agreement; and

               (v) prepare and file all documents with, and make all payments to, the United States Patent and Trademark Office and/or any other Governmental Entity as necessary or appropriate to maintain each Proprietary Right listed in the Company Disclosure Letter in full force and effect, and to correct any and all material deficiencies in previous payments of patent application prosecution and maintenance fees in connection with such Proprietary Rights, including payments of prosecution and maintenance fees to which the "small entity discount" was taken in violation of applicable law.

        (b) Without limiting the generality of the foregoing, from and after the date of this Agreement to the Effective Time, except as set forth in Section 7.1(b) of the Company Disclosure Letter or unless Purchaser has consented in writing thereto, the Company shall not, and shall not permit any of its Subsidiaries to:

               (i) propose to its stockholders an amendment to or amend its certificate of incorporation or bylaws or comparable governing instruments, except for any amendment required in connection with the performance by the Company or its Subsidiaries of their respective obligations under this Agreement;

               (ii) grant, issue, sell, pledge, encumber, transfer, deliver or register for issuance or sale any shares of capital stock or other ownership interest in the Company (other than issuances of Common Stock (and accompanying Rights) pursuant to the exercise of Options or Warrants outstanding on the date hereof or pursuant to the Rights Agreement) or any of its Subsidiaries, or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities; or accelerate any right to convert or exchange or acquire any securities of the Company or any of its Subsidiaries for any such shares or ownership interests;

               (iii) effect any stock split, combination, reclassification or conversion of any of its capital stock or otherwise change its capitalization as it exists on the date hereof;

               (iv) directly or indirectly redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any shares of its capital stock or capital stock of any of its Subsidiaries, other than by repurchasing restricted stock or upon the cashless exercise of options, in each case in the ordinary course of business;

               (v) sell, lease, license, encumber or otherwise dispose of any of its assets (including Intellectual Property of the Company or its Subsidiaries or capital stock of any of its Subsidiaries), except for sales of inventory and obsolete equipment and other obsolete assets in the ordinary course of business (excluding capital stock of its Subsidiaries) consistent with past practices;

               (vi) (a) merge or consolidate with, or acquire any interest in, any corporation, partnership, limited liability company, association or other business organization or division thereof except for the creation of a wholly owned Subsidiary of the Company in the ordinary course of business, (b) acquire or agree to acquire any material assets, except for acquisitions of inventory, equipment and raw materials in the ordinary course of business and consistent with past practice or (c) make any loan or advance to, or otherwise make any investment in, any Persons other than loans or advances to, or investments in, Subsidiaries of the Company existing on the date of this Agreement consistent with past practices;

               (vii) incur or assume any indebtedness for borrowed money, issue or sell any debt securities or warrants or rights to acquire any debt Securities of the Company or any of its Subsidiaries or assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person (except wholly owned Subsidiaries of the Company or in the ordinary course of business up to $250,000), in any such case in excess of $250,000, except for the incurrence of indebtedness for working capital purposes in the ordinary course of business under the Company's or its Subsidiaries' existing credit facilities and capital expenditures made in accordance with the Company's or its Subsidiaries' previously adopted capital budgets, copies of which have been provided to Purchaser;

               (viii) make or forgive any loans, advances or capital contributions to, or investments in, any other Person;

               (ix) (A) enter into any new employment, severance, termination, consulting or salary continuation agreements with any newly hired employees other than in the ordinary course of business or enter into any of the foregoing with any existing officers or directors or alter or amend in any way, except as may be required by Law or pursuant to any Contract or commitment in existence as of the date hereof, any compensation or benefits due to employees other than increases or new incentive awards in the ordinary course of business consistent with past practices; (B) except as required by Law or any existing Company Employee Plan or Material Contract or in the ordinary course of business consistent with past practice, increase the amount of compensation of or grant new incentive awards to any director or officer of the Company or any of its Subsidiaries; (C) except as required by Law, a Material Contract existing on the date hereof or pursuant to a Company severance policy or Company Employee Plan existing on the date hereof, grant any severance or termination pay to any director or officer of the Company or any of its Subsidiaries; (D) except as required by Law, adopt any additional employee benefit plan; (E) except as required by any existing Company Employee Plan or agreement thereunder or Material Contract, provide for the payment of any amounts as a result of the consummation of the transactions contemplated by this Agreement; or (F) pay any bonuses except to the extent earned under existing awards or new incentive awards listed in Section 5.10(l) of the Company Disclosure Letter;

               (x) except as required by applicable law, adopt or amend in any material respect or terminate any employee benefit plan or arrangement;

               (xi) make any material changes in the type or amount of their insurance coverage or permit any material insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business;

               (xii) except as required by changes in applicable Law or GAAP, in each case, as concurred by its independent public accountants, change any accounting methods, principles or practices used by the Company or its Subsidiaries or change the Company's fiscal year;

               (xiii) (A) settle, pay or discharge, or admit liability or consent to non-monetary relief in respect of any litigation, investigation, arbitration, proceeding or other claim, liability or obligation arising from the conduct of business in the ordinary course or otherwise for an amount in excess of $250,000 unless compelled by final, non-appealable court order or other binding order of a Governmental Entity; or

                      (B) settle, pay or discharge any claim against the Company with respect to or arising out of the transactions contemplated by this Agreement;

               (xiv) (A) except as required by Law, make any material Tax election or take any position on any Company Return filed on or after the date of this Agreement or adopt any method therein that is materially inconsistent with elections made, positions taken or methods used in preparing or filing similar returns in prior periods unless such position or election is pursuant to applicable Law or the Code, (B) enter into any settlement or compromise of any material Tax liability,
        (C) except as required by law, file any amended Company Return that would result in a material change in Tax liability, taxable income or loss, (D) change any annual Tax accounting period, (E) enter into any closing agreement relating to any material Tax liability, or (F) give or request any waiver of a statute of limitation with respect to any Company Return;

               (xv) enter into any new line of business;

               (xvi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of any of its Subsidiaries (other than the Merger);

               (xvii) enter into any contract or agreement other than in the ordinary course of business consistent with past practices that would be material to the Company and its Subsidiaries, taken as a whole;

               (xviii)except as required by applicable Law or GAAP, revalue in any material respect any of its assets, including writing down the value of inventory in any material manner, or writing-off notes or accounts receivable in any material manner;

               (xix) permit to lapse any registrations or applications for material Intellectual Property owned, licensed, or used by the Company or any of its Subsidiaries;

               (xx) declare or set aside or pay for any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of capital stock of the Company;

               (xxi) amend, alter or modify the terms of any currently outstanding rights, warrants or options to acquire or purchase any capital stock of, or ownership interest in, the Company, or any securities convertible into or exchangeable for such capital stock or ownership interest;

               (xxii) except in the ordinary course of business or as required by Law, amend, modify or terminate any Material Contract, agreement or arrangement of the Company or any Subsidiary, or otherwise waive, release or assign any material rights, claims or benefits of the Company or any Subsidiary thereunder;

               (xxiii)enter into any license with respect to Intellectual Property unless such license is non-exclusive and entered into in the ordinary course of business consistent with past practice;

               (xxiv) make any capital expenditures or series of capital expenditures which are not reflected in the business plans of the Company previously provided to the Purchaser in excess of $250,000;

               (xxv) (a) redeem the Rights, or amend or modify or terminate the Rights Agreement, (b) permit the Rights to become non-redeemable at the redemption price currently in effect, except by reason of clause (c) below, or (c) take any action which would allow any Person other than Purchaser or Merger Sub or any of their affiliates to become the Beneficial Owner (as defined in the Rights Agreement) of 15% or more of the Common Stock without causing a Distribution Date (as defined in the Rights Agreement) or a Stock Acquisition Date (as defined in the Rights Agreement) to occur or otherwise take any action which would render the Rights Agreement inapplicable to any transaction contemplated by such Person;

               (xxvi) unless such terms as waived, modified or consented to are no more favorable to the other party than those set forth in the Confidentiality Agreement (as defined below), waive any benefits of, or agree to modify in any respect, or fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar agreement to which the Company or any of its Subsidiaries is a party or waive any material benefits of, or agree to modify in any material respect, or fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party;

               (xxvii)knowingly or intentionally take any action that is reasonably likely to result in any of the representations or warranties of the Company hereunder being untrue in any material respect; or

               (xxviii) agree in writing or otherwise to take any of the foregoing actions.

        7.2    Stockholder Meeting; Proxy Statement.

        (a) The Company, Purchaser and Merger Sub shall use their respective reasonable best efforts to take or cause to be taken such actions as may be required to be taken under the Exchange Act, the Securities Act and any other federal securities laws, and under any applicable state securities or blue sky Laws in connection with the Merger and the other transactions contemplated hereby.

        (b) The Company shall duly call and hold a meeting of its holders of Common Stock (the "Stockholder Meeting") as promptly as practicable for the purpose of obtaining the Stockholder Approval, and the Company shall use reasonable best efforts to hold the Stockholder Meeting as soon as practicable after the date on which the Proxy Statement is cleared by the SEC.

        (c) In connection with the Merger and the Stockholder Meeting, the Company shall prepare and file with the SEC, as promptly as practicable but in any event no later than ten business days after the date hereof, a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto and any other required proxy materials, the "Proxy Statement") relating to the Merger and the other transactions contemplated by this Agreement and shall use its reasonable best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable; provided, however, that prior to the filing of the Proxy Statement (or any amendments or supplements thereto), the Company shall consult with Purchaser and Merger Sub with respect to such filings and all replies to comments of the SEC and shall afford Purchaser and Merger Sub reasonable opportunity to comment thereon. Purchaser and Merger Sub shall provide the Company with any information for inclusion in the Proxy Statement which may be required under applicable Law and which is reasonably requested by the Company. The Company shall promptly notify Purchaser and Merger Sub of the receipt of comments of the SEC and of any request from the SEC for amendments or supplements to the Proxy Statement or for additional information, and will promptly supply Purchaser and Merger Sub with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholder Meeting any event should occur which is required by applicable Law to be set forth in an amendment of, or a supplement to, the Proxy Statement the Company will prepare and mail such amendment or supplement; provided, however, that prior to such mailing, the Company shall consult with Purchaser and Merger Sub with respect to such amendment or supplement and shall afford Purchaser and Merger Sub reasonable opportunity to comment thereon. The Company will notify Purchaser and Merger Sub at least 48 hours prior to the mailing of the Proxy Statement, or 24 hours prior to the mailing of any amendment or supplement thereto, to the Company's stockholders. Subject to the provisions of Section 7.10, the Company Recommendation, together with a copy of the opinion referred to in Section 5.23, shall be included in the Proxy Statement.

        (d) The Company represents and warrants that the Proxy Statement will, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders and as of the time of the Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by Purchaser or Merger Sub for inclusion or incorporation by reference therein.

        (e) Purchaser and Merger Sub represent and warrant that the information supplied or to be supplied by Purchaser and Merger Sub in writing for inclusion or incorporation by reference in the Proxy Statement will, as of the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the Company's stockholders, and as of the time of the Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser and Merger Sub make no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement based on information supplied by Company for inclusion or incorporation by reference therein.

        7.3    Efforts and Assistance; HSR Act.

        (a) Subject to the terms and conditions hereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions, to file, or caused to be filed, all documents and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including, without limitation, obtaining all necessary consents, waivers, approvals, authorizations, Permits or orders from all Governmental Entities or any other Third Party. Subject to Section 7.10 of this Agreement, each party shall refrain from taking, directly or indirectly, any action which would impair such party's ability to consummate the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, the Company shall use its reasonable best efforts to (i) take all action necessary or desirable so that no anti-takeover laws and regulations or similar laws or regulations are or become applicable to the Merger or any of the other transactions contemplated by this Agreement and (ii) if any anti-takeover law or regulation becomes applicable to any of the foregoing, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated in this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and such other transactions.

        (b) The Company, Purchaser and Merger Sub shall cooperate with one another in determining whether any action by or in respect of, or filing, including, without limitation, any Regulatory Filing, with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any Material Contracts, in connection with the consummation of the transactions contemplated by this Agreement. Subject to the terms and conditions hereof, the Company will, and will cause its Subsidiaries, to take all reasonable actions necessary to obtain any consent, approval, waiver, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private Third Party required to be obtained or made by the Company or any of its Subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement.

        (c) The Company agrees to provide, and will use its reasonable best efforts to cause its officers and employees to provide, all necessary cooperation reasonably requested by Purchaser or Merger Sub in connection with the arrangement of, and the negotiation of agreements with respect to, the Financing (and any substitutions or replacements thereof), including by making available to Purchaser or Merger Sub and such Financing sources and their Representatives, personnel (including for participation at organizational meetings, drafting sessions for offering memoranda and in road shows), documents and information of the Company and its Subsidiaries as may reasonably be requested by Purchaser or Merger Sub or such Financing sources and, if applicable, by cooperating with Financing sources in achieving a timely offering and/or syndication of Financing (or such substitutions or replacements) reasonably satisfactory to Purchaser or Merger Sub and such Financing sources.

        (d) The Company, Purchaser and Merger Sub shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any Governmental Entity in connection with the transactions contemplated by this Agreement. The Company, Purchaser and Merger Sub shall have the right to review in advance, and to the extent reasonably practicable each will consult the other on, all the information relating to the other and each of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

        (e) If required, each of the Company, Purchaser and Merger Sub shall take all reasonable action necessary to file as soon as practicable notifications under the HSR Act and any other applicable Law governing antitrust or competition matters, including, without limitation, Foreign Antitrust Laws and respond as promptly as practicable to any inquiries from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any state attorney general or other Governmental Entity in connection with antitrust matters related to the Merger or the other transactions contemplated by this Agreement.

        7.4 Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter, so long as this Agreement is in effect, the Company and Purchaser shall consult with each other before issuing any press release or otherwise making public statements with respect to this Agreement and the transactions contemplated hereby, and shall not issue any such press release or make any similar public statement without the prior written consent of the other party, which shall not be unreasonably withheld or delayed, except as the disclosing party may determine to be required by applicable Law or any listing agreement with any national securities exchange or the Nasdaq Stock Market.

        7.5 Further Action. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Purchaser, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Purchaser, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        7.6    Insurance; Indemnity.

        (a) All rights to indemnification and exculpation from liability for acts and omissions occurring at or prior to the Effective Time and rights to advancements of expenses relating thereto now existing in favor of the current or former directors, officers, employees and agents of the Company and its Subsidiaries (the "Indemnitees") as provided in their respective charters and/or bylaws (or similar organizational documents) or any indemnification agreement listed in Section 7.6(a) of the Company Disclosure Letter shall survive the Merger and shall not, for a period of six years after the Effective Time, be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any such Indemnitees, unless an alteration or modification of such documents is required by applicable Law or the Indemnitee affected thereby otherwise consents in writing thereto.

        (b) The Surviving Corporation shall either: (i) cause to be obtained and have in effect at the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with respect to officers' and directors' or fiduciary duty liability insurance for acts or omissions occurring prior to the Effective Time ("D&O Insurance") covering the persons described in
Section 7.6(a) (whether or not they are entitled to indemnification thereunder) who are currently covered by the Company's Current D&O Insurance on terms (particularly as to coverage and amount) no less advantageous in the aggregate to such indemnified parties than such Current D&O Insurance; or (ii) provide and maintain, for a period of six years from and after the Effective Time, D&O Insurance covering the persons described in Section 7.6(b)(i) on terms (particularly as to coverage and amount) no less advantageous in the aggregate to such indemnified parties than such Current D&O Insurance; provided, that the Surviving Corporation will not be required to pay an annual premium for any D&O Insurance obtained pursuant to this Section 7.6(b)(ii) in excess of 150% of the annual premium being paid as of the date hereof, which the Company represents and warrants to be $1,042,420 (the "Current Premium"); and if the provision and maintenance of D&O Insurance in accordance with this Section 7.6(b)(ii) exceeds 150% of the Current Premium, the Surviving Corporation shall provide the greatest amount of substantially equivalent D&O Insurance obtainable for 150% of the Current Premium.

        (c) In the event the Surviving Corporation or any of its respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, proper provisions shall be made so that such Person assumes the obligations set forth in this Section 7.6.

        (d) This Section 7.6, which shall survive the consummation of the Merger at the Effective Time and shall continue for the periods specified herein, is intended to benefit the Company, the Surviving Corporation, and any Person referenced in this Section 7.6 or indemnified hereunder, each of whom may enforce the provisions of this Section 7.6 (whether or not parties to this Agreement). The rights of this Section 7.6 shall be in addition to any rights such Persons may have under the Company's certificate of incorporation or bylaws as currently in effect or the articles or certificate of incorporation or bylaws or other organizational documents of any Subsidiary, or under Delaware Law or any other applicable Laws or under an agreement of any Indemnitee with the Company or an Subsidiary that is listed in Section 5.5(a) of the Company Disclosure Letter.

        7.7 Financial Statements. During the period prior to the Closing Date, the Company shall provide the Purchaser as promptly as practicable (i) (and in any event within twenty (20) days following the end of such month) with a copy of an unaudited consolidated balance sheet of the Company and its Subsidiaries for each of the months ended prior to the Closing Date (commencing with the month ended March 31, 2004), and the related consolidated statements of earnings, stockholders' equity and cash flows for the month then ended, and (ii) (and in any event within thirty (30) days following the end of such month) with a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of March 31, 2004 and, if the Closing shall not have earlier occurred, June 30, 2004, in each case for the three month period then ended, together with the related consolidated statements of earnings, stockholders' equity and cash flows for such three month period.

        7.8 Consequences if Rights Triggered. If any Distribution Date (as defined in the Rights Agreement) or Stock Acquisition Date (as defined in the Rights Agreement) occurs under the Rights Agreement at any time during the period from the date of this Agreement to the Effective Time other than as a result of the actions of Purchaser, Merger Sub or their respective affiliates, the Company, Purchaser and Merger Sub shall make such adjustments to the per share Merger Consideration (without any increase in the aggregate Merger Consideration) as the Company, Purchaser and Merger Sub shall mutually agree so as to preserve the economic benefits that the parties each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger.

        7.9 Access to Information; Notification. (a) The Company shall, and shall cause each of its Subsidiaries to, afford to Purchaser and to the officers, employees, accountants, counsel, financial advisors and other Representatives of Purchaser, reasonable access during normal business hours during the period prior to the Effective Time to all their respective offices, properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause its respective Subsidiaries to, furnish promptly to Purchaser (i) a copy of each report, schedule, registration statement and other document filed or furnished by it during such period pursuant to the requirements of federal or state securities laws, or received by it from the SEC or state securities commissions (ii) any financial and operating data or information and (iii) all other information concerning its business, properties and personnel as such other party may reasonably request. The Company shall instruct its officers, employees, accountants, counsel, financial advisors and other Representatives to cooperate with reasonable requests of Purchaser in its investigation. Except as required by applicable Laws, each of the parties hereto will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other Representatives and affiliates to hold, any nonpublic information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement previously entered into by Purchaser and the Company (the "Confidentiality Agreement").

        (b) Purchaser shall give prompt notice to the Company of any facts or events of which Purchaser becomes aware or any notice received by Purchaser which in any such case would reasonably be expected to cause the Financing to be unavailable by the End Date (as hereinafter defined). The Company shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, (ii) any failure of the Company or Purchaser, as the case may be, to materially comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to materially comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any written notice or other communication from any Third Party alleging that the consent of such Third Party is or may be required in connection with the transactions contemplated by this Agreement,
(iv) any actions, suits, claims, investigations or proceedings commenced or, to the best of such party's knowledge, threatened against, or affecting such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the transactions contemplated hereby, and (v) the occurrence of any event, development or circumstance which has had or would be reasonably expected to result in a Company Material Adverse Effect or Purchaser Material Adverse Effect, as applicable; provided, however, that the delivery of any notice pursuant to this Section 7.9(b) shall not limit or otherwise affect the remedies available hereunder to the party giving or receiving such notice.

        7.10   Acquisition Proposals; Board Recommendation.

        (a) The Company shall immediately terminate, and shall instruct its and its Subsidiaries' officers, directors, employees, attorneys, accountants, advisors, representatives and agents ("Representatives") to immediately terminate, all existing discussions or negotiations, if any, with any Person conducted heretofore with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal. The Company shall promptly demand that each Person which has heretofore executed a confidentiality agreement with or for the benefit of the Company or any of its Subsidiaries or any of its or their Representatives with respect to such Person's consideration of a possible Acquisition Proposal promptly return or destroy (which destruction shall be certified in writing by such Person to the Company) all confidential information heretofore furnished by the Company or any of its Subsidiaries or any of its or their Representatives to such Person or any of its or their Representatives in accordance with the terms of any confidentiality agreement with such Person. The term "Acquisition Proposal" means any offer or proposal (whether or not in writing) (other than an offer or proposal by or on behalf of Purchaser or its affiliates) for, or any indication of interest in: (i) a transaction or series of transactions pursuant to which any Person or group of Persons acquires or would acquire beneficial ownership of more than 5% of the outstanding voting power of the Company or any of its Subsidiaries, whether from the Company or pursuant to a tender offer, exchange offer or otherwise; (ii) a merger, consolidation, business combination, reorganization, share exchange, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; (iii) any transaction or series of transactions which would result in any Person (or group of Persons) other than Purchaser, Merger Sub or any of their affiliates (any such Person, a "Third Party") acquiring 5% or more of the fair market value of the assets (including the capital stock of any Subsidiary of the Company) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction (whether by purchase of assets, acquisition of stock of a Subsidiary of the Company or otherwise); or (iv) any combination of the foregoing.

        (b) From the date of this Agreement until the Effective Time, the Company shall not, and the Company shall cause its Subsidiaries and its and their Representatives not to, (i) solicit, initiate or encourage or take any other action to facilitate any proposal, inquiry or request that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) participate or engage in discussions or negotiations with, or disclose or provide any non-public information relating to the Company or its Subsidiaries to, or afford access to any of the properties, books or records of the Company or its Subsidiaries to, any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's affiliates, (iii) except as provided in this Section 7.10 and subject to compliance herewith, enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or any of such Person's affiliates or any Subsidiary of the Company or any of its or their Representatives, or (iv) grant any waiver or release under, or fail to enforce to the maximum extent possible, any standstill or similar agreement by any Person who has made an Acquisition Proposal or such a proposal, inquiry or request; provided, however, that prior to obtaining Stockholder Approval, the Company and its Representatives may take any actions described in clause (ii) of this subsection (b) in respect of a Person that has made an Acquisition Proposal if, but only if, (A) such Person has submitted a written Acquisition Proposal,
(B) the Company has not violated its obligations under this Section 7.10 and at such time the Company has complied with its obligations under this Section 7.10, and the Company is proceeding in good faith with respect to its obligations under Section 7.2, to the extent applicable, (C) such Person has entered into a confidentiality agreement and a standstill agreement with the Company on terms that are no less favorable to the Company than the Confidentiality Agreement and the provisions of Section 2 of the Exclusivity Agreement dated as of March 8, 2004, as amended from time to time thereafter, between the Company and Purchaser, (D) the Board has determined in good faith, after receipt of advice from outside counsel and a financial advisor of nationally recognized reputation, that such Acquisition Proposal constitutes or is reasonably likely to constitute a Superior Proposal, (E) a majority of the Board has determined in good faith, after receipt of advice from outside counsel, that the failure to take such action would result in a failure of the Board to comply with its fiduciary duties imposed by Delaware law, and (F) prior to disclosing or providing any such nonpublic information the Company shall disclose all such information to Purchaser. For purposes of this Agreement, a "Superior Proposal" means any written Acquisition Proposal (with all of the percentages included in the definition of Acquisition Proposal increased to 100% for purposes of this definition and provided that no Acquisition Proposal shall constitute a Superior Proposal if immediately following the consummation of such Acquisition Proposal, the stockholders of the Company would own a majority of the voting power of the survivor or acquiring entity) that a majority of the members of the Board determine in good faith, after consultation with its outside legal counsel and financial advisors (w) provides to the Company's stockholders consideration with a value per share of Common Stock that exceeds the value per share of Common Stock of the consideration provided for in this Agreement (after taking into account any revisions made or proposed by Purchaser or Merger Sub), (x) would result in a transaction, if consummated, that would be more favorable to the Company's stockholders (taking into account all facts and circumstances, including all legal, financial, regulatory and other aspects of the proposal and the identity of the offeror) than the transactions contemplated hereby, (y) is reasonably likely to be consummated in a timely manner (taking into account all legal, financial, regulatory and other relevant considerations), and (z) is made by a Person or group of Persons who have provided the Company with reasonable evidence that such Person or group has or will have sufficient funds or committed financing to complete such Acquisition Proposal.

        (c) The Company shall promptly (and in any event, within 24 hours) advise Purchaser, telephonically and in writing, of the Company's receipt of any Acquisition Proposal or any proposal, inquiry or request that could reasonably be expected to lead to an Acquisition Proposal. The Company shall promptly (and in any event, within 24 hours) provide Purchaser, in writing and in reasonable detail, with the terms and conditions of any such Acquisition Proposal, inquiry or request and the identity of the Person making the same, and copies of any written materials received from such Person. The Company shall update Purchaser and Merger Sub in respect of material changes in the status or content of any discussions or negotiations regarding any Acquisition Proposal, and shall promptly (and in any event, within 24 hours) inform Purchaser of any change in any of the price, form of consideration or other meaningful terms of any Acquisition Proposal. Promptly (and in any event, within 24 hours) upon determination by the Board that an Acquisition Proposal constitutes a Superior Proposal, the Company shall deliver to Purchaser a written notice advising it that the Board has so determined, specifying in reasonable detail the terms and conditions of such Superior Proposal and the identity of the Person making such Superior Proposal, and providing Purchaser and Merger Sub with copies of all written materials received from such Person and not previously provided.

        (d) The Board has adopted a resolution recommending the adoption of this Agreement by the Company's stockholders (the "Company Recommendation") and, except as provided in the next sentence, the Board shall not withdraw or modify such Company Recommendation. The Board shall be permitted to (i) withdraw or modify in a manner adverse to Purchaser and Merger Sub (or not to continue to make) its recommendation to its stockholders or (ii) cause the Company to enter into an agreement relating to a Superior Proposal if, but only if, (A) a majority of the Board has determined in good faith, after receipt of advice from outside counsel, that the failure to take such action would result in a failure of the Board to comply with its fiduciary duties imposed by Delaware law, (B) the Company has given Purchaser and Merger Sub five business days' prior written notice of its intention to withdraw or modify such recommendation or enter into such agreement, (C) during such five business day period, if requested by Purchaser, the Company has negotiated in good faith with the Purchaser with respect to any proposed changes to this Agreement made by the Purchaser and (D) the Company has complied with its obligations under this Section 7.10. Nothing in this Section 7.10 shall prohibit the Company or the Board from taking and disclosing to the stockholders of the Company a position with respect to an Acquisition Proposal by a Third Party to the extent the Company determines to be required under Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; provided, that unless and until this Agreement is terminated in accordance with
Section 9.1 hereof, nothing in this sentence shall affect the obligations of the Company or the rights of Purchaser or Merger Sub under any other provision of this Agreement, and the Company shall hold the Stockholder Meeting even if the Board has changed its Company Recommendation.

        7.11 Transfer Taxes. Purchaser and the Company shall cooperate in the preparation, execution and filing of all returns, applications, questionnaires or other documents, regarding any real property transfer, stamp, recording, documentary, gains, sales, use, value added, stock transfer or other taxes and any other fees and similar taxes which become payable in connection with the Merger (collectively, "Transfer Taxes"). From and after the Effective Time, the Surviving Corporation shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Common Stock, all Transfer Taxes.

        7.12 Financing Obligation. Purchaser and Merger Sub will use their reasonable best efforts to cause the Financing, subject to the terms and conditions set forth in the Financing Letters, to be available at the Effective Time. Purchaser shall not, and shall not permit Merger Sub to, without the prior written consent of the Company, take any action or enter into any transaction, including any merger, acquisition, joint venture, disposition, lease, contract or debt or equity financing, that would reasonably be expected to materially impair or delay or prevent the Financing. Purchaser shall not amend or alter, or agree to amend or alter the Financing Letters in any manner that would reasonably be expected to materially impair or delay or prevent the Financing without the prior written consent of the Company.

        7.13 Stock Options; Warrants; Employee Stock Purchase Plan. At or immediately prior to the Effective Time, (a) all options to purchase shares of Common Stock under any plan, program or arrangement of the Company (collectively, the "Stock Option Plans"), whether or not then exercisable (individually, an "Option" and collectively, the "Options"), shall automatically be cancelled and, with respect to those Options that are exercisable on the date of such cancellation, the holder of a then vested Option shall be entitled to receive for each share of Common Stock subject to such Option an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such Option (such amount being herein referred to as the "Option Consideration"), (b) all outstanding warrants to purchase shares of Common Stock shall be cancelled and all then vested warrants shall be entitled to receive for each share of Common Stock subject to such warrant an amount in cash equal to the excess, if any, of the Merger Consideration over the per share exercise price of such warrant, and (c) as of May 1, 2004, the Company shall ensure that all payroll deductions under the Company's Employee Stock Purchase Plan shall cease and that all payroll deductions under such plan which related to any offering periods which have not terminated on or prior to the Effective Time shall be returned to the employees who made such deductions, without interest or other benefit. All amounts payable pursuant to this Section 7.13 shall be subject to any required withholding of taxes required by applicable Law and shall be paid without interest.

                                  ARTICLE VIII

                                   CONDITIONS

        8.1 Conditions to Each Party's Obligation to Effect the Merger. The obligations the Company, Purchaser and Merger Sub to consummate the Merger are subject to the of the following conditions:

        (a)    the Stockholder Approval shall have been obtained;

        (b) any applicable waiting period or required approval under the HSR Act, or any other similar applicable Laws required prior to the completion of the Merger shall have expired or been earlier terminated or received; and

        (c) no Governmental Entity of competent authority or jurisdiction shall have issued any Laws or taken any other action then in effect, which restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; provided, however, that the parties hereto shall use their respective reasonable best efforts to have any such Law or other legal restraint vacated.

        8.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

        (a) (i) Purchaser and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, (ii) the representations and warranties of Purchaser and Merger Sub contained in this Agreement that are qualified as to materiality or Purchaser Material Adverse Effect shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects, in each case on the date hereof and at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except that representations made as of a specific date shall be required to be true and correct as of such date only), and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or President of each of Purchaser and Merger Sub to the foregoing effect; and

        (b) Purchaser shall have obtained all consents or approvals identified on Section 8.2(b) of the Purchaser Disclosure Letter; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by the Company of any of its material covenants in this Agreement.

        8.3 Conditions to Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

        (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained herein that are qualified as to Company Material Adverse Effect shall be true and correct in all respects and those not so qualified shall be true and correct except to the extent that the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not be reasonably expected to result in a Company Material Adverse Effect, in each case on the date hereof and at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except that representations made as of a specific date shall be required to be true and correct as of such date only), and (iii) Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

        (b) there shall not be pending (i) any action or proceeding by any Governmental Entity or (ii) any action or proceeding by any other Person, in any case referred to in clauses (i) and (ii), before any court or Governmental Entity that has a reasonable probability of success seeking to (x) restrain or prohibit the consummation of the Merger or seeking to obtain material damages,
(y) restrain or prohibit Purchaser's (including its affiliates) ownership or operation of all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or Subsidiaries or affiliates, or to compel Purchaser or any of its affiliates (including the Surviving Corporation after the Effective Time) to dispose of or hold separate all or any material portion of the business or assets of the Company (including the Surviving Corporation after the Effective Time) or its Subsidiaries, or (z) impose or confirm material limitations on the ability of Purchaser or any of its affiliates (including the Surviving Corporation after the Effective Time) to effectively control the business or operations of the Company (including the Surviving Corporation after the Effective Time) or any of its Subsidiaries or effectively to exercise full rights of ownership of the Common Stock, including, without limitation, the right to vote any Common Stock acquired or owned by Purchaser or any of its affiliates on all matters properly presented to the holders of Common Stock, and no Governmental Entity or arbitrator shall have issued any judgment, order, decree or injunction, and there shall not be any Law, that, in Purchaser's reasonable judgment, is likely, directly or indirectly, to result in any of the consequences referred to in the preceding clauses (x) through (z);

        (c) the Company shall have obtained all consents (including the Consents) or approvals identified on Section 8.3(c) of the Company Disclosure Letter; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to willful breach by Purchaser or Merger Sub of any of its material covenants in this Agreement;

        (d) the aggregate number of shares of Common Stock at the Effective Time, the holders of which have demanded appraisal of their shares from the Company in accordance with the provisions of Section 262 of the DGCL, shall not equal 10% or more of the Common Stock outstanding as of the record date for the Stockholder Meeting;

        (e) since the date of this Agreement, there shall not have occurred any change, event, occurrence, development or circumstance which, individually or in the aggregate, constitutes or would reasonably be expected to result in, a Company Material Adverse Effect; and

        (f) Purchaser and Merger Sub shall have obtained the proceeds of the Financing substantially on the terms contemplated by the Financing Letters.

                                   ARTICLE IX

                         TERMINATION; AMENDMENT; WAIVER

        9.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by written notice, whether before or after the Stockholder Approval shall have been obtained:

        (a) by mutual written agreement of Purchaser and the Company, in each case duly authorized by their respective boards of directors;

        (b) by either Purchaser or the Company, if:

               (i) the Merger shall not have been consummated by (A) August 31, 2004 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.1(b)(i)(A) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End Date; or (B) October 31, 2004.

               (ii) there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or any ruling, judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company or Merger Sub from consummating the Merger is entered and the ruling, judgment, injunction, order or decree shall have become final and nonappealable and, prior to that termination, the parties shall have used reasonable efforts to resist, resolve or lift, as applicable, any Law, ruling, judgment, injunction, order or decree; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any provision of this Agreement results in the imposition of such ruling, judgment, injunction, order or decree or the failure of such ruling, judgment, injunction, order or decree to be resisted, resolved or lifted, as applicable;

               (iii) at the Stockholder Meeting or any adjournment thereof at which this Agreement has been voted upon, the Stockholder Approval shall not have been obtained; or

               (iv) either the Bank Commitment Letter or the Equity Commitment is terminated by CSFB or DLJ, respectively, or terminates by its terms and such termination results in the Financing being unavailable;

        (c) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Purchaser or Merger Sub set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 8.2(a) not to be satisfied, and such condition shall either be incapable of being satisfied by the End Date or is not cured within ten business days after notice from the party wishing to terminate; provided, however, that the Company shall not also then be in material breach of this Agreement;

        (d) by Purchaser, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause any of the conditions set forth in Section 8.3(a) not to be satisfied, and such condition is either incapable of being satisfied by the End Date or is not cured within ten business days after notice from the party wishing to terminate; provided, however, that Purchaser or Merger Sub shall not also then be in material breach of this Agreement;

        (e) by Purchaser: (i) if the Company shall have breached any of its obligations under Section 7.2 or Section 7.10 of this Agreement; or (ii) if the Board shall (A) amend, withdraw, modify, change, condition or qualify the Company Recommendation in a manner adverse to Merger Sub, (B) approve or recommend to the stockholders of the Company an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates), (C) approve or recommend that the stockholders of the Company tender their Common Stock in any tender or exchange offer that is an Acquisition Proposal (other than by Purchaser, Merger Sub or their affiliates) or the Company shall not have sent to its stockholders within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer, (D) fail to reaffirm the Company Recommendation or fail to reaffirm its determination that the Merger is in the best interest of the Company's stockholders, within five business days after Purchaser requests in writing that such recommendation or determination be reaffirmed, or (E) approve a resolution or agree to do any of the foregoing; or

        (f) by the Company, prior to the Stockholder Meeting and following receipt of a Superior Proposal, if (i) the Superior Proposal has been made, has not been withdrawn, continues to be a Superior Proposal and the Company has entered into a definitive agreement for such Superior Proposal, and (ii) the Company shall have fully complied with Section 7.10, and shall not have breached in any material respect any of the other provisions set forth in this Agreement.

        The party desiring to terminate this Agreement pursuant to Sections 9.1(b) through 9.1(f) shall give written notice of such termination to the other party in accordance with Section 10.2; provided, that no such termination by the Company shall be effective unless and until the Company shall have paid the Termination Fee and/or Purchaser Termination Expenses, if any, required to be paid by it pursuant to Section 9.2; provided, further, that no such termination by Purchaser or Merger Sub shall be effective unless and until Purchaser shall have paid any Company Termination Expenses required to be paid by it pursuant to
Section 9.2(c). With respect to any termination of this Agreement, the term (A) "Termination Fee" means a cash amount equal to $8,522,000 and (B) "Purchaser Termination Expenses" means Purchaser's actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys' fees) that have been paid or that may become payable by Purchaser, Merger Sub and their respective affiliates in connection with the transactions contemplated by this Agreement not to exceed $3,000,000. With respect to any termination of this Agreement, the term "Company Termination Expenses" means the Company's actual and reasonably documented out-of-pocket expenses and fees (including reasonable attorneys' fees) that have been paid or that may become payable by the Company and its affiliates in connection with the transactions contemplated by this Agreement not to exceed $750,000.

        9.2    Effect of Termination.

        (a) In the event of termination of this Agreement by any of the Company, Purchaser or Merger Sub as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Company, Purchaser or Merger Sub or their respective Subsidiaries, officers or directors except (i) with respect to Sections 7.4 and 7.9, this
Section 9.2 and Article X and (ii) with respect to any liabilities for damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

        (b) Notwithstanding any other provision of this Agreement, the Company and Purchaser agree that: (i) if this Agreement is terminated pursuant to
Section 9.1(e) or Section 9.1(f) then the Company shall immediately pay to Purchaser the Termination Fee; (ii) if this Agreement is terminated pursuant to either (A) Section 9.1(b)(i) (provided, that at the time of such termination pursuant to Section 9.1(b)(i), the condition precedent in Section 8.1(b) shall have been satisfied and the reason for the Closing not having previously occurred shall not be the failure to satisfy the conditions precedent set forth in Section 8.2 through no fault of the Company) or (B) Section 9.1(b)(iii), then, in the event that, prior to such termination, any Third Party shall have publicly made, proposed, communicated or disclosed an intention to make an Acquisition Proposal, or such Acquisition Proposal becomes publicly known, and within 12 months following such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal, then the Company shall immediately pay to Purchaser the Termination Fee; and (iii) if (A) this Agreement is terminated pursuant to Section 9.1(d), (B) no Termination Fee has been paid by the Company to Purchaser, and (C) within 12 months following such termination the Company enters into a definitive agreement with respect to an Acquisition Proposal, then, the Company shall immediately pay to Purchaser the Termination Fee upon the entry into such definitive agreement; provided, however, that for purposes of this Section 9.2(b)(iii), an Acquisition Proposal shall not include (x) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and/or its wholly owned Subsidiaries, or (y) any acquisition by the Company or any of its wholly owned Subsidiaries, whether by merger, consolidation, business combination, reorganization or otherwise, unless as a result of any such acquisition or series of acquisitions (1) the Company issues, during such 12-month period, an amount of shares of its Common Stock, or other securities convertible into or exchangeable for Common Stock or other voting securities of the Company, equal to or greater than the number of shares of the Company's Common Stock outstanding on the date this Agreement is terminated or (2) the stockholders of the Company on the date this Agreement is terminated own at any time during such 12-month period less than a majority of the voting power of the Company or the acquired or surviving entity. Any Termination Fee payable pursuant to this Section 9.2(b) shall be reduced by an amount equal to the amount of the Purchaser Termination Expenses actually paid to Purchaser pursuant to Section 9.2(c).

        (c) In the event that this Agreement is terminated prior to the Effective Time pursuant to Section 9.1(b)(iii) or 9.1(d) or as a consequence of the failure or non-waiver of any of the conditions set forth in Section 8.3(a), 8.3(c) or 8.3(e), then the Company shall pay Purchaser an amount equal to the Purchaser Termination Expenses. In the event that this Agreement is terminated prior to the Effective Time (i) pursuant to Section 9.1(c), (ii) as a consequence of the failure or non-waiver of any of the conditions set forth in
Section 8.2(a), or (iii) pursuant to Section 9.1(b)(iv) and such termination right is available under such Section 9.1(b)(iv) solely because either (A) DLJ has declared a Holdings Material Adverse Effect (as such term is defined in the Equity Commitment but excluding from such definition clause (ii) thereof) or (B) CSFB has declared that there has been a material adverse change in the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of Parent and its Subsidiaries, taken as a whole, then Purchaser shall pay the Company an amount equal to the Company Termination Expenses.

                                    ARTICLE X

                               GENERAL PROVISIONS

        10.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.

        10.2 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (with a confirmatory copy sent by overnight courier), by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to Purchaser or Merger Sub:     If to the Company:

        c/o UTI Corporation                MedSource Technologies, Inc.
        200 West 7th Avenue                110 Cheshire Lane, Suite 100
        Collegeville, PA 19426-0992        Minneapolis, MN 55305
        Facsimile:  (610) 489-1150         Facsimile: (952) 807-1235
        Attention:  Ron Sparks, CEO        Attention:  Rich Effress, CEO

        With a copy to:                    With a copy to:

        Hogan & Hartson L.L.P.             Jenkens & Gilchrist Parker Chapin LLP
        One Tabor Center, Suite 1500       The Chrysler Building
        1200 Seventeenth Street            405 Lexington Avenue
        Denver, CO 80202                   New York, NY 10174
        Facsimile:  (303) 899-7333         Facsimile:  (212) 704-6288
        Attention:  Christopher J. Walsh   Attention: Edward R. Mandell

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

        10.3 Amendment. Any provision of this Agreement may be amended to the extent permitted by Section 251(d) of the DGCL or waived prior to the Effective

Time, if, and only if, the amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Purchaser and Merger Sub, or in the case of a waiver, by the party against whom the waiver is to be effective.

        10.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts of such party and (b) waive any inaccuracies in the representations and warranties of such party contained herein or in any document delivered pursuant hereto. No such extension or waiver shall be deemed or construed as a continuing extension or waiver on any occasion other than the one on which such extension or waiver was granted or as an extension or waiver with respect to any provision of this Agreement not expressly identified in such extension or waiver on the same or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        10.5 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of
Section 7.6, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        10.6 Entire Agreement. This Agreement, the Confidentiality Agreement, the Company Disclosure Letter, the Purchaser Disclosure Letter and the Exhibits hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

        10.7 Fees and Expenses. Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company, Purchaser and Merger Sub hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, County of New Castle or, if under applicable Law, exclusive jurisdiction is vested in federal courts, then of the United States of America located in the District of Delaware (collectively, the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.2. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

        10.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

        10.10 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

        10.11 Interpretation. In this Agreement (including Exhibit A to this Agreement, the Company Disclosure Letter and the Purchaser Disclosure Letter), unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used in this Agreement, (a) the words "Subsidiary," "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act, (b) "Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization, including any Governmental Entity, (c) "business day" means any day other than Saturday, Sunday or any other day on which banks in the City of New York are required or permitted to close, and (d) "knowledge" means the actual knowledge, after due inquiry, of any executive officer of the Company or Purchaser, as the case may be.

        10.12 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        10.13 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

        10.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

        10.15 Obligation of Purchaser. Whenever this Agreement requires Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Purchaser to cause Merger Sub to take such action.

                            (Signature Page Follows)

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                               MEDICAL DEVICE MANUFACTURING, INC.

                               By:    /s/ Ron Sparks
                                      -------------------------------------
                               Name:  Ron Sparks
                                      -------------------------------------
                               Title: President and Chief Executive Officer
                                      -------------------------------------



                               PINE MERGER CORPORATION

                               By:    /s/ Ron Sparks
                                      -------------------------------------
                               Name:  Ron Sparks
                                      -------------------------------------
                               Title: President
                                      -------------------------------------



                               MEDSOURCE TECHNOLOGIES, INC.

                               By:    /s/ Richard J. Effress
                                      -------------------------------------
                               Name:  Richard J. Effress
                                      -------------------------------------
                               Title: Chairman and CEO
                                      -------------------------------------

                                   APPENDIX B
                                   ----------

                            OPINION OF MORGAN STANLEY


                                                                  April 27, 2004

Board of Directors
MedSource Technologies, Inc.
110 Cheshire Lane
Minneapolis, MN 55305


Members of the Board:

We understand that MedSource Technologies, Inc. ("MedSource" or the "Company"), Medical Device Manufacturing, Inc. ("Purchaser") and Pine Merger Corporation, a subsidiary of Purchaser ("Merger Sub") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 27, 2004 (the "Merger Agreement") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into MedSource. Pursuant to the Merger, MedSource will become a wholly owned subsidiary of Purchaser and each outstanding share of common stock, par value $0.01 per share ("MedSource Common Stock") of MedSource, other than shares held in treasury or held by Purchaser or any affiliate the Company or the Purchaser or as to which dissenters' rights have been perfected, will be converted into the right to receive $7.10 per share in cash. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the consideration to be received by the holders of shares of MedSource Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, other than Purchaser and its affiliates.

For purposes of the opinion set forth herein, we have:

     a) reviewed certain publicly available financial statements and other business and financial information of the Company;

     b) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     c) reviewed certain financial projections prepared by the management of the Company;

     d) discussed the ability of the Company to achieve the financial forecasts prepared by the management of the Company;

     e) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

     f) reviewed the reported prices and trading activity for MedSource Common Stock;

     g) compared the financial performance of the Company and the prices and trading activity of MedSource Common Stock with that of certain other comparable publicly-traded companies and their securities;

     h) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     i) participated in discussions and negotiations among representatives of the Company and its financial and legal advisors;

     j) reviewed the Merger Agreement, the financing commitment letters received by Purchaser and certain related documents; and

     k) performed such other analyses and considered such other factors as we have deemed appropriate.

We have assumed and relied upon without independent verification the accuracy and completeness of the information supplied or otherwise made available to us by the Company for the purposes of this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

We have been retained to provide only a financial opinion letter in connection with the Merger. As a result, we have not been involved in structuring, planning or negotiating the Merger. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and have received fees for the rendering of these services. In March 2002, Morgan Stanley acted as sole bookrunner on the initial public offering of the Company.

It is understood that this letter is for the information of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

Based upon and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of MedSource Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders, other than Purchaser and its affiliates.




                                               Very truly yours,



                                               MORGAN STANLEY & CO. INCORPORATED



                                               By: /s/ T. Sands Thompson
                                                   -----------------------------
                                                       T. Sands Thompson
                                                       Managing Director

                                   APPENDIX C
                                   ----------

                                APPRAISAL RIGHTS

                           THE GENERAL CORPORATION LAW
                                       OF
                              THE STATE OF DELAWARE

         SECTION 262. APPRAISAL RIGHTS. - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss. 251 (other than a merger effected pursuant to ss. 251(g)) of this title, ss. 252, ss. 254, ss. 257, ss. 258, ss. 263 or ss. 264 of
this title:

               (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss. 251 of this title.

               (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                    a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                    b. Shares of stock of any other  corporation,  or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                    c.  Cash  in  lieu  of   fractional   shares  or  fractional
               depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                    d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a.,
               b. and c. of this paragraph.

               (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

         (d) Appraisal rights shall be perfected as follows:

               (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

               (2) If the merger or consolidation was approved pursuant to ss. 228 or ss. 253 of this title, then, either a constituent corporation before the effective date of the merger or consolidation, or the surviving or resulting corporation within 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   APPENDIX D
                                   ----------

                          CERTIFICATE OF INCORPORATION
                                       OF
                          MEDSOURCE TECHNOLOGIES, INC.

ARTICLE 1.      NAME

         The name of this corporation is MedSource Technologies, Inc. (the "Corporation").

ARTICLE 2.      REGISTERED OFFICE AND AGENT

         The registered office of the Corporation shall be located at The Corporate Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

ARTICLE 3.      PURPOSE AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE 4.      CAPITAL STOCK

         The aggregate number of shares which the Corporation shall have the authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.


ARTICLE 5.      BOARD OF DIRECTORS

         5.1    NUMBER; ELECTION

         The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Except as otherwise provided in this Certificate of Incorporation, each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

         5.2    MANAGEMENT OF BUSINESS AND AFFAIRS OF THE CORPORATION

         The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.



ARTICLE 6.      INDEMNIFICATION

         (a) The Corporation shall, to the fullest extent permitted by section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time, indemnify each director and officer from and against any and all of the expenses, liabilities or other matters referred to in or covered by that section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (b) The right to indemnification under this Article 6 shall be a contract right and shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred by any director or officer in connection with the proceeding in advance of the final disposition of such proceeding as authorized by the Board of Directors; provided, however, that if the Board of Directors or the laws of the State of Delaware so require, the payment of expenses in advance shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this section and the laws of the State of Delaware.

         (c) No amendment of this Article 6 or the Delaware General Corporation Law shall affect the rights of an indemnitee hereunder with respect to acts arising prior to the final adoption of such amendment.

ARTICLE 7.      AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

ARTICLE 8.      RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 8.

ARTICLE 9.      LIMITATION OF LIABILITY

         The personal liability of the stockholders, directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by paragraph 7 of subsection (b) of section 102 of the Delaware General Corporation Law, as the same may be amended or supplemented from time to time.

PROXY                    MEDSOURCE TECHNOLOGIES, INC.                      PROXY




         Proxy for Special Meeting of Stockholders - ____________, 2004

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints, as proxies for the undersigned, Richard J. Effress and William J. Kullback, or either of them, with full power of substitution, to vote all shares of the capital stock of MedSource Technologies, Inc., a Delaware corporation (the "Company"), that the undersigned is entitled to vote at the Company's special meeting of stockholders to be held on ___________, _______________, 2004, at 10:00 a.m., local time, at
________________  ____________________________________,  receipt  of  notice  of which meeting and the proxy statement accompanying the same being hereby acknowledged by the undersigned, and at any adjournments or postponements thereof, upon the matters described in the notice of meeting and proxy statement and upon such other business as may properly come before the meeting or any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

         Each properly executed proxy will be voted in accordance with the specifications made below and in the discretion of the proxies on any other matter that may come before the meeting. Where no choice is specified, this proxy will be voted FOR each of the proposals set forth below.

The Board of Directors recommends a vote FOR Proposals 1 and 2

1. To adopt the Agreement and Plan of Merger, dated as of April 27, 2004, among MedSource Technologies, Inc., Medical Device Manufacturing, Inc., a Colorado corporation, and Pine Merger Corporation, a Delaware corporation, as it may be amended from time to time.

         |_|  FOR                   |_| AGAINST                 |_| ABSTAIN


2. Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to adopt the merger agreement at the time the special meeting is convened or to allow additional time for the satisfaction of conditions to the merger.

         |_|  FOR                   |_| AGAINST                 |_| ABSTAIN


PLEASE MARK THIS PROXY ON THIS SIDE AND DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                                   The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1 and FOR Proposal 2 and in accordance with the discretion of the named proxies on such other matters as may properly come before the meeting.

                                   Dated: ______________________________, 2004

                                   --------------------------------------------

                                   --------------------------------------------
                                                    Signature(s)

                                   (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

PLEASE MARK THIS PROXY ON THE REVERSE SIDE AND DATE AND SIGN THIS PROXY ON THIS SIDE